Exhibit 4.1

INDENTURE

Dated as of July 14, 2021

between

STARWOOD PROPERTY TRUST, INC.
as Issuer,

and

THE BANK OF NEW YORK MELLON,
as Trustee

3.625% Senior Notes due 2026

TABLE OF CONTENTS

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01.	Definitions	1
SECTION 1.02.	Other Definitions	43
SECTION 1.03.	Incorporation by Reference of Trust Indenture Act	44
SECTION 1.04.	Rules of Construction; Calculation Date for Basket or Ratio	45

ARTICLE 2

The Notes

ARTICLE 3

Redemption

i

ARTICLE 4

Covenants

Appendix A – Transfer Restrictions

Exhibit A – Form of Note

Exhibit B – Form of Supplemental Indenture

Exhibit C – Form of Transfer Certificate for Transfer or Exchange from Rule 144A Global Note to Regulation S Global Note prior to the Expiration of the Distribution Compliance Period

Exhibit D – Form of Transfer Certificate for the Transfer or Exchange from Rule 144A Global Note to Regulation S Global Note after the Expiration of the Distribution Compliance Period

Exhibit E – Form of Transfer Certificate for Transfer or Exchange from Regulation S Global Note to Rule 144A Global Note prior to the Expiration of the Distribution Compliance Period

Exhibit F – Form of Transfer Certificate for Other Transfers and Exchanges

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	7.06; 11.02
	(b)(2)	7.06
	(c)	7.06; 11.02
	(d)	7.06
314	(a)	4.09; 4.10; 7.06; 11.02
	(b)	4.10; 7.02; 11.02
	(c)(1)	7.02
	(c)(2)	7.02
	(c)(3)	N.A.
	(d)	1.03; 7.02
	(e)	11.05
	(f)	N/A
315	(a)	7.01
	(b)	7.05; 11.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	11.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
318	(a)	11.01

N.A. Means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE dated as of July 14, 2021 (this “Indenture”) between STARWOOD PROPERTY TRUST, INC., a Maryland corporation (the “Company”), and THE BANK OF NEW YORK MELLON, as Trustee (the “Trustee”).

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 3.625% Senior Notes due 2026 to be issued, from time to time, as provided in this Indenture:

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“Accounting Change” has the meaning set forth in the definition of “GAAP.”

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed by the Company or any of its Subsidiaries in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such merger, consolidation or acquisition. Acquired Indebtedness shall be deemed to have been incurred on the date such Person becomes a Subsidiary of the Company or merges or consolidates with or into the Company or any of its Subsidiaries or the date of the assumption of such Indebtedness by the Company or any of its Subsidiaries, as applicable.

“Acquisition” means any acquisition or other Investment (including by way of merger, amalgamation or consolidation) by the Company or any of its Subsidiaries and any related incurrence of Indebtedness (including the incurrence of Acquired Indebtedness).

“Additional Notes” means additional 3.625% Senior Notes due 2026 originally issued under this Indenture after the Issue Date.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. As used in the immediately preceding sentence and in the definition of “Subsidiary,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

“Applicable Rating Agencies” means, at the option of the Company and at any time, (1) the two Rating Agencies most recently selected by the Company in its sole discretion to be the Applicable Rating Agencies or (2) the three Rating Agencies most recently selected by the Company in its sole discretion to be the Applicable Rating Agencies. For purposes of clarity, it is understood and agreed that the Company may, from time to time and in its sole discretion, determine whether there shall be two or three Applicable Rating Agencies and select or change the Rating Agencies which shall be the Applicable Rating Agencies.

“Associate” means, at any time, any Person, other than a Subsidiary of the Company, in which the Company or a Subsidiary of the Company holds, owns or acquires an ownership interest (whether by holding, owning or acquiring Capital Stock or otherwise) at such time.

“Board of Directors” means, as to any Person, the board of directors, managers or trustees or other governing body of such Person (or, if such Person is a partnership or limited liability company that does not have such a governing body, the board of directors, managers or trustees or other governing body of any direct or indirect general partner of such partnership or of any direct or indirect managing member or other managing Person of such limited liability company) or any duly authorized committee thereof.

“Borrowing Base Credit Agreement” means the Third Amended and Restated Credit Agreement dated as of February 28, 2018 among Starwood Property Mortgage Sub-10, L.L.C., Starwood Property Mortgage Sub-10-A, L.L.C., the Company, the other subsidiaries of the Company party thereto, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent, and any other parties thereto from time to time, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means:

(1)            with respect to any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of or in its corporate stock or, if such Person is not a corporation, its equity; and

(2)            with respect to any Person that is a business trust, any and all beneficial ownership interests (however designated and whether or not voting) in such Person;

in each case including each class or series of Common Stock and Preferred Stock of such Person but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the items referred to in clauses (1) or (2) above.

“Cash Management Obligations” means obligations of the Company or any Subsidiary of the Company in relation to (1) treasury, depository or cash management services, arrangements or agreements (including, without limitation, credit, debt or other purchase card programs and intercompany cash management services) or any automated clearinghouse (“ACH”) transfers of funds (including reimbursement and indemnification obligations with respect to letters of credit or similar instruments), and (2) netting services, overdraft protections, controlled disbursement, ACH transactions, return items, interstate deposit network services, supplier services, cash pooling and operational foreign exchange management, Society for Worldwide Interbank Financial Telecommunication transfers and similar programs.

“Change of Control” means:

(1)            the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) that any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than the Company or any of its Subsidiaries, is or has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of Voting Stock of the Company representing more than 50% of the combined voting power of all of the outstanding Voting Stock of the Company; or

(2)            the sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (other than (i) sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case in the ordinary course of business and (ii) any Required Asset Sale) to any Person (other than the Company and/or one or more Subsidiaries of the Company).

Notwithstanding the foregoing, (I) a transaction will not be deemed to be a Change of Control if (1) the Company becomes a direct or indirect Wholly Owned Subsidiary of a parent entity and (2) either (A) the direct or indirect holders of the outstanding Voting Stock of such parent entity immediately following that transaction are substantially the same as the holders of the outstanding Voting Stock of the Company immediately prior to that transaction or (B) immediately following that transaction no Person (other than a parent entity satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of all of the outstanding Voting Stock of such parent entity and (II) the reference in clause (2) of the immediately preceding paragraph to sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets in the ordinary course of business shall include, without limitation, any sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets (A) that are made (x) to any Securitization Entity for the purpose of enabling such Securitization Entity to securitize the assets so sold, transferred, conveyed or disposed of or enabling such Securitization Entity to issue Non-Recourse Indebtedness secured by such assets or to enter into any Repurchase Agreements with respect to such assets or (y) to any Person pursuant to a Repurchase Agreement that is otherwise permitted (or not prohibited) by this Indenture, under which such Person is a buyer of Repurchase Agreement Assets, and (B) that the Company in good faith determines to be consistent with past practice of the Company or any of its Subsidiaries or to reflect customary or accepted practice in the businesses, industries or markets in which the Company or any of its Subsidiaries operates or reasonably expects to operate or that reflect reasonable extensions, expansions, evolutions or developments of any of the foregoing (including, without limitation, by way of new transactions or structures), and as a result, none of the foregoing shall constitute a Change of Control.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Commercial Financing Credit Agreement” means the Master Loan and Security Agreement dated as of March 30, 2020 among Starwood Property Mortgage Sub-28, L.L.C. and Starwood Property Mortgage Sub-28-A, L.L.C., as borrowers, and Wells Fargo Bank, N.A., London Branch, as lender, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“Commodity Agreement” means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities or to otherwise manage commodity prices or the risk of fluctuations in commodity prices.

“Common Stock” means, with respect to (a) any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether voting or non-voting) of or in such Person’s common stock or, if such Person is not a corporation, its common equity or (b) any Person that is a business trust, any and all common beneficial ownership interests (however designated and whether voting or non-voting) in such Person, in each case including, without limitation, all series and classes of such common stock, other common equity or common beneficial ownership interests, as the case may be, but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the foregoing. The determination of whether any beneficial ownership interests or equity constitute common beneficial ownership interest or common equity, respectively, shall be made by the Company in good faith.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated EBITDA” means, with respect to any Person and for any period, the Consolidated Net Income of such Person plus or minus, as the case may be, the following items (without duplication):

(1) plus, to the extent Consolidated Net Income has been reduced thereby (without duplication):

(a)            Consolidated Income Taxes;

(b)            Consolidated Interest Expense;

(c)            depreciation, depletion and amortization;

(d)            restructuring or severance charges or expenses;

(e)            any fees and expenses (including any transaction or retention bonus) incurred during such period, or any amortization thereof for such period, in connection with the acquisition (including, without limitation, by merger, consolidation or acquisition of Capital Stock) of Investments or other securities or assets, including any such acquisition consummated prior to the Issue Date and any such acquisition undertaken but not completed, and any charges or non-recurring costs incurred during such period as a result of any such acquisition; and

(f)            dividends and distributions paid or made on, or in respect of, partnership interests, limited liability company interests, Capital Stock, beneficial ownership interests, participations, equity interests or other equivalents (however designated and whether voting or non-voting) of any Subsidiary of the Company originally issued in exchange for, or as consideration for, (i) any real property or any interests (including, without limitation, leasehold interests) in real property or in each case any improvements thereon or accessions thereto and/or (ii) any partnership interests, limited liability company interests, Capital Stock, beneficial ownership interests, participations, equity interests or other equivalents (however designated and whether voting or non-voting) of any entity that owns or controls, directly or indirectly, any real property or any interests (including, without limitation, leasehold interests) in real property or in each case any improvements thereon or accessions thereto;

(2) plus, to the extent Consolidated Net Income has been reduced thereby, or minus, to the extent Consolidated Net Income has been increased thereby (without duplication):

(a)            any extraordinary or non-recurring gain (or extraordinary or non-recurring loss or charge), together with any related provision for taxes on any such extraordinary or non-recurring gain (or the tax effect of any such extraordinary or non-recurring loss or charge);

(b)            impairment charges, reserves and write-offs and reversals of any of the foregoing;

(c)            any non-cash income or loss attributable to the application of mark-to-market accounting;

(d)            after-tax gains and after-tax losses from sales, conveyances, transfers, assignments or other dispositions (including, without limitation, by merger or consolidation) of Investments or other securities or assets, in each case excluding the effect of any cumulative mark to market gains or losses;

(e)            income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued, but not including revenues, expenses, gains and losses relating to real estate properties sold or held for sale, even if they were classified as attributable to discontinued operations under the provisions of FASB Accounting Standards Codification 205 (or any successor or replacement provisions thereto), as the same may be amended, modified and/or supplemented from time to time);

(f)            any gain or loss arising from the early extinguishment of any Indebtedness in connection with, and any fees, premiums, expenses or other charges relating to, the Transactions or any Refinancing, redemption, purchase (including, without limitation, by tender offer), retirement, repayment, defeasance or discharge on, prior to, or subsequent to the Issue Date of any Indebtedness of such Person or any of its Subsidiaries, including the amortization or write-off of debt issuance costs and debt discount and fees, costs and other expenses incurred in connection with entering into, settling or terminating obligations under Interest Rate Agreements in connection with any of the foregoing;

(g)            any non-cash compensation charges arising from the grant of, issuance, vesting, exercise or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards;

(h)            the cumulative effect of a change in accounting principles; and

(i)            any unrealized foreign currency transaction gains or losses in respect of Indebtedness denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets or liabilities denominated in foreign currencies;

all determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person and as of any date of determination (the “Determination Date”), the ratio of Consolidated EBITDA of such Person for the most recent Four Quarter Period ending on or prior to such Determination Date for which financial statements are available to Consolidated Fixed Charges of such Person for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to the following (without duplication):

(1)            the incurrence of the Indebtedness, if any, by such Person or any of its Subsidiaries giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio and (x) any repayment, repurchase, defeasance, redemption or other discharge (collectively, for purposes of this definition, “repayment”; the terms “repay” and “repaid” shall have correlative meanings for purposes of this definition) of any Indebtedness with the proceeds of the Indebtedness to be incurred or in connection with the transactions pursuant to which such Indebtedness is to be incurred or the transactions giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio, as the case may be, and (y) any purchase or other acquisition or origination of any Investments, Persons or other securities or assets made or to be made by such Person or any of its Subsidiaries (in one transaction or a series of related transactions and including, without limitation, by merger, consolidation, acquisition of Capital Stock or otherwise) with the proceeds of the Indebtedness to be incurred or in connection with the transactions pursuant to which such Indebtedness is to be incurred or the transactions giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio, as the case may be (including, without limitation, any Consolidated EBITDA attributable to the Investments, Persons or other securities or assets which are being purchased, acquired or originated as aforesaid), in each case as if such incurrence, repayment, purchase, acquisition or origination, as the case may be, had occurred on the first day of the Four Quarter Period;

(2)            the incurrence and repayment of any Indebtedness of such Person or any of its Subsidiaries (other than the incurrence or repayment of any Indebtedness which is covered by clause (1) above), including any repayment of any Indebtedness with the proceeds from the incurrence of Indebtedness covered by this clause (2) or in connection with the related transaction referred to in clause (3) of this definition, in each case that occurred during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Determination Date, as if such incurrence or repayment had occurred on the first day of the Four Quarter Period, but only to the extent the incurrence or repayment of such Indebtedness was made in connection with a transaction or series of related transactions described in clause (3) below that meets the significance test set forth in such clause (3); provided, however, that such calculation shall not give pro forma effect to the incurrence of any Indebtedness described in this clause (2) if such Indebtedness is not outstanding as of the Determination Date; and

(3)            any sale or other disposition or any purchase or other acquisition or origination of any Investments, Persons or other securities or assets (other than any purchase, acquisition or origination covered by clause (1) above) made by such Person or any of its Subsidiaries (including, without limitation, by merger, consolidation, acquisition of Capital Stock or otherwise) in one transaction or a series of related transactions during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Determination Date (including, without limitation, any Consolidated EBITDA attributable to the Investments, Persons or other securities or assets which were sold, disposed of, purchased, acquired or originated as aforesaid), in each case as if such sale, disposition, purchase, acquisition or origination had occurred on the first day of the Four Quarter Period, but, anything in this clause (3) to the contrary notwithstanding, only if the Investments, Persons or other securities or assets sold, disposed of, purchased, acquired or originated in such transaction or such series of related transactions, as the case may be, met, at the time of such transaction or series of related transactions (or, at the option of the Company, would have met, as of the last day of the Four Quarter Period), the conditions specified in clause (1)(ii) or (1)(iii) of Rule 1-02(w) of Regulation S-X promulgated by the SEC (as such Rule is in effect on June 1, 2021 but substituting 20% for 10% each place 10% appears in such Rule and assuming that the Company was the “registrant” and that the Investments, Persons or other securities or assets sold, disposed of, purchased, acquired or originated in such transaction or series of related transactions constituted a “subsidiary” of the Company within the meaning of such Rule), with the calculation of whether any such conditions are met to be made in accordance with GAAP.

If any Indebtedness bears a floating rate of interest and if pro forma effect is being given to the incurrence of such Indebtedness, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Determination Date had been the applicable rate for that portion of the Four Quarter Period during which such Indebtedness was not outstanding (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness bears an interest rate chosen at the option of the Company and if pro forma effect is being given to the incurrence of such Indebtedness, the interest rate shall be calculated by applying such optional rate chosen by the Company for that portion of the Four Quarter Period during which such Indebtedness was not outstanding. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by the Company and such pro forma calculations may include, for the avoidance of doubt and at the Company’s sole discretion, cost savings and expense reductions relating to any transaction which is being given pro forma effect (x) that have been or are expected to be realized within 12 months after the date of such transaction and/or (y) that are determined in accordance with Regulation S-X (as in effect on December 31, 2020) under the Securities Act.

In making any pro forma calculation, the amount of Indebtedness under any revolving credit facility outstanding on the applicable Determination Date (other than any Indebtedness being incurred under such facility in connection with a transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio) will be deemed to be:

(i)            the average daily balance of such Indebtedness during the applicable Four Quarter Period or such shorter period for which such facility was outstanding, or

(ii)            if such facility was created after the end of such Four Quarter Period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to such Determination Date.

Notwithstanding anything to the contrary herein, in the event that any Indebtedness (or any portion thereof) is incurred pursuant to, or any other transaction (including, without limitation, any merger, consolidation, or acquisition or disposition of Capital Stock, Investments or other assets or property) must comply with or is undertaken or consummated in reliance on, a covenant, basket, exception, test or other provision in this Indenture requiring compliance with a ratio or a test or limitation determined on the basis of a ratio (including, without limitation, the Consolidated Fixed Charge Coverage Ratio), such ratio shall be calculated without giving effect to any substantially contemporaneous incurrence of any other Indebtedness (other than Indebtedness incurred pursuant to clause (11) of the definition of Permitted Indebtedness).

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)            Consolidated Interest Expense (excluding any amortization of debt discount or expense); plus

(2)            the amount of all cash dividend payments on any Disqualified Capital Stock of such Person and any Preferred Stock of any Subsidiary (other than any Subsidiary that guarantees payment of the Notes) of such Person (in each case other than dividends paid or payable in Capital Stock that is not Disqualified Capital Stock and dividends paid to such Person or any of its Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period, all determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person and its Subsidiaries by any governmental authority, which taxes or other payments are calculated by reference to the income or profits or capital of such Person and/or any of its Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income of such Person for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes, computed on a consolidated basis in accordance with GAAP but excluding reserves related to uncertain tax positions.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)            the aggregate amount of interest expense of such Person and its Subsidiaries for such period; and

(2)            to the extent not already included in clause (1), the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (or loss) of such Person and its Subsidiaries before the payment of dividends on Preferred Stock for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” of any Person means the consolidated stockholders’ equity (or, if such Person is not a corporation, the consolidated equity interests of its partners, members or other equity owners) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person and Capital Stock of such Person’s consolidated Subsidiaries not owned, directly or indirectly, by such Person.

“Corporate Trust Office” means the corporate trust office of the Trustee located at The Bank of New York Mellon, Attention: Corporate Trust Administration, 240 Greenwich Street, Floor 7E, New York, New York 10286, or such other office in New York, New York designated by the Trustee by written notice to the Company, at which at any particular time its corporate trust business shall be administered.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Company, any of its Subsidiaries or any Securitization Entity for the purpose of providing credit support (that is reasonably customary as determined by the Company) with respect to any Indebtedness permitted or not prohibited by this Indenture, including, without limitation, any agreements pursuant to which the Company or any of its Subsidiaries agrees to maintain a certain level of investment in a Securitization Entity for the purposes of complying with any rules or regulations of the SEC or any other applicable laws, rules or regulations relating to risk-retention requirements in connection with securitization transactions.

“Credit Facilities” means, with respect to the Company or any Subsidiary of the Company, any debt, credit, loan, warehousing, securitization or repurchase facilities or agreements (including, without limitation, the Existing Credit Agreements, any Subsequent Credit Agreement (if entered into), the Existing Repurchase Agreements, any Subsequent Repurchase Agreement (if entered into) and any other Repurchase Agreements), commercial paper or overdraft facilities or agreements, indentures, or other instruments and agreements (any or all of which may be outstanding at the same time), in each case with banks or other lenders, financial institutions, brokers, dealers, trustees, agents, buyers, sellers or other Persons, and any notes, bonds, debentures or similar instruments, in each case providing for, evidencing, creating or pursuant to which there may be incurred, issued, evidenced, secured or created revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to banks, lenders, investors or other Persons or to special purpose entities formed to borrow from banks, lenders, investors or other Persons against such receivables), securitizations, letters of credit, sales and repurchases of Investments or other securities or assets, or other Indebtedness, together in each case with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case whether in effect on the Issue Date or entered into or assumed thereafter and in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other agreement or arrangement designed to protect against fluctuations in currency values or otherwise manage currency exchange rates or currency exchange rate risk.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Debt Securities” means unsecured debt securities (other than the Notes) of the Company or any of its Domestic Subsidiaries (other than any Domestic Subsidiary that is an Excluded Subsidiary or Securitization Entity) issued by the Company or such Domestic Subsidiary or, in the case of unsecured debt securities as to which the Company and any such Domestic Subsidiary are co-issuers or co-obligors, both of them, as the case may be, in a public offering registered pursuant to the Securities Act or in an offering exempt from such registration pursuant to Rule 144A and/or Regulation S thereunder. For purposes of clarity it is understood and agreed that a Debt Security which was unsecured but that shall thereafter be secured shall cease to be a “Debt Security” within the meaning of the foregoing definition so long as it is secured.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depositary” means DTC or any successor depositary for the Global Notes.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors, if any (the “Performance References”).

“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event:

(1)            matures or is mandatorily redeemable in each case for cash or in exchange for Indebtedness (pursuant to a sinking fund obligation or otherwise); or

(2)            is redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of such Capital Stock in whole or in part,

in each case on or prior to the earlier of (a) the stated maturity date of the Notes or (b) the date on which there are no Notes outstanding; provided, however, that (i) only the portion of such Capital Stock which so matures or is mandatorily redeemable or is so exchangeable, redeemable or repurchasable at the option of the holder thereof prior to the earlier of such dates will be deemed to be Disqualified Capital Stock, (ii) any Capital Stock that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require such Person to redeem, repay, exchange or repurchase such Capital Stock upon the occurrence of a change of control triggering event, change of control, fundamental change or similar event (howsoever defined or referred to) shall not constitute Disqualified Capital Stock if any such redemption, repayment, exchange or repurchase obligation is subject to compliance by the relevant Person with Section 4.06 of this Indenture, (iii) any options, warrants and contracts (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of Capital Stock, and any securities (other than Capital Stock) convertible into or exchangeable for any shares of Capital Stock, shall not constitute Disqualified Capital Stock, (iv) Capital Stock will not be deemed to be Disqualified Capital Stock as a result of provisions in any stock option plan, restricted stock plan, or other equity incentive plan or any award or agreement issued or entered into thereunder that requires such Person or any of its Subsidiaries, or gives any current or former employee, director or consultant or their heirs, executors, administrators or assigns the right to require such Person or any of its Subsidiaries, to purchase, redeem or otherwise acquire or retire for value or otherwise Capital Stock or any other equity awards (including, without limitation, options, warrants or other rights to purchase or acquire Capital Stock, restricted stock and restricted stock units) issued or issuable under any such plan, award or agreement; and (v) Capital Stock will not constitute Disqualified Capital Stock to the extent that such Person or any of its Subsidiaries has the option of paying for such Capital Stock at maturity, upon mandatory redemption, or upon any redemption, exchange or repurchase at the option of the holder of such Capital Stock, as the case may be, with Capital Stock (other than Disqualified Capital Stock) of such Person, any other Person of which such Person is a Subsidiary or any of their respective Subsidiaries.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means any of the following Subsidiaries of the Company, whether any such Subsidiary is in existence on the Issue Date or is formed or acquired or becomes a Subsidiary of the Company thereafter: (i) a Subsidiary of the Company that is prohibited, in the good faith judgment of the Company, from providing a Guarantee of the Notes or from incurring or having Indebtedness by any law, rule or regulation, or by any judgment, order, decree, pronouncement, interpretation or other action of any court, government, or governmental or administrative authority or official or arbitrator having jurisdiction over such Subsidiary or the Company, (ii) any Subsidiary of the Company that, in the good faith judgment of the Company, is prohibited from providing a Guarantee of the Notes or from incurring or having Indebtedness by any instrument or agreement (as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time) to which the Company or any Subsidiary of the Company is a party or by which any of them is bound or by any Organizational Documents (as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time) of any such Subsidiary or (iii) any Subsidiary of the Company if its providing a Guarantee of the Notes would require or would be reasonably likely to require, in the good faith judgment of the Company, the Company or any Subsidiary of the Company to register as an “investment company” under the Investment Company Act or would cause or would be reasonably likely to cause, in the good faith judgment of the Company, the Company or any Subsidiary of the Company to become subject to regulation under the Investment Company Act. For purposes of clarity, it is understood and agreed that a Subsidiary of the Company that is not an Excluded Subsidiary may at any time become an Excluded Subsidiary in accordance with the provisions of the foregoing sentence.

“Existing Convertible Senior Notes” mean the Company’s 4.375% Convertible Senior Notes due 2023.

“Existing Credit Agreements” means the Borrowing Base Credit Agreement, the Commercial Financing Credit Agreement, the Infrastructure Lending Business Acquisition Credit Agreement, the Mortgage Loans Warehouse Facility Agreement, the Revolving Facility Credit Agreement, the Sub-24 Loan Agreement, the Sub-5 Infrastructure Financing Credit Agreement, the Sub-6 Infrastructure Financing Credit Agreement and the Term Loan Credit Agreement.

“Existing Repurchase Agreements” means all Repurchase Agreements to which the Company or any of its Subsidiaries is a party as of the Issue Date, in each case together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“Existing Senior Notes” means the Company’s 5.000% Senior Notes due 2021, 5.500% Senior Notes due 2023 and 4.750% Senior Notes due 2025.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Company in good faith.

“FASB” means the Financial Accounting Standards Board or any successor thereto.

“Fitch” means Fitch Ratings Inc. or any successor to the credit ratings business thereof.

“Foreign Subsidiary” means, with respect to any Person, (a) any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary (including any Subsidiary that would otherwise be a Domestic Subsidiary) of such Subsidiary, (b) any Subsidiary of such Person that has no material assets (with the determination of materiality to be made in good faith by the Company) other than Capital Stock of (or Capital Stock of and debt obligations owed or treated as owed by) one or more Foreign Subsidiaries (or Subsidiaries thereof), and (c) any Subsidiary (including any Subsidiary that would otherwise be a Domestic Subsidiary) of such Person that owns any Capital Stock of a Foreign Subsidiary if its providing a Guarantee of the Notes could reasonably be expected, in the good faith judgment of the Company, to cause any earnings of such Foreign Subsidiary, as determined for U.S. federal income tax purposes, to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent for U.S. federal income tax purposes.

“Four Quarter Period” means, with any respect to any Person, any period of four consecutive fiscal quarters of such Person.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, consistently applied; provided that, (I) notwithstanding the foregoing but subject to clause (II) of this proviso, for purposes of determining compliance with any covenant (including the computation under any financial covenant and any related definitions) contained in this Indenture or the amount of Indebtedness (including, without limitation, for purposes of clause (4) of the first paragraph of Section 6.01) or other liabilities, assets, stockholders (or other) equity, net worth, revenues, expenses or net income (loss) of any Person or any of its Subsidiaries or any other amounts appearing in, derived from or used in compiling or preparing, the financial statements (including notes thereto) of any Person and/or any of its Subsidiaries, or making any financial or accounting computation or determination relevant to any Person or any of its Subsidiaries, (a) leases shall be classified and accounted for in accordance with FASB Accounting Standards Codification (“ASC”) 840 as in effect on December 31, 2018, (b) Indebtedness of any Person and its Subsidiaries shall exclude the effects of ASC 825 and ASC 470-20 (or any successor or replacement provisions thereto), as the same may be amended, modified and/or supplemented from time to time, on financial liabilities, (c) no effect shall be given to ASC 326 (or any successor or replacement provisions thereto), as the same may be amended, modified and/or supplemented from time to time, (d) the Company shall make such adjustments as it determines in good faith are necessary to remove the impact of consolidating any variable interest entities under the requirements of ASC 810 or transfers of financial assets accounted for as secured borrowings under ASC 860, as both of such ASC sections are in effect on the Issue Date and (e) if any Person shall own, directly or indirectly, less than 100% of the outstanding Common Stock of any Subsidiary of such Person, then only a pro rata portion of the Indebtedness, other liabilities, assets, stockholders (or other) equity, net worth, revenues, expenses or net income (loss) of such Subsidiary or any other amounts relevant to such Subsidiary appearing in, derived from or used in compiling or preparing the financial statements (including notes thereto) of such Subsidiary or of such Person and/or any of its Subsidiaries, as applicable, shall be included for purposes of determining compliance with any such covenant or determining any such amount or making any such financial or accounting computation or determination referred to above, such pro rata portion to be proportionate to the percentage of the outstanding Common Stock of such Subsidiary owned, directly or indirectly, by such Person (or, at the option of such Person, proportionate to such Person’s total direct and indirect participation or economic interests (expressed as a percentage) in the stockholders (or other) equity or net income (loss) of such Subsidiary or in any other amount or item referred to above or relevant to such Subsidiary or any such determination or computation) and (II) clause (I) of this proviso shall not be applicable for purposes of the Financial Reports and other reports and information to be delivered by the Company pursuant to Section 4.09. For the avoidance of doubt, revenues, expenses, gains and losses that are included in results of discontinued operations because of the application of ASC 205 (or any successor or replacement provisions thereto), as the same may be amended, modified and/or supplemented from time to time, will be treated as revenues, expenses, gains and losses from continuing operations. If there occurs a change in GAAP, and such change would cause a change in the method of calculation of any standards, terms or measures used in this Indenture (an “Accounting Change”), then the Company may elect that such standards, terms or measures shall be calculated as if such Accounting Change had not occurred.

“Global Note” means a Note in registered global form without coupons, registered in the name of a Depositary or its nominee.

“Guarantee” means, individually, any guarantee of the Notes by a Guarantor pursuant to the terms of this Indenture and, collectively, all such guarantees of the Notes by Guarantors pursuant to the terms of this Indenture, in each case as any such guarantees may be amended or supplemented from time to time.

“Guaranteed Principal Amount” means, with respect to any Domestic Subsidiary of the Company (other than any Domestic Subsidiary that is an Excluded Subsidiary or Securitization Entity) and as of any date, the aggregate principal amount (without duplication) as of such date of (a) all outstanding Debt Securities of the Company for whose payment the Company and such referent Domestic Subsidiary are jointly and severally liable as co-issuers or co-obligors, (b) all outstanding Debt Securities of the Company the payment of which is guaranteed by such referent Domestic Subsidiary, (c) all outstanding Debt Securities of such referent Domestic Subsidiary the payment of which is guaranteed by the Company and (d) all outstanding Guaranteed Subsidiary Debt Securities issued by other Domestic Subsidiaries of the Company (other than Domestic Subsidiaries that are Excluded Subsidiaries or Securitization Entities) the payment of which is guaranteed by such referent Domestic Subsidiary.

“Guaranteed Subsidiary Debt Securities” means Debt Securities issued by any Domestic Subsidiary of the Company (other than any Domestic Subsidiary that is an Excluded Subsidiary or a Securitization Entity) the payment of which is guaranteed by the Company; provided that any such Debt Security will cease to be a Guaranteed Subsidiary Debt Security upon the release, termination, suspension or discharge of the Company’s guarantee thereof.

“Guarantor” means each Domestic Subsidiary of the Company, if any, that guarantees the payment of the Notes pursuant to the terms of this Indenture; provided that no Excluded Subsidiary or Securitization Entity shall be deemed to be, or shall be required to become, a Guarantor; and provided, further, that, upon release or discharge of any such Domestic Subsidiary from its Guarantee of the Notes, or upon the termination of any such Guarantee, in accordance with this Indenture, such Domestic Subsidiary shall cease to be a Guarantor.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“incur” has the meaning set forth in Section 4.07(a). The terms “incurred” and “incurring” shall have correlative meanings.

“Indebtedness” means with respect to any Person, without duplication:

(1)            the principal amount of indebtedness of such Person for borrowed money;

(2)            the principal amount of indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)            all Capitalized Lease Obligations of such Person;

(4)            all payment obligations of such Person issued or assumed as the deferred purchase price of property and all payment obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (but, in each case, excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business and any earn-out or similar obligations and also excluding all obligations other than those relating to payment of the purchase price of the applicable property or assets);

(5)            the principal component of all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (except in each case to the extent such obligations relate to trade payables or other accrued liabilities arising in the ordinary course of business);

(6)            Indebtedness of other Persons of the types referred to in clauses (1) through (5) above and clauses (8) and (10) below to the extent (and only to the extent) guaranteed by such referent Person;

(7)            Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such referent Person, the amount of such Indebtedness of such referent Person being deemed to be the lesser of the fair market value of such property or asset and the amount of the Indebtedness of such other Person so secured;

(8)            all net payment obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements of such Person, other than obligations incurred or agreements entered into for hedging purposes;

(9)            all outstanding Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and, if such Disqualified Capital Stock is subject to repurchase at the option of holder, its maximum fixed repurchase price (or, if such Disqualified Capital Stock does not have a liquidation preference or a maximum fixed repurchase price, its estimated repurchase price as determined by the Company in good faith), but excluding in each case accrued dividends and premium, if any (for purposes of this clause (9), “fixed repurchase price” shall mean a price specified as a fixed amount in U.S. dollars or other applicable currency); and

(10)            all repurchase obligations (excluding accrued interest or any portion of such obligations representing accrued interest) of such Person under Repurchase Agreements to which it is party.

For purposes of determining the amount of Indebtedness under any covenants, definitions or other provisions of this Indenture, (a) guarantees of, and obligations in respect of letters of credit, bankers’ acceptances and other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included and the incurrence or creation of any such guarantees, obligations or Liens shall not be deemed to be the incurrence of Indebtedness; (b) unless otherwise expressly provided in this Indenture, the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and (c) if any Person shall own, directly or indirectly, less than 100% of the outstanding Common Stock of any Subsidiary of such Person, then only a pro rata portion of the Indebtedness, of such Subsidiary shall be included for purposes of determining the amount of Indebtedness of such Person and its Subsidiaries on a consolidated basis, such pro rata portion to be determined as set forth in the definition of GAAP. For purposes of clarity, it is understood and agreed that, anything in this Indenture to the contrary notwithstanding, Indebtedness of variable interest entities (within the meaning of GAAP) shall not be deemed Indebtedness of any Person or any of its Subsidiaries. For purposes of determining compliance with any U.S. dollar-denominated restriction (including, without limitation, those set forth in any definition) on the amount or incurrence of any Indebtedness, the U.S. dollar-equivalent amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount (or, if incurred with original issue discount, the issue price) of such Refinancing Indebtedness does not exceed the principal amount (or if incurred with original issue discount, the accreted value) of such Indebtedness being Refinanced plus any additional Indebtedness incurred to pay interest or dividends thereon plus the amount of any premium (including tender premiums), defeasance costs and any fees and expenses incurred in connection with the incurrence of such Refinancing Indebtedness; and provided, further, notwithstanding anything to the contrary set forth in Section 4.07, Section 4.08, the definition of “Permitted Indebtedness” or elsewhere in this Indenture, the maximum amount of Indebtedness that the Company and its Subsidiaries may incur pursuant to Section 4.07 and such definition shall not be deemed to be exceeded, nor shall the Company be deemed to have breached its obligations under Section 4.08, solely as a result of fluctuations in currency exchange rates. Subject to the foregoing, the principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness and Indebtedness being Refinanced are denominated that is in effect on the date of such Refinancing. Unsecured Indebtedness shall not be treated as subordinated or junior to secured Indebtedness merely because such Indebtedness is unsecured. In calculating the U.S. dollar-equivalent amount of Indebtedness denominated in a foreign currency, the Company may, at its option, take into account any Currency Agreement applicable to such Indebtedness. For purposes of clarity, it is understood and agreed that, anything in this Indenture to the contrary notwithstanding, the term “Indebtedness” shall not include any commitment to make loans, advances or other Investments, or to purchase Investments, Persons or other securities or assets.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means any accounting firm, investment advisory firm, valuation firm, consulting firm, appraisal firm, investment bank, bank, trust company or similar entity of recognized standing selected by the Company from time to time.

“Infrastructure Lending Business Acquisition Credit Agreement” means the Credit Agreement dated as of September 19, 2018 among SPT Infrastructure Finance Sub-1, LLC, SPT Infrastructure Finance Sub-2, Ltd. and SPT Infrastructure Finance Sub-3, LLC, as borrowers, SPT Infrastructure Finance Holdings, LLC, as pledgor, MUFG Bank, Ltd., as administrative agent, the lenders party thereto from time to time and the other parties thereto from time to time, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“Initial Purchasers” means J.P. Morgan Securities LLC, Morgan Stanley & Co.. LLC, BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and Evercore Group L.L.C.

“Insolvency Event” means, with respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any part of its assets or property in an involuntary case under any applicable Insolvency Law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any applicable Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of any action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Intercompany Indebtedness” means Indebtedness of the Company or any of its Subsidiaries owing to the Company or any of its Subsidiaries.

“interest” means, with respect to any Note, interest payable on such Note.

“Interest Payment Date” means January 15 and July 15 of each year.

“Interest Rate Agreement” means any interest rate swap, cap, floor, collar, hedge or similar agreements and any other agreement or arrangement designed to manage interest rates or interest rate risk.

“Investment” means any direct or indirect loan, loan origination or other extension of credit (including, without limitation, a guarantee), any capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness, any servicing rights, any real property or interests in real property (including, without limitation, improvements, fixtures and accessions thereto and ground leases), and any other investment assets (whether tangible or intangible). “Investment” shall exclude extensions of trade credit in the ordinary course of business, but, unless otherwise expressly stated or the context otherwise requires, shall include acquisitions of any of the foregoing or of any Person, whether by merger, consolidation, acquisition of Capital Stock or assets or otherwise.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or an equivalent rating by any other Rating Agency.

“Issue Date” means July 14, 2021.

“Issue Date Committed Amount” means the sum of:

(1) the sum of the maximum aggregate principal amount of revolving credit and term loan borrowings that would have been available under the Existing Credit Agreements on the Issue Date, assuming that no borrowings or other Indebtedness was incurred or outstanding under any such agreements on the Issue Date, that any rights or options of the applicable borrower or borrowers to increase, or to request an increase in, the maximum aggregate principal amount of available borrowings thereunder (including, without limitation, pursuant to any committed or uncommitted accordion provisions) had been exercised or made, as applicable, that all such requests had been granted and that all such increases and requested increases were in effect on the Issue Date, and that the maximum aggregate principal amount of borrowings under such agreements (giving effect to all such increases and requested increases) could be borrowed on the Issue Date, and

(2) the sum of the maximum aggregate principal amount of revolving credit and term loan borrowings available under all Subsequent Credit Agreements, if any, as of the respective dates they are first entered into by the Company and/or any of its Subsidiaries, assuming, in the case of each Subsequent Credit Agreement, that no borrowings or other Indebtedness is incurred or outstanding under such agreement on the date it is first entered into by the Company and/or any of its Subsidiaries, that any rights or options of the applicable borrower or borrowers to increase, or to request an increase in, the maximum aggregate principal amount of available borrowings thereunder (including, without limitation, pursuant to any committed or uncommitted accordion provisions) had been exercised or made, as applicable, that all such requests had been granted and that all such increases and requested increases were in effect on such date, and that the maximum aggregate principal amount of borrowings under such agreement (giving effect to all such increases and requested increases) could be borrowed on such date, and

(3) the sum of the maximum aggregate amount of financing that would have been available to the applicable Repo Sellers from the applicable Repo Buyers under the Existing Repurchase Agreements on the Issue Date, assuming that no financing was extended or outstanding or other Indebtedness was incurred or outstanding under any such agreements on the Issue Date, that any rights or options of the applicable Repo Seller or Repo Sellers to increase, or to request an increase in, the maximum aggregate amount of available financing thereunder (including, without limitation, pursuant to any committed or uncommitted accordion provisions) had been exercised or made, as applicable, that all such requests had been granted and that all such increases and requested increases were in effect on the Issue Date, and that the maximum aggregate amount of financing under such agreements (giving effect to all such increases and requested increases) could be extended to the Repo Sellers on the Issue Date, and

(4) the sum of the maximum aggregate amount of financing available to the applicable Repo Seller or Repo Sellers, as the case may be, from the applicable Repo Buyer or Repo Buyers, as the case may be, under all Subsequent Repurchase Agreements, if any, as of the respective dates they are first entered into by the Company and/or any of its Subsidiaries, assuming, in the case of each Subsequent Repurchase Agreement, that no financing is extended or outstanding or other Indebtedness is incurred or outstanding under such agreement on the date it is first entered into by the Company and/or any of its Subsidiaries, that any rights or options of the applicable Repo Seller or Repo Sellers to increase, or to request an increase in, the maximum aggregate amount of available financing thereunder (including, without limitation, pursuant to any committed or uncommitted accordion provisions) had been exercised or made, as applicable, that all such requests had been granted and that all such increases and requested increases were in effect on such date, and that the maximum aggregate amount of financing under such agreement (giving effect to all such increases and requested increases) could be extended to the Repo Seller or Repo Sellers on such date, and

(5) the sum of all Subsequent Commitment Increases, if any; and

(6) with respect to an incurrence of Indebtedness giving rise to the need to calculate, or that is made in reliance on, the Issue Date Committed Amount (including, without limitation, an incurrence of Indebtedness pursuant to clause (3) of the definition of “Permitted Indebtedness”), the amount, if any, by which Total Assets as of the time of such incurrence exceed Total Assets as of March 31, 2021 (it being understood, for the avoidance of doubt, that if Total Assets as of the time of such incurrence are less than Total Assets as of March 31, 2021, this clause (6) shall not be taken into account in determining the Issue Date Committed Amount with respect to such incurrence), in each case referred to in clauses (1), (2), (3), (4) and (5) above and in the definition of Subsequent Commitment Increase assuming the performance of and compliance with all covenants and agreements and the truth and accuracy of all representations and warranties in such agreements and any Subsequent Amendments, and further assuming that all conditions to borrowing or financing, all conditions to increases or requested increases in the maximum aggregate principal amount of available borrowings or the maximum aggregate amount of available financing, all borrowing base or other collateral requirements, and all other applicable terms, conditions and other provisions of such agreements and any Subsequent Amendments had been satisfied, performed and complied with as and when required; provided that, for purposes of clause (3) of this sentence, if any Existing Repurchase Agreement does not specify the maximum amount of financing available thereunder, then such maximum amount shall be deemed to be the aggregate amount of financing outstanding under such agreement on the Issue Date, and, for purposes of clause (4) of this sentence, if any Subsequent Repurchase Agreement does not specify the maximum amount of financing available thereunder, then such maximum amount shall be deemed to be the largest aggregate amount of financing outstanding under such agreement on any day during the period beginning on and including the date such Subsequent Repurchase Agreement is first entered into by the Company and/or any of its Subsidiaries and ending on and including the 90th day thereafter; and provided, further, that any increase in the Issue Date Committed Amount resulting from the Company or any of its Subsidiaries entering into a Subsequent Credit Agreement or Subsequent Repurchase Agreement as contemplated by clause (2) or (4) above shall become effective as of the date of such agreement and, in the event that any such Subsequent Credit Agreement or Subsequent Repurchase Agreement replaces or refinances, in whole or in part, a revolving credit agreement, term loan agreement, other loan or credit agreement or Repurchase Agreement that is included in the computation of the Issue Date Committed Amount as of the date such Subsequent Credit Agreement or Subsequent Repurchase Agreement, as the case may be, is first entered into by the Company and/or any of its Subsidiaries, then only the excess, if any, of (x) the aggregate principal amount of borrowings or the aggregate amount of financing, as applicable, that would otherwise be added to the Issue Date Committed Amount in respect of such Subsequent Credit Agreement or Subsequent Repurchase Agreement (in each case calculated as set forth above) over (y) the aggregate principal amount of borrowings or the aggregate amount of financing, as the case may be, that is included in the Issue Date Committed Amount as of such date in respect of the agreement (or portion thereof) being so replaced or refinanced shall be included in the computation of the Issue Date Committed Amount; and provided, further, that any increase in the Issue Date Committed Amount pursuant to clause (5) above resulting from the Company or any of its Subsidiaries entering into a Subsequent Amendment as contemplated by the definition of Subsequent Commitment Increase shall become effective as of the date of such Subsequent Amendment. As used in the immediately preceding sentence, the terms Repo Sellers and Repo Buyers have the respective meanings set forth in the definition of “Repurchase Agreement.” The Issue Date Committed Amount, including each Subsequent Commitment Increase, if any, shall be calculated in good faith by the Company (whose calculation shall be binding on the Holders of the Notes for all purposes of this Indenture and the Notes absent manifest error).

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Manager” means, so long as the Company is externally managed, any Person serving as the Company’s external manager which, on the Issue Date, is SPT Management, LLC, a Delaware limited liability company.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to the credit rating business thereof.

“Mortgage Loans Warehouse Facility Agreement” means the Business Loan and Security Agreement dated as of September 25, 2020 among SMRF Trust V and SMRF Trust V-A, as borrowers, and Western Alliance Bank, as lender, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or incurrence of Indebtedness, means the cash proceeds of such issuance, sale or incurrence, as the case may be, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts and commissions and brokerage, consultant and other fees and expenses incurred in connection with such issuance, sale or incurrence, as the case may be, and net of taxes paid or payable as a result thereof.

“Net Short” means, with respect to a Holder or beneficial owner of a Note, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor, if any, immediately prior to such date of determination.

“Non-Guarantor Subsidiary” means any Subsidiary of the Company that is not a Guarantor of the Notes.

“Non-Recourse Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries:

(1)            that is advanced to finance the acquisition of Securitization Assets or other assets and secured only by the assets to which such Indebtedness relates (or by a pledge of equity in the Securitization Entity or Subsidiary of the Company owning such assets) without recourse to the Company or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness) (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of clause (4) of the first paragraph of Section 6.01) a claim for payment has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligations with respect to any such Standard Recourse Undertakings shall (solely for purposes of clause (4) of the first paragraph of Section 6.01) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a claim for the payment of Indebtedness for borrowed money of the Company or any Subsidiary of the Company and is also a liability (for GAAP purposes) of the Company or such Subsidiary, as applicable (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness));

(2)            that is advanced to any Subsidiaries or group of Subsidiaries of the Company formed for the sole purpose of acquiring or holding Securitization Assets or other assets (directly or indirectly) against which a loan is obtained that is made without recourse to, and with no cross-collateralization against, any other assets of the Company or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness) (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of clause (4) of the first paragraph of Section 6.01) a claim for payment has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligations with respect to any such Standard Recourse Undertakings shall (solely for purposes of clause (4) of the first paragraph of Section 6.01) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a claim for the payment of Indebtedness for borrowed money of the Company or any Subsidiary of the Company and is also a liability (for GAAP purposes) of the Company or such Subsidiary, as applicable (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness));

(3)            that is advanced to finance the acquisition of real property and secured by only the real property (and any accessions, improvements and fixtures thereto) to which such Indebtedness relates (or by a pledge of equity in the Securitization Entity or Subsidiary of the Company owning such assets) without recourse to the Company or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness) (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of clause (4) of the first paragraph of Section 6.01) a claim for payment has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligations with respect to any such Standard Recourse Undertakings shall (solely for purposes of clause (4) of the first paragraph of Section 6.01) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a claim for the payment of Indebtedness for borrowed money of the Company or any Subsidiary of the Company and is also a liability (for GAAP purposes) of the Company or such Subsidiary, as applicable (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness));

(4)            in respect of which recourse for payment is contractually limited to specific assets (including, without limitation, intangible assets) of the Company or any of its Subsidiaries encumbered by a Lien securing such Indebtedness (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of clause (4) of the first paragraph of Section 6.01) a claim for payment has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligation with respect to any such Standard Recourse Undertakings shall (solely for purposes of clause (4) of the first paragraph of Section 6.01) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a claim for the payment of Indebtedness for borrowed money of the Company or any Subsidiary of the Company and is also a liability (for GAAP purposes) of the Company or such Subsidiary, as applicable (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness)); or

(5)            customary completion or budget guarantees provided to lenders in connection with any of the foregoing clauses (1) through (4) in the ordinary course of business.

For the purposes of clarity, it is understood and agreed that, solely for purposes of clause (4) of the first paragraph of Section 6.01, if the payment of any Indebtedness for borrowed money of the Company or any of its Subsidiaries that would otherwise constitute Non-Recourse Indebtedness is guaranteed in part but not in whole by the Company or a Subsidiary of the Company in such manner that the portion of such Indebtedness so guaranteed no longer constitutes Non-Recourse Indebtedness, then (solely for the purposes of clause (4) of the first paragraph of Section 6.01) the portion of the Indebtedness so guaranteed shall be deemed to constitute recourse Indebtedness and the remainder of such Indebtedness shall be deemed to constitute Non-Recourse Indebtedness.

“Notes” means the Company’s 3.625% Senior Notes due 2026 (including, for the avoidance of doubt, any Additional Notes) issued under this Indenture, all of which shall be treated as a single class of securities for all purposes (including voting) under this Indenture, as the Notes may be amended or supplemented from time to time.

“Offering Memorandum” means the Company’s offering memorandum dated June 29, 2021 relating to the Notes, as the same may have been or may be amended or supplemented from time to time.

“Officer” means, with respect to any Person, (1) the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Investment Officer, the Chief Financial Officer, the Chief Accounting Officer, the Controller, any Vice President (whether or not the title “Vice President” is preceded or followed by any other title such as “Senior,” “Executive” or otherwise), any Managing Director, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary (a) of such Person or (b) if such Person is a limited or general partnership or limited liability company that does not have officers, of any direct or indirect general partner or managing member, as the case may be, of such Person, and (2) any other individual designated as an “Officer” by the Board of Directors of such Person (or, if applicable, by the Board of Directors of any general partner or managing member referred to in clause (1)(b)).

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers of such Person.

“Opinion of Counsel” means a written opinion from legal counsel, which may be an employee of or counsel to the Company. Anything in this Indenture to the contrary notwithstanding, any such opinion of legal counsel may rely, as to factual matters, on a certificate of an Officer (or similar official) of the Company, any Guarantor or any other Person and on certificates and statements of governmental bodies and officials and may include customary qualifications, limitations and exceptions.

“Organizational Documents” means, with respect to any entity, its charter and bylaws, its limited or general partnership agreement and certificate of limited or general partnership, its limited liability company agreement, operating agreement or other similar agreement and its limited liability company certificate, its trust agreement, or any similar organizational documents of such entity, in each case as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Performance References” has the meaning set forth in the definition of “Derivative Instrument.”

“Permitted Funding Indebtedness” means (i) any Indebtedness incurred by the Company or any of its Subsidiaries in connection with investment activities of a Similar Business, including, without limitation, (a) Indebtedness to finance real estate assets, infrastructure assets, real estate-related assets and infrastructure-related assets and (b) Non-Recourse Indebtedness, as well as any Indebtedness incurred by the Company or any of its Subsidiaries in the ordinary course of their respective businesses, and (ii) Indebtedness incurred by the Company or any of its Subsidiaries to Refinance, repay or retire any Indebtedness incurred under clause (i) above, provided, however, that the excess (determined as of the time of incurrence of such Indebtedness pursuant to this clause (ii)), if any, of (x) the amount of any Secured Indebtedness being incurred pursuant to this clause (ii) for which the holder thereof has contractual recourse (other than recourse pursuant to Standard Recourse Undertakings) to the general assets of the Company or any of its Subsidiaries to satisfy claims with respect thereto over (y) the aggregate Realizable Value of the assets that secure such Secured Indebtedness shall not be Permitted Funding Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness that is subject to Section 4.07 except with respect to, and solely to the extent of, any such excess that exists at the time of the initial incurrence of such Secured Indebtedness incurred under this clause (ii), which excess shall be entitled to be incurred pursuant to any other provision under Section 4.07 including, without limitation, pursuant to any of the clauses of the definition of “Permitted Indebtedness” other than clause (17) thereof). The amount of any Permitted Funding Indebtedness shall be determined in accordance with provisions set forth in the second paragraph of the definition of “Indebtedness.”

“Permitted Indebtedness” means, without duplication, each of the following:

(1)            (a) Notes in an aggregate principal amount not to exceed the aggregate principal amount thereof issued on the Issue Date and (b) the Existing Senior Notes and the Existing Convertible Senior Notes, in each case referred to in this clause (b) in an aggregate principal amount not to exceed the aggregate principal amount thereof outstanding on the Issue Date;

(2)            [omitted intentionally];

(3)            (a) Indebtedness of the Company or any of its Subsidiaries under the Existing Credit Agreements or the Existing Repurchase Agreements, in each case to the extent such Indebtedness is incurred or outstanding on the Issue Date and (b) Indebtedness of the Company or any of its Subsidiaries incurred after the Issue Date under any Credit Facilities (in each of the foregoing cases including the issuance and creation of letters of credit, bankers’ acceptances and similar instruments thereunder) if, immediately after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of Indebtedness of the Company and its consolidated Subsidiaries, determined on a consolidated basis under GAAP, outstanding under this clause (3) shall not exceed the Issue Date Committed Amount at such time (Indebtedness of the type described in subclause (a) of this clause (3) that is outstanding on the Issue Date shall be deemed to have been incurred under this clause (3) on the Issue Date);

(4) Indebtedness of the Company or any of its Subsidiaries incurred or outstanding on the Issue Date, other than Indebtedness described in clauses (1) or (3) above that is incurred or outstanding on the Issue Date;

(5) Indebtedness of the Company or any of its Subsidiaries under Commodity Agreements, Currency Agreements and Interest Rate Agreements incurred or entered into for hedging purposes and not for speculative purposes;

(6) Intercompany Indebtedness; provided, however, that:

(a)            if the Company is the obligor on Indebtedness owing to and held by a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated in right of payment to the Notes;

(b)            if a Guarantor is the obligor on Indebtedness owing to and held by a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated in right of payment to such Guarantor’s Guarantee of the Notes; and

(c)            (i) any subsequent issuance or transfer of Capital Stock or other event which results in any such Indebtedness being held by a Person other than the Company or a Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Subsidiary of the Company, shall in each case referred to in clause (i) and (ii) immediately above be deemed to constitute an incurrence of such Indebtedness by the Company or such Subsidiary not permitted by this clause (6).

(7) Indebtedness of the Company or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten Business Days of incurrence;

(8) (x) Indebtedness of the Company or any of its Subsidiaries in respect of banker’s acceptances, workers’ compensation claims, surety, performance, bid, customs, stay, appeal, tax or similar bonds, security deposits, performance or completion guarantees and payment obligations in connection with self-insurance or similar obligations provided or obtained by the Company or any Subsidiary of the Company in the ordinary course of business and (y) Indebtedness of the Company or any of its Subsidiaries owed to (including in respect of letters of credit for the benefit of) any Person in connection with workers’ compensation, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations, taxes or contributions for social security, wages or unemployment, health, disability or other employee benefits, or property, casualty or liability insurance provided to the Company or any of its Subsidiaries pursuant to reimbursement or indemnification obligations of such Person, in each case incurred in the ordinary course of business;

(9) Refinancing Indebtedness of the Company or any of its Subsidiaries;

(10) Indebtedness of the Company and its Subsidiaries if, immediately after giving effect to the incurrence of any such Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of Indebtedness of the Company and its consolidated Subsidiaries, determined on a consolidated basis under GAAP, outstanding under this clause (10) shall not exceed the greater of (x) $855 million and (y) 4.5% of Total Assets at such time;

(11)            Indebtedness of any Person (a) outstanding on the date of any acquisition of Investments or other securities or assets from such Person, including through the acquisition of a Person that becomes a Subsidiary of the Company or is acquired by, or merged or consolidated with or into, the Company or any Subsidiary of the Company, or that is assumed by the Company or any of its Subsidiaries in connection with any such acquisition (other than Indebtedness incurred by such Person in connection with, or in contemplation of, such acquisition, merger or consolidation) or (b) incurred by the Company or any of its Subsidiaries to provide all or any portion of the funds utilized to acquire, or to consummate the transaction or series of related transactions in connection with or in contemplation of any acquisition of, any Investments or other securities or assets, including through the acquisition of a Person that becomes a Subsidiary of the Company or is acquired by, or merged or consolidated with or into, the Company or any Subsidiary of the Company, provided, however, that immediately after giving effect to the incurrence of such Indebtedness pursuant to this clause (11) and, if applicable, the repayment, repurchase, defeasance, redemption, Refinancing or other discharge of any other Indebtedness in connection with such acquisition, merger or consolidation and the other pro forma adjustments, if applicable, set forth in the definition of “Consolidated Fixed Charge Coverage Ratio” on a pro forma basis, either (i) the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.07(b) or (ii) the Consolidated Fixed Charge Coverage Ratio of the Company would have been greater than or equal to the Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction;

(12)            Indebtedness of the Company or any of its Subsidiaries arising from agreements of the Company or a Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case incurred or assumed in connection with an investment in or the acquisition or disposition of any business, Investments or other securities or assets of the Company or any business, Investments, other securities or assets or Capital Stock of a Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, Investments, assets or Capital Stock for the purpose of financing such acquisition;

(13)            Indebtedness incurred by the Company or any Subsidiary of the Company in connection with (i) insurance premium financing arrangements, (ii) deferred compensation payable to directors, officers, members of management, employees or consultants of the Company or any Subsidiary of the Company or of any Manager or any Subsidiary of any Manager, (iii) contingent obligations arising under indemnity agreements to title insurance companies to cause such title insurers to issue title insurance policies in the ordinary course of business with respect to real property of the Company or any Subsidiary of the Company, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law and (v) obligations, contingent or otherwise, for the payment of money under any non-compete, consulting or similar arrangements entered into with the seller of a business or any other similar arrangements providing for the deferred payment of the purchase price for an Investment or other securities or assets or any other acquisition;

(14)            Indebtedness of the Company or any of its Subsidiaries owed to banks and other financial institutions incurred in the ordinary course of business of the Company and its Subsidiaries in connection with Cash Management Obligations and other ordinary banking arrangements to provide treasury services or to manage cash balances of the Company and its Subsidiaries;

(15) Indebtedness consisting of promissory notes issued by the Company or any Subsidiary of the Company to future, present or former directors, officers, employees or consultants of the Company or any Manager or any of their respective Subsidiaries or their respective assigns, estates, heirs, family members, spouses, former spouses, domestic partners or former domestic partners to finance the purchase, redemption or other acquisition, cancellation or retirement of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock or other equity-based awards, of the Company or any Subsidiary of the Company;

(16) Indebtedness of the Company or any of its Subsidiaries to the extent the Net Cash Proceeds from such Indebtedness are, within 60 days after such Indebtedness is incurred:

(i)            used to purchase any or all of the Notes tendered in a Change of Control Offer made as a result of a Change of Control Triggering Event;

(ii)           used to redeem any or all of the Notes pursuant to this Indenture; or

(iii)          deposited to effect Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Notes pursuant to this Indenture;

(17) Permitted Funding Indebtedness;

(18) guarantees of Indebtedness of the Company or any Subsidiary of the Company (including, without limitation, Guarantees, if any, of the Notes) by the Company or any Subsidiary of the Company; provided that such Indebtedness was incurred or outstanding on the Issue Date or, when incurred, was permitted (or not prohibited) to be incurred by Section 4.07(b) or any other provision of this definition of “Permitted Indebtedness;” and

(19) Capitalized Lease Obligations, Purchase Money Obligations or mortgage financings, if immediately after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of Indebtedness of the Company and its consolidated Subsidiaries, determined on a consolidated basis under GAAP, outstanding under this clause (19) shall not exceed the greater of (x) $380 million and (y) 2% of Total Assets at such time.

For purposes of determining compliance with Section 4.07 and 5.01, and for purposes of the foregoing provisions of the definition of “Permitted Indebtedness” and the definition of “Refinancing Indebtedness,” in the event that an item of Indebtedness (including Indebtedness incurred or outstanding on the Issue Date) or portion thereof meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (19) above or is entitled to be incurred pursuant to Section 4.07(b), the Company shall, in its sole discretion, classify (and may later reclassify) such item of Indebtedness (or any portion thereof) in any manner that complies with Section 4.07 (including, without limitation, paragraph (b) thereof) or with the foregoing provisions of the definition of “Permitted Indebtedness” (it being understood, for purposes of clarity, that the Company will be entitled to divide and classify, and subsequently re-divide and reclassify, an item of Indebtedness into or out of one or more of the categories of Indebtedness referred to in this sentence). In determining compliance with the amount of Indebtedness permitted or which may be incurred under, or classified or reclassified to, clauses (3), (10) and (19) above, the aggregate principal amount of Indebtedness outstanding under any such clause and, in the case of clauses (10) and (19) and for purposes of calculating the Issue Date Committed Amount in clause (3), the amount of Total Assets shall be determined after giving effect to the incurrence of the applicable Indebtedness under, or the classification or reclassification of the applicable Indebtedness into or out of, such clause, as the case may be, and, if applicable, the receipt and application of the proceeds therefrom (including, without limitation, to repay other Indebtedness and, in the case of clauses (3), (10) and (19), to acquire Investments, Persons, or other securities or assets), and the maximum amount of Indebtedness that the Company and its Subsidiaries may incur pursuant to clause (3), (10) or (19), as applicable, shall not be deemed to be exceeded solely as a result of a subsequent decline in the amount of Total Assets. Accrual of interest, accretion or amortization of original issue discount, payment of interest on any Indebtedness in the form of additional Indebtedness with substantially the same terms, and the accrual, accumulation or payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class or series of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.07 or Section 5.01 or the foregoing provisions of the definition of “Permitted Indebtedness.”

In addition, for purposes of determining compliance with Section 4.07 and Section 5.01, and for purposes of the foregoing provisions of the definition of “Permitted Indebtedness” and the definition of “Refinancing Indebtedness,” in the event that the Company or any Subsidiary enters into or increases commitments under a revolving credit facility or enters into any commitment to incur Indebtedness, the incurrence of all or any portion of the Indebtedness that may be incurred under such revolving credit facility (or increased commitment) or commitment (including issuance and creation of letters of credit and bankers’ acceptances thereunder) (any such entire or partial amount of Indebtedness until the Company's election under this paragraph is revoked, the "Reserved Debt Amount") will, at the Company’s option, either (a) be determined on the date of such entry into, or increase in commitments under, such revolving credit facility (assuming that the Reserved Debt Amount has been borrowed as of such date) or the date of entry into such commitment to incur Indebtedness (assuming that the Reserved Debt Amount has been borrowed as of such date) and, if any ratio, test or other provision of this Indenture is satisfied with respect thereto at such time, any borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be permitted under this Indenture irrespective of such ratio, test or other provision of this Indenture at the time of any borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) or (b) be determined on the date such amount is borrowed pursuant to any such revolving credit facility or the date such Indebtedness is incurred pursuant to such commitment, as the case may be, and, in each case, the Company may revoke such determination at any time and from time to time.

“Person” means an individual, limited or general partnership, limited liability company, corporation, unincorporated organization, trust, association, joint-stock company or joint venture, or a government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation, dissolution or winding-up.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of any property (real, personal or mixed) or asset (including Capital Stock), whether through the direct acquisition of such property or asset or the acquisition of the Capital Stock of any Person owning such property or asset, or otherwise.

“Qualified Equity Offering” means any private or public issuance or sale by the Company of its Capital Stock (other than Disqualified Capital Stock) for cash. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include:

(1)            any issuance and sale registered on Form S-4 or Form S-8;

(2)            any issuance and sale to any of the Company’s Subsidiaries or to any employee stock ownership plan or trust established by the Company or any of its Subsidiaries for the benefit of their respective employees; or

(3)            any issuance of Capital Stock in connection with a transaction that constitutes a Change of Control.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if either Fitch, Moody’s or S&P (the “Retiring Agency”) ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (an “NSRO”), selected by the Company as a replacement agency for the Retiring Agency; provided that, notwithstanding the provisions of clause (2) above, the Company may, at its option and in its sole discretion, elect not to select a replacement agency for a Retiring Agency if, at the time such Retiring Agency ceases to rate the Notes or fails to make a rating on the Notes publicly available, any two other Rating Agencies are rating the Notes; and provided, further, that, if at any time there are only two Rating Agencies rating the Notes, the Company may, at its option and in its sole discretion, select any NSRO that is rating the Notes as a third Rating Agency.

“Rating Decline Period” means the 60-day period (which 60-day period shall be extended as long as the credit rating on the Notes is under publicly announced consideration for a possible downgrade by any of the Applicable Rating Agencies, so long as such public announcement occurs during such 60-day period (without giving effect to any such extension)) after the earliest of (a) the occurrence of a Change of Control, (b) the first public notice of the occurrence of such Change of Control and (c) the first public notice of the Company’s intention to effect such Change of Control.

“Rating Event” means, with respect to any Change of Control, (a) the credit rating on the Notes is lowered, during the Rating Decline Period relating to such Change of Control, by one or more gradations (including gradations within ratings categories as well as between categories but excluding, for the avoidance of doubt, changes in ratings outlook) by (1) if there are two Applicable Rating Agencies at the beginning of such Rating Decline Period, both such Applicable Rating Agencies or (2) if there are three Applicable Rating Agencies at the beginning of such Rating Decline Period, two or more such Applicable Rating Agencies, and each such Applicable Rating Agency that shall have lowered its credit rating on the Notes as described in clause (1) or (2) above, as the case may be, shall have put forth a public statement to the effect that such downgrade is attributable in whole or in part to such Change of Control and (b) immediately after giving effect to the reduction in the credit rating on the Notes by the relevant Applicable Rating Agencies as described in clause (a)(1) or (2) above, as the case may be, the Notes do not have an Investment Grade Rating from any Applicable Rating Agency.

“Realizable Value” of an asset means, at any time, the lesser of (x) if applicable, the original cost of such asset to the Company and/or any of its Subsidiaries and (y) the market value of such asset at such time as determined by the Company in accordance with the agreement governing the applicable Permitted Funding Indebtedness (or, if such agreement does not contain any provision for determining such market value, as determined in good faith by management of the Company), as the case may be; provided, however, that the Realizable Value of any asset which a Person (other than an Affiliate of the Company) has a contractual commitment to purchase from the Company or any of its Subsidiaries shall be the minimum price payable to the Company or such Subsidiary for such asset pursuant to such contractual commitment.

“Record Date” means January 1 and July 1 of each year.

“Redemption Date” means a date fixed for redemption of Notes as provided pursuant to this Indenture and the Notes.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, replace or refund (including pursuant to any defeasance, covenant defeasance or satisfaction, discharge or similar mechanism), or to issue a security or incur new Indebtedness in exchange or replacement for such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness of the Company or any Subsidiary of the Company that Refinances any other Indebtedness of the Company or any Subsidiary of the Company incurred or outstanding in accordance with, or not in violation of, Section 4.07 (other than Indebtedness outstanding under clauses (3), (5) through (8), (10), (12) through (15), and (18) of the definition of “Permitted Indebtedness”), including without limitation Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)            such Refinancing Indebtedness has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or, if incurred with original issue discount, the aggregate accreted value) of the Indebtedness being Refinanced plus, without duplication, any additional Indebtedness incurred to pay interest or dividends thereon and the amount of any premium (including tender premium), defeasance costs and any fees and expenses incurred in connection with such Refinancing;

(2)            such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced at such time; and

(3)            (a) if the final stated maturity of the Indebtedness being Refinanced is earlier than the final stated maturity of the Notes, the Refinancing Indebtedness has a final stated maturity no earlier than the final stated maturity of the Indebtedness being Refinanced or (b) if the final stated maturity of the Indebtedness being Refinanced is on or later than the final stated maturity of the Notes, the Refinancing Indebtedness has a final stated maturity at least 91 days later than the final stated maturity of the Notes;

provided that if such Indebtedness being Refinanced is subordinate to the Notes in right of payment pursuant to the terms of any instrument or agreement evidencing such Indebtedness being Refinanced or under which such Indebtedness shall have been incurred, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent as provided in the documentation governing the Indebtedness being Refinanced. For purposes of clarity, it is understood and agreed that (x) whether any particular item of Indebtedness is outstanding under any of the foregoing clauses of the definition of Permitted Indebtedness shall be determined after giving effect to any classification or reclassification of Indebtedness by the Company pursuant to the first paragraph immediately following the definition of Permitted Indebtedness, (y) if the terms of any Indebtedness being Refinanced provide that the final stated maturity thereof may be extended, whether at the option of the borrower or otherwise, the final stated maturity of such Indebtedness shall be determined, for purposes of this definition, without giving effect to any such extension unless such extension is in effect at the time of such Refinancing and (z) the conditions set forth in clauses (2) and (3) of this definition shall not be applicable with respect to any Disqualified Capital Stock that does not have a final stated maturity. For purposes of this definition, if all of the outstanding shares of any class or series of Disqualified Capital Stock by their terms mature or are mandatorily redeemable (in whole and not in part) on a fixed and determinable date, and if such maturity or mandatory redemption date is not subject to or contingent upon the occurrence of any event or condition, then such maturity date or mandatory redemption date, as the case may be, shall be deemed to be the final stated maturity of such Disqualified Capital Stock for purposes of this definition and the definition of “Weighted Average Life to Maturity.”

“Repurchase Agreement” means an agreement between the Company and/or any of its Subsidiaries, as seller (in any such case, the “Repo Seller”), and one or more banks, other financial institutions and/or other investors, lenders or other Persons, as buyer (in any such case, the “Repo Buyer”), and any other parties thereto, under which the Company and/or such Subsidiary or Subsidiaries, as the case may be, are permitted to finance the origination or acquisition of loans, Investments, Capital Stock, other securities, servicing rights and/or any other tangible or intangible property or assets and interests in any of the foregoing (collectively, “Applicable Assets”) by means of repurchase transactions pursuant to which the Repo Seller sells, on one or more occasions, Applicable Assets to the Repo Buyer with an obligation of the Repo Seller to repurchase such Applicable Assets on a date or dates and at a price or prices specified in or pursuant to such agreement, and which may also provide for payment by the Repo Seller of interest, fees, expenses, indemnification payments and other amounts, and any other similar agreement, instrument or arrangement, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents and guarantees), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing), and whether or not with the original or other sellers, buyers, guarantors, agents, lenders, banks, financial institutions, investors or other parties.

“Repurchase Agreement Assets” means any Applicable Assets (which term has the meaning set forth in the definition of Repurchase Agreement above) that are or may be sold by the Company or any of its Subsidiaries pursuant to a Repurchase Agreement.

“Required Asset Sale” means any asset sale that is a result of a repurchase right or obligation or a mandatory sale right or obligation related to Permitted Funding Indebtedness, which rights or obligations are either in existence on the Issue Date (or similar in nature to such rights or obligations in existence on the Issue Date) or pursuant to the guidelines or regulations of a government-sponsored enterprise.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the corporate trust department of the Trustee, including any vice president, trust officer or any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“Revolving Facility Credit Agreement” means the Revolving Facility Credit Agreement dated as of July 26, 2019 among Starwood Property Mortgage, L.L.C., as borrower, the Company, as parent, JPMorgan Chase Bank, N.A., as administrative agent and swing line lender, the other lenders party thereto from time to time and any other parties thereto from time to time, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“S&P” means S&P Global Ratings or any successor to the credit ratings business thereof.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries secured by a Lien upon the property of the Company or any of its Subsidiaries. For purposes of clarity, it is understood and agreed that Indebtedness of the Company or any of its Subsidiaries under a Repurchase Agreement constitutes Secured Indebtedness.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization” means a public or private transfer, sale or financing of servicing advances, mortgage loans, installment contracts, other loans, accounts receivable, real estate assets, mortgage receivables and any other assets capable of being securitized (collectively, “Securitization Assets”) by which the Company or any of its Subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets or incurs Non-Recourse Indebtedness secured by specified Securitization Assets, including any such transaction involving the sale of specified Securitization Assets to a Securitization Entity.

“Securitization Asset” has the meaning set forth in the definition of “Securitization.”

“Securitization Entity” means (i) any Person established for the purpose of issuing asset-backed or mortgage-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities) or other similar securities; (ii) any special-purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) or for the purpose of holding Capital Stock of, or securities issued by, any related Securitization Entity, regardless of whether such special-purpose Subsidiary is an issuer of securities; provided that such special-purpose Subsidiary described in this clause (ii) is not an obligor with respect to any Indebtedness of the Company or any Guarantor; (iii) any Person established for the purpose of holding Securitization Assets and issuing Non-Recourse Indebtedness secured by such Securitization Assets; (iv) any special-purpose Subsidiary formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements (including without limitation, any Subsidiary that is established for the purpose of owning another Securitization Entity and pledging the equity of that other Securitization Entity as security for the Indebtedness of such other Securitization Entity) and regardless of whether such Subsidiary is an issuer of securities, provided that such special-purpose Subsidiary is not an obligor with respect to any Indebtedness of the Company or any Guarantor other than under Credit Enhancement Agreements; and (v) any other Subsidiary which is established for the purpose of (x) acting as sponsor for and organizing and initiating Securitizations or (y) facilitating or entering into a Securitization, in each case that engages in activities reasonably related or incidental thereto and that is not an obligor or guarantor with respect to any Indebtedness of the Company. Whether or not a Person is a Securitization Entity shall be determined in good faith by the Company.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Securitization to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Senior Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Investment Officer, the Chief Financial Officer, the Chief Accounting Officer or any Executive Vice President (a) of such Person or (b) if such Person is a limited or general partnership or limited liability company that does not have officers, of any direct or indirect general partner or managing member of such Person.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is a “significant subsidiary” of such Person within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC (as such Rule is in effect on June 1, 2021), with the calculation of whether such Subsidiary is a “significant subsidiary” within the meaning of such Rule 1-02(w) to be made in accordance with GAAP. For the avoidance of doubt, it is understood and agreed that, for purposes of applying the “investment test” set forth in subsection (1)(i) of such Rule 1-02(w), the provisions of subsection (1)(i)(C) (and not the provisions of subsection (1)(i)(A) or (1)(i)(B)) shall be used.

“Similar Business” means (a) any businesses, services or activities engaged in by the Company or any of its Subsidiaries or any of their respective Associates on the Issue Date and (b) any businesses, services and activities engaged in by the Company or any of its Subsidiaries or any of their respective Associates that are related, complementary, incidental, ancillary or similar to any of the businesses, services or activities referred to in clause (a) above or are extensions, expansions or developments of any of such businesses, services or activities.

“Standard Recourse Undertakings” means, with respect to any Securitization or Indebtedness, (a) such representations, warranties, covenants and indemnities which are customarily (as determined by the Company) made by sellers of financial assets or other Securitization Assets, including without limitation, Securitization Repurchase Obligations, and (b) such customary (as determined by the Company) carve-out matters for which the Company or any of its Subsidiaries acts as an indemnitor or guarantor in connection with any such Securitization or Indebtedness, such as fraud, misappropriation and misapplication of funds, misrepresentation, criminal acts, repurchase obligations for breach of representations or warranties, environmental indemnities, Insolvency Events, non-approved transfers and similar undertakings which the Company determines in good faith to constitute standard undertakings customarily provided by sellers of financial assets.

“Sub-24 Loan Agreement” means the Loan Agreement dated as of February 5, 2021 among Starwood Property Mortgage Sub-24, L.L.C. and Starwood Property Mortgage Sub-24-A, L.L.C., as borrowers, and BMO Harris Bank N.A., as administrative agent, and the lenders party thereto from time to time, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“Sub-5 Infrastructure Financing Credit Agreement” means the Loan Financing and Servicing Agreement dated as of July 16, 2019 among the SPT Infrastructure Finance Sub-5, LLC, SPT Infrastructure Finance Sub-5 (DT), LLC and SPT Infrastructure Finance Sub-5 (OT), Ltd., as borrowers, the Company, as equityholder, Deutsche Bank AG, New York branch, as facility agent, the lenders party thereto from time to time and the other parties thereto from time to time, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“Sub-6 Infrastructure Financing Credit Agreement” means the Credit Agreement dated as of October 18, 2019 among the SPT Infrastructure Finance Sub-6, LLC, SPT Infrastructure Finance Sub-6 (DT), LLC and SPT Infrastructure Finance Sub-6 (OT), Ltd., as borrowers, Bank of America, N.A., as administrative agent, the lenders party thereto from time to time and the other parties thereto from time to time, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“Subsequent Amendment” means any amendment, restatement, amendment and restatement, supplement or other modification to an Existing Credit Agreement or an Existing Repurchase Agreement, as applicable, which amendment, restatement, amendment and restatement, supplement or other modification, as the case may be, (a) is entered into by the Company and/or any of its Subsidiaries after the Issue Date pursuant to a term sheet, commitment letter or engagement letter executed on or prior to the Issue Date by the Company and/or any of its Subsidiaries, on the one hand, and one or more lenders, agents or other parties (or one or more Affiliates of any such lenders, agents or other parties) on the other hand (regardless of whether or not the terms of the amendment, restatement, amendment and restatement, supplement or other modification actually entered into differ from those reflected in such term sheet, commitment letter or engagement letter, as the case may be) and (b) increases or results in an increase in the maximum aggregate amount of the commitments, borrowings or financing, as applicable, (i) available to the Company and/or any of its Subsidiaries under such Existing Credit Agreement or Existing Repurchase Agreement, as applicable, or (ii) which the Company and/or any of its Subsidiaries may require (pursuant to any right, option or otherwise) or request be made available thereunder (including, without limitation, pursuant to any committed or uncommitted accordion provisions).

“Subsequent Commitment Increase” means:

(i) in the case of a Subsequent Amendment to an Existing Credit Agreement (such Existing Credit Agreement, as amended, restated, supplemented and/or otherwise modified by such Subsequent Amendment, is hereinafter called an “Amended Credit Agreement”), the excess of (a) the maximum aggregate principal amount of revolving credit and term loan borrowings available under such Amended Credit Agreement at the time such Subsequent Amendment is first entered into by the Company and/or any of its Subsidiaries, assuming that no borrowings or other Indebtedness is incurred or outstanding under such Amended Credit Agreement at the time such Subsequent Amendment is first entered into by the Company and/or any of its Subsidiaries, that any rights or options of the applicable borrower or borrowers to increase, or to request an increase in, the maximum aggregate principal amount of available borrowings thereunder (including, without limitation, pursuant to any committed or uncommitted accordion provisions) had been exercised or made, as applicable, that all such requests had been granted and that all such increases and requested increases were in effect at such time, and that the maximum aggregate principal amount of borrowings under such Amended Credit Agreement (giving effect to all such increases and requested increases) could be borrowed at such time, over (b) the aggregate principal amount of borrowings included in the Issue Date Committed Amount in respect of such Existing Credit Agreement immediately prior to the time that such Subsequent Amendment was first entered into; or

(ii) in the case of a Subsequent Amendment to an Existing Repurchase Agreement (such Existing Repurchase Agreement, as amended, restated, supplemented and/or otherwise modified by such Subsequent Amendment, is hereinafter called an “Amended Repurchase Agreement”), the excess of (a) the maximum aggregate amount of financing available to the applicable Repo Seller or Repo Sellers, as the case may be, from the applicable Repo Buyer or Repo Buyers, as the case may be, under such Amended Repurchase Agreement at the time such Subsequent Amendment is first entered into by the Company and/or any of its Subsidiaries, assuming that no financing is extended or outstanding or other Indebtedness is incurred or outstanding under such Amended Repurchase Agreement at the time such Subsequent Amendment is first entered into by the Company and/or any of its Subsidiaries, that any rights or options of the applicable Repo Seller or Repo Sellers to increase, or to request an increase in, the maximum aggregate amount of available financing thereunder (including, without limitation, pursuant to any committed or uncommitted accordion provisions) had been exercised or made, as applicable, that all such requests had been granted and that all such increases and requested increases were in effect at such time, and that the maximum aggregate amount of financing under such Amended Repurchase Agreement (giving effect to all such increases and requested increases) could be extended to the Repo Seller or Repo Sellers at such time, over (b) the aggregate amount of financing included in the Issue Date Committed Amount in respect of such Existing Repurchase Agreement immediately prior to the time that such Subsequent Amendment was first entered into;

provided that, for purposes of clause (ii) of this sentence, if any Amended Repurchase Agreement does not specify the maximum amount of financing available thereunder, then such maximum amount shall be deemed to be the largest aggregate amount of financing outstanding under such Amended Repurchase Agreement on any day during the period beginning on and including the date on which the Subsequent Amendment resulting in such Amended Repurchase Agreement is first entered into by the Company and/or any of its Subsidiaries and ending on and including the 90th day thereafter. As used in the immediately preceding sentence, the terms Repo Sellers and Repo Buyers have the respective meanings set forth in the definition of “Repurchase Agreement.”

“Subsequent Credit Agreement” means any revolving credit agreement, term loan agreement or other loan or credit agreement entered into by the Company and/or any of its Subsidiaries, as borrower or borrowers, as the case may be, after the Issue Date pursuant to a term sheet, commitment letter or engagement letter executed on or prior to the Issue Date by the Company and/or any of its Subsidiaries, on the one hand, and one or more of the lenders or agents under such agreement (or one or more Affiliates of any such lenders or agents), on the other hand (regardless of whether or not the terms of the agreement actually entered into differ from those reflected in such term sheet, commitment letter or engagement letter, as the case may be), together with any and all existing and future documents related to such revolving credit agreement, term loan agreement or other loan or credit agreement (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“Subsequent Repurchase Agreement” means any Repurchase Agreement entered into by the Company and/or any of its Subsidiaries after the Issue Date pursuant to a term sheet, commitment letter or engagement letter executed on or prior to the Issue Date by the Company and/or any of its Subsidiaries, on the one hand, and one or more of the other parties to such Repurchase Agreement (or one or more Affiliates of any such other parties), on the other hand (regardless of whether or not the terms of the Repurchase Agreement actually entered into differ from those reflected in such term sheet, commitment letter or engagement letter, as the case may be), together with any and all existing and future documents related to such Repurchase Agreement (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“Subsidiary” means, with respect to any Person and at any time, any other Person if (a) more than 50% of the total combined voting power of all of such other Person’s outstanding Voting Stock is at the time owned, directly or indirectly, by such referent Person and/or one or more other Subsidiaries of such referent Person or (b) the management and policies of such other Person are otherwise controlled (as determined in good faith by such referent Person), directly or indirectly, by such referent Person and/or one or more other Subsidiaries of such referent Person. As used in the immediately preceding sentence, the term “controlled” shall have the meaning set forth in the definition of “Affiliate.” For purposes of clarity, it is understood and agreed that, anything in this Indenture to the contrary notwithstanding, variable interest entities (within the meaning of GAAP) shall not be deemed to be Subsidiaries of any Person.

“Term Loan Credit Agreement” means the Term Loan Credit Agreement dated as of July 26, 2019 among Starwood Property Mortgage, L.L.C., as borrower, the Company, as parent, JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto from time to time and any other parties thereto from time to time, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“TIA” or “Trust Indenture Act” mean the Trust Indenture Act of 1939, as amended, as in effect on the Issue Date, except as provided in Section 9.03; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the Issue Date, “TIA” and “Trust Indenture Act” mean, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Total Assets” as of any date means the sum of (1) Undepreciated Real Estate Assets and (2) all other assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Total Unencumbered Assets” as of any date means the sum of:

(1)            those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and

(2)            all other assets (but excluding goodwill) of the Company and its Subsidiaries not securing any portion of Secured Indebtedness,

determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

“Transactions” means the offering, and the issuance and sale on the Issue Date, of the Notes, the allocation and application of the proceeds from the issuance and sale of the Notes for the purposes described in the Offering Memorandum under the caption “Use of Proceeds,” including, without limitation, the application thereof to the Initial Use of Proceeds (as defined in the Offering Memorandum), the incurrence or payment of all costs and expenses in connection with entering into, terminating or settling obligations under Interest Rate Agreements relating to any of the foregoing, and the other matters related thereto, and the incurrence or payment of all rating agency fees and other fees and expenses relating to any of the foregoing.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to the Company or any of its Subsidiaries plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in accordance with GAAP. For the avoidance of doubt, it is understood and agreed that, anything in the foregoing sentence to the contrary notwithstanding, the cost of real estate assets shall include any portion of such cost that may be allocated to intangible assets under GAAP.

“United States” or “U.S.” means the United States of America.

“Unsecured Indebtedness” means Indebtedness of the Company or any of its Subsidiaries that is not Secured Indebtedness, determined on a consolidated basis in accordance with GAAP.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” means, with respect to any Person, all classes and series of Capital Stock of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of the directors, managers or trustees (or other persons performing similar functions), as the case may be, of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Capital Stock as of any date of determination, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled principal payment of such Indebtedness or scheduled redemption payment or similar scheduled payment with respect to such Disqualified Capital Stock, including payment at final stated maturity, by (ii) the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of such payment by (2) the sum of all such payments. For purposes of clause (1) of the immediately preceding sentence, a payment shall be deemed to be “scheduled” only if such payment is mandatory and not subject to or contingent upon the occurrence of any event or condition and the term “final stated maturity,” as applied to any Disqualified Capital Stock, shall have the meaning set forth in the final sentence of the definition of “Refinancing Indebtedness.”

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding Voting Stock of such Subsidiary (other than directors’ qualifying shares and other than an immaterial amount of Voting Stock required to be owned by other Persons pursuant to applicable law or regulation) is owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

In this Indenture, references to a “revolving credit facility” and similar references shall be deemed to include, without limitation, any Repurchase Agreement which provides for successive sales and repurchases of securities or other assets or is otherwise intended to provide financing on a revolving basis, and references to “revolving credit Indebtedness” and similar references shall be deemed to include, without limitation, Indebtedness under any such Repurchase Agreement, in each case unless otherwise expressly stated or the context otherwise requires. The Company shall determine in good faith whether or not a Repurchase Agreement constitutes a revolving credit facility.

In this Indenture (a) references to sections of, or rules or regulations under, the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections, rules or regulations, as the case may be, promulgated by the SEC from time to time and (b) references to accounting standards, codifications or pronouncements shall be deemed to include any substitute, replacement or successor accounting standards, codifications or pronouncements promulgated by the FASB or any other recognized accounting authority in the United States of America, except, in each case, (1) as otherwise set forth in Section 4.09, the definitions of Change of Control, Consolidated Fixed Charge Coverage Ratio, GAAP and Significant Subsidiary or any other provision of this Indenture which expressly provides that a law, rule or regulation, or any accounting standard, codification or pronouncement, shall be the law, rule, regulation, standard, codification or pronouncement, as applicable, as in effect on the Issue Date or other specified date and except as the context otherwise requires or (2) as otherwise determined by the Company pursuant to the last sentence of the definition of GAAP or any other provision of this Indenture that permits the Company to determine whether to give effect to any such substitute, replacement or successor sections, rules, regulations or accounting standards, codifications or pronouncements or any Accounting Changes or other changes in GAAP.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Acceleration”	6.01
“ACH”	1.01 (“Cash Management Obligations”)
“Applicable Assets”	1.01 (“Repurchase Agreement”)
“Applicable Tax Law”	11.17
“ASC”	1.01 (“GAAP”)
“Certificated Note”	Appendix A
“Change of Control Offer”	4.06
“Change of Control Payment Date”	4.06
“Change of Control Purchase Price”	4.06
“Covenant Defeasance”	8.02
“Covenant Termination Date”	4.05
“Default Direction”	6.02
“delayed Redemption Date”	3.05
“Directing Holder”	6.02
“Events of Default”	6.01
“Financial Reports”	4.09

“Global Note Legend”	Appendix A
“Guarantee Date”	4.10
“Guarantee Obligations”	10.01
“Initial Notes”	2.03
“Legal Defeasance”	8.02
“Note Custodian”	Appendix A
“Noteholder Direction”	6.02
“Participant”	2.15
“Paying Agent”	2.04
“Payment Default”	6.01
“Position Representation”	6.02
“Registrar”	2.04
“Repo Buyer”	1.01 (“Repurchase Agreement”)
“Repo Seller”	1.01 (“Repurchase Agreement”)
“Securitization Assets”	1.01 (“Securitization”)
“Surviving Entity”	5.01
“Terminated Covenants”	4.05
“Trustee Parties”	7.07
“Verification Covenant”	6.02

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA or defined by TIA reference to another statute have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction; Calculation Date for Basket or Ratio.

(a) Unless otherwise expressly stated or the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(5) “will” shall be interpreted to express a command;

(6) words in the singular include the plural and words in the plural include the singular;

(7) provisions apply to successive events and transactions;

(8) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Appendix, Exhibit, clause or other subdivision;

(9) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and

(10) “$” and “U.S. dollars” each refer to U.S. Legal Tender.

(b) Notwithstanding anything to the contrary provided in this Indenture, when calculating the availability under any basket or financial ratio under this Indenture in connection with an Acquisition (including for purposes of Section 4.07 and Section 5.01, the definition of “Permitted Indebtedness” (including the related definition of “Total Assets”), the definition of “Issue Date Committed Amount” and the definition of “Refinancing Indebtedness”), the date of calculation or determination of such basket or ratio and whether such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any Default or Event of Default)) shall, at the option of the Company, be the date the definitive agreement for such Acquisition is entered into (any such date, the “Acquisition Test Date”) and such baskets or ratios (and whether any related requirements or conditions are complied with) shall be calculated or determined on a pro forma basis after giving effect to such Acquisition and the other transactions to be entered into in connection therewith (including the application of proceeds thereof) as if they occurred on the Acquisition Test Date and if after giving effect to such Acquisition and the other transactions to be entered into in connection therewith (including the application of proceeds thereof) the Company and its Subsidiaries would have been able to undertake such actions and transactions on the Acquisition Test Date in compliance with such basket or ratio (including any related requirements or conditions), such basket or ratio (including any related requirements or conditions) will be deemed complied with (or satisfied) for all purposes; provided that if financial statements prepared on a consolidated basis in accordance with GAAP for a more recently ended fiscal quarter become available, the Company may elect, in its sole discretion, to recalculate or redetermine all such baskets or ratios (including any related requirements or conditions) on the basis of such financial statements, in which case, such date of recalculation or redetermination will thereafter be deemed to be the applicable Acquisition Test Date for purposes of such baskets or ratios (including any related requirements or conditions). For the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in Consolidated EBITDA or Total Assets of the Company or the target company (with Total Assets of the target company determined as though references to the “Company” in the definition of “Total Assets” and the definition of terms related thereto were references to the target company, mutatis mutandis) subsequent to such Acquisition Test Date and at or prior to the consummation of the relevant Acquisition, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Acquisition and the related transactions are permitted under this Indenture and (y) such baskets or ratios (including any related requirements or conditions) shall not be tested at the time of consummation of such Acquisition or related transactions; provided that if the Company elects to have such determinations occur at the Acquisition Test Date, any such transactions and actions shall be deemed to have occurred on the Acquisition Test Date and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture in connection with any action or transaction unrelated to such Acquisition after the Acquisition Test Date and before the consummation of such Acquisition unless and until such Acquisition has been terminated or abandoned, as determined by the Company, prior to the consummation thereof. Notwithstanding the foregoing, the Company may at any time withdraw any election made under this paragraph.

ARTICLE 2

The Notes

SECTION 2.01. Amount of Notes Unlimited.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited and the Company may issue an unlimited principal amount of Additional Notes under this Indenture having identical terms as the Notes initially issued under this Indenture on the Issue Date (other than issue date, and, if applicable, issue price, the first Interest Payment Date and the date from which interest will accrue, and except that any such Additional Notes may, but need not, be subject to or include transfer restrictions); provided that if any Additional Notes are not fungible with the Notes initially issued on the Issue Date for U.S. federal income tax purposes, such Additional Notes will have separate CUSIP and ISIN numbers from the Notes initially issued on the Issue Date. The Company may issue Additional Notes in compliance with the terms of this Indenture, including the provisions of Section 4.07. The Notes initially issued on the Issue Date and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture.

SECTION 2.02. Form and Dating; Denominations.

The Notes (including Global Notes) and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes shall bear such legends as may be required by Appendix A hereto (which is incorporated in and expressly made a part of this Indenture) and may have such other notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage. The Company shall approve the forms of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Unless otherwise provided in an Officers’ Certificate, Notes shall be issued initially in the form of one or more Global Notes in registered form without coupons, which shall be deposited with the Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided, and shall bear the applicable legends required by Appendix A. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Note Custodian, and on the “Schedule of Increases or Decreases in Global Note” attached to such Global Note.

Notes may be issued in the form of Certificated Notes in registered form without coupons and that do not bear a Global Note Legend, duly executed by the Company and authenticated by the Trustee as hereinafter provided, in exchange for interests in Global Notes only in the circumstances and manner set forth in Section 2.15 and in compliance with the provisions, if applicable, of Appendix A.

SECTION 2.03. Execution and Authentication.

An Officer shall sign the Notes for the Company by manual, facsimile or electronic image scan (e.g., pdf) signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $400,000,000 (the “Initial Notes”) upon receipt by the Trustee of a written order of the Company in the form of an Officers’ Certificate. In addition, the Trustee shall from time to time thereafter authenticate Additional Notes in unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including without limitation, Section 4.07) for original issue upon receipt by the Trustee of a written order of the Company in the form of an Officers’ Certificate.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers’ Certificate for the authentication and delivery of such Notes, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

SECTION 2.04. Registrar and Paying Agent.

The Company shall maintain an office or agency in the United States of America where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (b) Notes may be presented or surrendered for payment (the “Paying Agent”) and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company may also from time to time designate (without notice to Holders) one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and where such notices and demands may be served and may from time to time rescind or change such designations; provided, however, that no such designation, rescission or change shall relieve the Company of its obligation to maintain an office or agency in the United States of America for such purposes. The Company may change or remove any Paying Agent, Registrar or co-Registrar without notice to any Holder so long as there is a Paying Agent and Registrar in United States of America. The Company will give prompt written notice to the Trustee of any such designation, rescission, removal or change referred to in the two immediately preceding sentences. The Company or any of its Domestic Subsidiaries may act as Registrar, co-Registrar or Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee but without notice to Holders, may appoint one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee and may rescind the appointment of and change any such co-Registrars or additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

The Company hereby appoints the Trustee, acting through its Corporate Trust Office in the United States of America, as initial Paying Agent and Registrar for the Notes.

SECTION 2.05. Paying Agent To Hold Money in Trust.

On or prior to 11:00 a.m. (New York City time) on each due date of principal of, or premium, if any, or interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Domestic Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.05, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07. Transfer and Exchange.

Subject to Section 2.15 and, if applicable, the provisions of Appendix A, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements and any applicable requirements under Appendix A for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. The Company, the Registrar, any co-Registrar and the Trustee may require a Holder to furnish such endorsements and transfer documents as any of them may reasonably request in connection with the registration of transfer or exchange of Notes, in addition to any documents that otherwise are required or may be required as provided in this Indenture (including Exhibit A hereto). A Note may not be transferred or exchanged unless such Note shall have been surrendered at an office or agency maintained by the Company for such purpose. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate and deliver Notes at the Registrar’s or co-Registrar’s request. No service charge shall be imposed by the Company, the Trustee or any Registrar, Paying Agent or co-Registrar for any registration of transfer or exchange (other than pursuant to Section 2.08), but the Company, the Registrar or any co-Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

All Notes issued upon any registration of transfer or exchange of other Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

To the fullest extent permitted by applicable law, prior to the due presentment of any Note for registration of transfer or exchange, the Company, the Trustee and any Agent may deem and treat the Person in whose name such Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Company, the Trustee or any Agent shall be affected by notice to the contrary.

The Registrar or any co-Registrar shall not be required to register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the mailing (or, if not mailed, other transmittal) of a notice of redemption of Notes and ending at the close of business on the day of such mailing (or other transmittal), (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part, or (iii) tendered for repurchase pursuant to a Change of Control Offer and not validly withdrawn.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Depositary for such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.08. Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or stolen, and if the Company and the Trustee receive evidence to their satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met and subject to satisfaction of any additional requirements, if applicable, as may be set forth in Appendix A hereto. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for the reasonable expenses of the Company, the Trustee and any Agent in replacing a Note pursuant to this Section 2.08, including reasonable fees and expenses of counsel to the Company, the Trustee or any Agent, as well as any transfer tax or similar governmental charge payable in connection therewith.

Every replacement Note is an additional obligation of the Company.

To the fullest extent permitted by applicable law, the provisions of this Section 2.08 shall be exclusive and shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.09. Outstanding Notes.

 Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those reductions and increases in the interests in Global Notes effected by the Trustee, the Registrar or the Note Custodian in accordance with the provisions hereof, and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note (subject to the provisions of Section 2.10).

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code as in effect in the State of New York. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08. If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on any Redemption Date, maturity date, Change of Control Payment Date or any other date on which a payment of principal of a Note is due, the Trustee or Paying Agent (other than the Company or an Affiliate thereof) holds U.S. Legal Tender in an amount sufficient to pay all of the principal, premium, if any, and interest due on such Note payable on that date, then on and after that date such Note ceases to be outstanding and interest on it ceases to accrue.

SECTION 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.11. Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, Holders of temporary Notes shall be entitled to the same rights, benefits and privileges as Holders of definitive Notes. Anything herein to the contrary notwithstanding, the Notes may be in typewritten form.

SECTION 2.12. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, any co-Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, at the written direction of the Company, and no one else, shall cancel and dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation in accordance with its customary procedures and deliver a certificate of such disposal to the Company upon its written request therefor unless the Company directs the Trustee to deliver canceled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. If the Company or any Affiliate shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

SECTION 2.13. Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest, plus, to the extent lawful, any interest payable on the defaulted interest at the rate provided in the last paragraph of Section 4.01, in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and the related payment date and shall promptly mail or cause the Trustee (at the request and expense of the Company) to mail (or, in the case of Global Notes, otherwise transmit in accordance with the Depositary’s applicable procedures) to each Holder, with a copy to the Trustee (if mailed or transmitted by the Company), a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.14. CUSIP and ISIN Numbers.

The Company in issuing the Notes may use CUSIP and/or ISIN numbers, and if so, the Trustee shall use the CUSIP and/or ISIN numbers in notices of redemption, repurchase, Change of Control Offers or exchanges and on checks or advice of payment as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN numbers that appear on any Note or any such notice, check or advice of payment, and any such notice or advice of payment may state that no representation is made as to the correctness or accuracy of such CUSIP or ISIN numbers and that reliance may be placed only on the other identification numbers printed on the Notes, and no such redemption, repurchase, Change of Control Offer, exchange, advice or payment shall be affected by any defect in or omission of any such numbers.

SECTION 2.15. Book-Entry Provisions for Global Notes.

(a)            Unless otherwise specified in an Officers’ Certificate or as provided in 2.15(b) below, the Global Notes shall (i) be registered in the name of the Depositary or a nominee of such Depositary, (ii) be delivered to the Note Custodian for such Depositary and (iii) bear such legends as may be required by Appendix A hereto.

Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or the Note Custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any Agent as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of Depositary’s customary procedures governing the exercise of the rights of a Holder or beneficial owner of any Note.

(b)            Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be exchanged for Certificated Notes only as follows and subject, if applicable, to the further requirements set forth in this Indenture, including Appendix A hereto. Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (1) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for the Global Notes or ceases to be a clearing agency registered under the Exchange Act (if such registration is required by applicable law) and the Company does not appoint a successor Depositary for the Notes within 90 days after the Company receives such notification or becomes aware that the Depositary has ceased to be so registered, as the case may be, (2) the Company, at its option and subject to the Depositary’s procedures, notifies the Trustee in writing that the Company elects to cause the issuance of Certificated Notes or (3) there shall have occurred and be continuing an Event of Default. The Trustee and the Registrar shall have no obligation to effect an exchange of Global Notes for Certificated Notes pursuant to clause (3) of the immediately preceding sentence until receipt of a written request from the Company. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any authorized denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and, if applicable, will bear the applicable restrictive legends referred to in Appendix A hereto unless the Company determines otherwise or such legend shall have been removed as provided in Appendix A hereto, and in any event subject, if applicable, to the requirements set forth in Appendix A hereto.

ARTICLE 3

Redemption

SECTION 3.01. Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and whether the redemption is being made pursuant to paragraph (a), (b) or (c) of Section 5 of the Notes.

The Company shall give each notice to the Trustee provided for in this Section 3.01 at least five days before notice of redemption is required to be mailed (or otherwise transmitted) to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee in writing); provided that such notice may be revoked by the Company by written notice to the Trustee at any time prior to the time on the date specified by the Company for the Trustee to forward notice of such redemption to Holders as provided in Section 3.03 or, if the Company does not request the Trustee to forward notice of such redemption to Holders, at any time prior to the Company’s giving of the notice of such redemption to Holders pursuant to Section 3.03.

SECTION 3.02. Selection of Notes To Be Redeemed.

If less than all the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee pro rata or by lot; provided that, in the case of Notes represented by one or more Global Notes, interests in such Global Notes will be selected for redemption by the Depositary in accordance with its applicable procedures therefor. Notes shall be redeemed in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof; provided that the remaining principal amount of any Note redeemed in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.03. Notice of Redemption.

Subject to the provisions of Section 3.05, notice of any redemption of the Notes will be mailed by the Company by first-class mail, postage prepaid, or, if the Notes are represented by one or more Global Notes and if the Depositary’s applicable procedures so provide, transmitted in accordance with the Depositary’s applicable procedures therefor, at least 10 but not more than 60 days before the applicable Redemption Date to each Holder of Notes to be redeemed at its registered address (or at such other address or in such other manner as may be provided by the Depositary’s applicable procedures). Each notice for redemption shall identify the Notes (including the CUSIP number) to be redeemed and include statements to substantially the following effect (with such changes therein or additions thereto as the Company in its sole discretion may deem appropriate):

(1) the Redemption Date;

(2) the redemption price (or, if not then ascertainable at the time, a general statement regarding how the redemption price will be calculated) and that accrued and unpaid interest, if any, on the Notes to be redeemed shall be paid to, but excluding, the applicable Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date);

(3) the name and address of the Paying Agent;

(4) that the Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

(5) if less than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed and stating that on and after the Redemption Date, upon surrender of that Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed (or, in the case of Global Notes, appropriate adjustments of the principal amount of a Global Note will be made, as applicable);

(6) that, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Company has deposited with a Paying Agent, on or before the applicable Redemption Date, funds in an amount sufficient to pay the redemption price of the Notes or portions thereof called for redemption on such Redemption Date and accrued and unpaid interest, if any, thereon to, but excluding, such Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date), and the only remaining right of the Holders of the Notes or portions thereof called for redemption will be to receive payment of the redemption price and such accrued and unpaid interest, if any, upon surrender of the Notes to be redeemed to the Paying Agent; and

(7) any conditions to such redemption as determined by the Company in its sole discretion, and, if such redemption is subject to conditions, the Company may at its option also include a statement to the effect that the Redemption Date may be delayed, on one or more occasions and in the Company’s sole discretion, either (at the Company’s option) to a date specified by the Company in such notice or in a subsequent notice to Holders (subject, if the Company shall so elect, to the satisfaction of any or all such conditions or the Company’s written waiver of any such conditions that are not satisfied) or until such time as any or all such conditions have been satisfied or waived by the Company in writing, and that, if any such condition shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date), then (unless the Company shall have waived in writing any such conditions that are not satisfied), the Company shall have no obligation to redeem the Notes called for redemption on such Redemption Date (as the same may have been delayed by the Company as aforesaid) and may cancel such proposed redemption and rescind such notice of redemption, or any other statement that the Company in its sole discretion may deem necessary or advisable concerning matters described in Section 3.05 or to implement any provision of Section 3.05.

At the Company’s written request (which shall specify the date and, at the option of the Company, the time at which the notice of redemption shall be given), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense unless the Company shall have revoked such notice of redemption as provided in Section 3.01. In such event, the Company shall provide the Trustee with the information required by this Section 3.03 at least five days prior to the Trustee giving the notice of redemption, unless the Trustee consents to a shorter period.

The notice, if mailed (or otherwise transmitted) in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail (or to transmit such notice in accordance with the Depositary’s applicable procedures) or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

SECTION 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed (or otherwise transmitted) in accordance with Section 3.03 and all conditions (if any) to such redemption are satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay the applicable Redemption Date as provided in Section 3.05) or the Company waives in writing any such conditions that are not satisfied, (i) Notes called for redemption become due and payable on the Redemption Date (or, if the Company has delayed such Redemption Date, the applicable delayed Redemption Date (as defined in Section 3.05), as the case may be) and at the applicable redemption price plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (or delayed Redemption Date, as applicable) (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date), (ii) upon surrender to the Paying Agent, such Notes or portions thereof called for redemption shall be paid at the redemption price plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date (or, if the Company has delayed such Redemption Date, to, but excluding, the applicable delayed Redemption Date, as the case may be), except that the interest payable on any Interest Payment Date falling on or prior to such Redemption Date (or delayed Redemption Date, as the case may be) shall be paid to the Persons who were the Holders of record at the close of business on the applicable Record Date, and (iii) on and after the applicable Redemption Date (or, if the Company has delayed such Redemption Date, the applicable delayed Redemption Date, as the case may be) interest shall cease to accrue on Notes or portions thereof called for redemption.

SECTION 3.05. Conditions to Redemption.

(a) Any redemption of the Notes may, in the Company’s sole discretion, be subject to one or more conditions precedent, which shall be described in the related notice of redemption to Holders of Notes, which conditions may include, without limitation, completion of one or more Qualified Equity Offerings or other securities offerings or other financings, transactions or events. If such redemption is subject to satisfaction of one or more conditions precedent, such notice to Holders of Notes may (at the option of the Company) include a statement to the effect that the Redemption Date may be delayed, on one or more occasions and in the Company’s sole discretion, either (at the Company’s option) to a date specified by the Company in such notice or in a subsequent notice to such Holders (subject, if the Company shall so elect, to satisfaction of any or all such conditions or the Company’s written waiver of any such conditions that are not satisfied) or until such time as any or all of such conditions have been satisfied or waived by the Company in writing, and that, if any such conditions shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date), then (unless the Company shall have waived in writing any such conditions that are not satisfied), the Company shall have no obligation to redeem the Notes called for redemption on such Redemption Date (as the same may have been delayed by the Company as aforesaid) and may cancel such proposed redemption and rescind any notice of such redemption. In order to delay any Redemption Date (or to further delay any delayed Redemption Date (as defined below)), the Company shall provide written notice to the Trustee at least two Business Days before such Redemption Date (or such delayed Redemption Date, as the case may be), to the effect that the Company has elected to delay such Redemption Date (or such delayed Redemption Date, as the case may be) and specifying the new Redemption Date (a “delayed Redemption Date”) (which may, at the Company’s option, be specified as the date on which any or all conditions to such redemption are satisfied (as determined by the Company in its sole discretion) or waived by the Company), and the Trustee shall provide such notice to each Holder of the Notes that were to be redeemed in the same manner in which the notice of redemption was given. The Company may delay any Redemption Date on one or more occasions.

(b)  If all conditions precedent (if any) to any redemption of the Notes shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date) or waived by the Company in writing and the Company has not elected to delay (or further delay) the applicable Redemption Date (or the applicable delayed Redemption Date, as the case may be), the Company shall provide written notice to the effect that the Company has elected to cancel such redemption to the Trustee prior to close of business two Business Days prior to such Redemption Date (or such delayed Redemption Date, as the case may be). Upon the Trustee’s receipt of such notice, the notice of such redemption shall be automatically rescinded and such redemption shall be automatically cancelled and the Company shall have no obligation to redeem the Notes called for redemption. Promptly after receipt of such notice, the Trustee shall provide such notice to each Holder of the Notes that were to have been redeemed in the same manner in which the notice of redemption was given.

SECTION 3.06. Deposit of Redemption Price.

Prior to or on the Redemption Date, subject to the satisfaction of any conditions specified in the applicable notice of redemption pursuant to Section 3.05, the Company shall deposit with the Paying Agent (or, if the Company or a Domestic Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the Redemption Date (or delayed Redemption Date, as applicable)), on all Notes and portions of Notes to be redeemed on the Redemption Date (or delayed Redemption Date, as applicable), other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation.

SECTION 3.07. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee, upon written request from the Company, shall authenticate and mail or deliver (including by book-entry transfer) to the applicable Holder (at the Company’s expense) a new Note registered in the same name and bearing the same legends, if any, as the Notes surrendered for redemption, equal in principal amount to the unredeemed portion of the Note surrendered (it being understood that, notwithstanding anything in this Indenture to the contrary, no Officers’ Certificate or Opinion of Counsel will be required for the Trustee to authenticate and mail or deliver any such new Note).

ARTICLE 4

CovenanTS

SECTION 4.01. Payment of Notes.

The Company shall pay the principal of, and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds money sufficient to pay the principal, premium and interest due on such date. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company shall pay the principal of and premium, if any, on, and may pay interest on, any Certificated Notes at the office or agency maintained by the Company for such purpose in the United States of America as required by Section 4.02, upon surrender of such Certificated Notes by the Holders thereof at such office or agency. Interest on any Certificated Notes may also be paid, at the Company’s option, by check mailed to the addresses of the Holders entitled thereto appearing in the registry books of the Registrar or by wire transfer to accounts in the United States of America specified by such Holders.

The Company will pay principal of, and premium, if any, and interest on, Global Notes registered in the name of the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as the Holder of such Global Note.

The Company will pay interest on overdue principal of, and, to the extent permitted by applicable law, on overdue premium, if any, and overdue installments of interest on, the Notes at a per annum rate equal to the interest per annum otherwise borne by the Notes, to, but excluding, the date on which such overdue principal, premium or interest, as the case may be, is considered paid or provided for as provided in the first paragraph of this Section 4.01 or is otherwise paid or provided for.

SECTION 4.02. Maintenance of Office or Agency.

The Company shall maintain in the United States of America the office or agency required under Section 2.04. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency in the United States of America (unless such office or agency is an office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency in the United States of America or shall fail to furnish the Trustee with the address thereof, the presentations, surrenders, notices and demands referred to in Section 2.04 may be made or served at the address of the Trustee set forth in Section 11.02.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind or change such designations, all as further provided in Section 2.04.

The Company hereby initially designates the Corporate Trust Office of The Bank of New York Mellon in New York, New York, which on the date hereof is located at 240 Greenwich Street, Floor 7E, New York, New York 10286, as such office of the Company in accordance with this Section 4.02 and Section 2.04.

SECTION 4.03. Compliance Certificate; Notice of Default.

(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company and one other Officer of the Company and also signed (to the extent required by the TIA) by two Officers of each Guarantor, if any, stating that a review of the activities of the Company and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Company and each Guarantor, if any, has complied with all conditions and covenants applicable to it under this Indenture and further stating, as to each such Officer signing such certificate, that to such Officers’ knowledge, the Company and each Guarantor, if any, during such preceding fiscal year has kept, observed, performed and fulfilled each such covenant and condition and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of any such Default or Event of Default, the certificate shall describe such Default or Event of Default and the status thereof.

(b) The Company shall deliver to the Trustee promptly, and in any event within 30 days, after any Senior Officer of the Company obtains knowledge of a Default or Event of Default an Officers’ Certificate specifying the Default or Event of Default and describing its status and the action taken or proposed to be taken in respect thereof.

SECTION 4.04. Waiver of Stay, Extension or Usury Laws.

To the extent permitted by applicable law, the Company and each Guarantor, if any, covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other similar law that would prohibit or forgive the Company or such Guarantor, as applicable, from paying all or any portion of the principal of, or premium, if any, or interest on, the Notes or the Guarantee of any such Guarantor, as applicable, as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and, to the extent permitted by applicable law, the Company and each Guarantor, if any, hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.05. Termination of Covenants and Guarantees.

(a) Section 4.10 (other than the portions thereof relating to the limitation on the obligations of each Guarantor under its Guarantee of the Notes and Article 10 of this Indenture as provided in Section 10.03 and the portions thereof relating to the termination and release of each Guarantor from its Guarantee of the Notes and from all of its obligations under its Guarantee of the Notes and this Indenture as provided in Section 10.05), Section 4.07 and clauses (2) and (4) of Section 5.01(a) (collectively, the “Terminated Covenants”) will automatically and permanently terminate and will be of no further force or effect, and the Company will be automatically and permanently released from all of its obligations thereunder, on and after any date (the “Covenant Termination Date”) that (A) (i) if there are two Applicable Rating Agencies on the Covenant Termination Date, the Notes have an Investment Grade Rating from both Applicable Rating Agencies or (ii) if there are three Applicable Rating Agencies on the Covenant Termination Date, the Notes have an Investment Grade Rating from at least two of the Applicable Rating Agencies and (B) no Default or Event of Default has occurred and is continuing with respect to the Notes and thereafter any omission to comply with any of the Terminated Covenants (or the Guarantees, if any, of the Notes, which Guarantees also shall be automatically and permanently terminated and released as set forth in Section 4.05(b)) shall not constitute a breach, Default or Event of Default under the Notes or this Indenture.

(b) All of the Guarantees, if any, of the Notes will automatically and permanently terminate and will be of no further force or effect, and all of the obligations of the Guarantors, if any, under such Guarantees and this Indenture will be automatically and permanently released, on the Covenant Termination Date.

(c) The Company shall deliver an Officers’ Certificate to the Trustee notifying the Trustee of the Covenant Termination Date promptly (but in no event later than ten Business Days) after such date, and the Trustee shall have no obligation to monitor or determine whether a Covenant Termination Date has occurred; provided that any failure by the Company to deliver any such Officers’ Certificate shall not constitute a Default or Event of Default or affect the automatic and permanent termination of the Terminated Covenants, the Guarantees (if any) of the Notes and the other obligations referred to in this Section 4.05 on the Covenant Termination Date.

SECTION 4.06. Change of Control Triggering Event.

(a)  Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right (unless the Company has exercised its right to redeem all of the then outstanding Notes pursuant to Section 5 of the Notes by sending (or causing the Trustee to send) a notice of redemption) to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described below (a “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the applicable Change of Control Payment Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to the Change of Control Payment Date) (the “Change of Control Purchase Price”).

(b) Within 30 days following the date upon which the Change of Control Triggering Event shall have occurred, the Company must (unless the Company has exercised its right to redeem all of the Notes pursuant to Section 5 of the Notes by sending (or causing the Trustee to send) a notice of redemption) send, by first class mail, a notice to each Holder of Notes (or, in the case of Global Notes, send such notice in accordance with the applicable procedures, if any, of the Depositary), with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

(1) that the Change of Control Offer is being made pursuant to this Indenture and that all Notes that are validly tendered and not withdrawn will be accepted for payment;

(2) the Change of Control Purchase Price and the purchase date, which must be a Business Day no earlier than 10 days nor later than 60 days from the date such notice is mailed (or otherwise transmitted), other than as may be required by law (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date (unless the Company shall default in the payment of the Change of Control Purchase Price of the Notes) and the only remaining right of the Holder will be to receive payment of the Change of Control Purchase Price upon surrender of the applicable Note to the Paying Agent;

(5) that Holders electing to have a portion of a Note purchased pursuant to a Change of Control Offer may only elect to have such Note purchased in denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that the remaining principal amount of any such Note surrendered for repurchase in part shall be $2,000 or an integral multiple of $1,000 in excess thereof;

(6) that if a Holder elects to have a Note purchased pursuant to a Change of Control Offer it will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of or attached to the Note duly completed, to the Person and at the address specified in the notice (or, in the case of Global Notes, to surrender the Note and provide the information required by such form in accordance with the applicable procedures, if any, of the Depositary) prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(7) that a Holder will be entitled to withdraw its election if the Company receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; and

(8) that if any Note is purchased only in part a new Note will be issued in principal amount equal to the unpurchased portion of the Note surrendered.

(c) On or before the Change of Control Payment Date for the Notes, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) validly tendered and not withdrawn pursuant to the Change of Control Offer; provided that if, following repurchase of a portion of a Note, the remaining principal amount thereof would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000;

(2) deposit with a Paying Agent an amount equal to the payment due in respect of all Notes or portions thereof so tendered and not withdrawn;

(3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted for payment; and

(4) deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the applicable provisions of this Indenture.

(d) The Company, the depositary, if any, appointed by the Company for such Change of Control Offer or a Paying Agent, as the case may be, shall promptly mail or deliver (or, in the case of Global Notes, deliver in accordance with the applicable procedures, if any, of the Depositary) to each tendering Holder an amount equal to the Change of Control Purchase Price of the Notes validly tendered by such Holder and not withdrawn and accepted by the Company for purchase. Further, the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver (including by book-entry transfer) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note accepted for payment (it being understood that, notwithstanding anything in this Indenture to the contrary, no Officers’ Certificate or Opinion of Counsel will be required for the Trustee to authenticate and mail or deliver any such new Note). Any Note not so accepted shall be promptly mailed or delivered (including by book-entry transfer) by the Company or the Trustee to the Holder thereof.

(e) Interest on Notes (or portions thereof) validly tendered and not withdrawn pursuant to a Change of Control Offer will cease to accrue on and after the applicable Change of Control Payment Date (unless the Company shall default in the payment of the Change of Control Purchase Price of the Notes).

(f) If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date for the Notes, any accrued and unpaid interest on the Notes to, but excluding, the Change of Control Payment Date will be paid to the Persons in whose names the applicable Notes are registered at the close of business on the applicable Record Date.

(g) The Company will not be required to make a Change of Control Offer for the Notes upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture that are applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything in this Indenture to the contrary, a Change of Control Offer may be made in advance of a Change of Control or a Change of Control Triggering Event conditioned upon the occurrence of such a Change of Control or Change of Control Triggering Event, if a definitive agreement regarding such Change of Control is in effect at the time of making the Change of Control Offer.

(h) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that any securities laws or regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue thereof.

(i) The provisions of this Indenture relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event (including the definitions relating thereto) and the terms of any such offer may, subject to the limitations set forth in Section 9.02, be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Notes.

SECTION 4.07. Limitation on Incurrence of Additional Indebtedness.

(a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable for payment of (collectively, “incur”) any Indebtedness (including, without limitation, Acquired Indebtedness) other than Permitted Indebtedness and other than as provided in paragraph (b) below.

(b) Notwithstanding the foregoing, the Company or any of its Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if, on the date of the incurrence of such Indebtedness and immediately after giving effect to the incurrence of such Indebtedness and the repayment, repurchase, defeasance, redemption or other discharge of any other Indebtedness with the proceeds of the Indebtedness being so incurred or in connection with the transactions pursuant to which such Indebtedness is being incurred, on a pro forma basis:

(1) the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 1.5 to 1.0; and

(2) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of incurring such Indebtedness.

SECTION 4.08. Maintenance of Total Unencumbered Assets.

The Company will maintain Total Unencumbered Assets of not less than 120% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Company and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP.

SECTION 4.09. Reports to Holders.

(a)  Whether or not required by the rules and regulations of the SEC and so long as any Notes are outstanding, the Company will mail or otherwise transmit to the Holders of the outstanding Notes:

(1) all quarterly and annual financial information that would be required to be contained in Items 7, 7A and 8 of Part II of a filing with the SEC on Form 10-K and Items 1, 2, and 3 of Part I of a filing with the SEC on Form 10-Q, as applicable, if the Company were required to file such forms pursuant to the Exchange Act and the applicable rules and regulations of the SEC thereunder and, with respect to the annual information only, a report on the Company’s annual financial statements by the Company’s independent public accounting firm, in each case within 15 days after the last day of the applicable time period for filing with the SEC (plus any applicable extensions of such time period) specified in the relevant form or in the rules and regulations of the SEC or any other applicable laws, rules or regulations; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports pursuant to the Exchange Act and the applicable rules and regulations of the SEC thereunder, in each case within three Business Days after the last day of the applicable time period for filing with the SEC (plus any applicable extensions of such time period) specified in Form 8-K or in the rules and regulations of the SEC or any other applicable laws, rules or regulations; provided, however, that no such report will be required to be furnished to the extent such report would be required by Items 1.04, 3.01, 3.02, 3.03, 5.02(e), 5.03, 5.04, 5.05, 5.06, 5.07 or 5.08 of Form 8-K;

provided, however, that, in the event that the Company is not subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act, (i) the time periods for filing of the foregoing information and reports (collectively, the “Financial Reports”) specified in the relevant forms or rules and regulations of the SEC or any other applicable laws, rules or regulations as described in clauses (1) and (2) above shall be those applicable to a non-accelerated filer or shall otherwise be the longest available time period under such forms, rules and regulations of the SEC or other applicable laws, rules or regulations, as the case may be, (plus any applicable extensions of such time period) and (ii) the Financial Reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K or Regulation G (with respect to any non-GAAP financial measures contained therein) promulgated by the SEC, (B) will not be required to include information required by Item 601 of Regulation S-K promulgated by the SEC, (C) will not be required to include financial statements for any acquired entity, businesses or assets (whether acquired by merger, consolidation, acquisition of assets or Capital Stock or otherwise) unless such acquisition has occurred and such financial statements would be required by Rule 3-05 of Regulation S-X promulgated by the SEC to be included in an annual report on Form 10-K, quarterly report on Form 10-Q or current report on Form 8-K of the Company, as the case may be; provided that, notwithstanding that such Rule 3-05 or any other law, rule or regulation would require that some or all of such financial statements be audited, the Company may nonetheless deliver unaudited financial statements unless the Company shall have obtained such audited financial statements in connection with such acquisition, and provided, further, that the Company shall in no event be required to provide any financial statements as of dates or for periods earlier or other than the dates or periods that would otherwise be required by such Rule 3-05 for any such acquisition, and (D) will not be required to include the schedules identified in Rule 5-04 of Regulation S-X promulgated by the SEC. For purposes of clarity, it is understood and agreed that (x) the Company may, in its sole discretion, include in any of the Financial Reports information in addition to that specified in clauses (1) and (2) above and any information that it would otherwise be entitled to omit pursuant to the provisions described above, and (y) no financial statements shall be required for the acquisition or disposition of any entity, business or assets (whether acquired or disposed of by merger, consolidation, acquisition or disposition of assets or Capital Stock or otherwise) unless such acquisition or disposition, as the case may be, shall have occurred.

(b) The Company and the Guarantors, if any, agree to make available to Holders of any outstanding Notes and to prospective purchasers designated by such Holders, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as such Notes (other than Notes held by the Company or an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company) are not freely transferable under the Securities Act.

(c) If the Company is a Subsidiary of any direct or indirect parent entity, the Financial Reports required pursuant to Section 4.09(a) may be those of such parent entity instead of the Company; provided that, if there are material differences (as determined in good faith by the Company) between the consolidated results of operations and financial condition of such parent entity and its consolidated Subsidiaries, on the one hand, and the consolidated or combined, as applicable, results of operations and financial condition of the Company and its Subsidiaries, on the other hand, the quarterly and annual Financial Reports required by Section 4.09(a) will include a presentation (which, at the option of the Company, may be unaudited and may appear on the face of the financial statements or in the notes thereto or elsewhere in the applicable Financial Reports) of the financial condition and results of operations of the Company and its Subsidiaries (it being understood and agreed that such presentation may, at the option of the Company, take the form of a condensed consolidating or combined, as applicable, statement of operations and a condensed consolidating or combined, as applicable, balance sheet (in each case without notes thereto unless the Company shall, in its sole discretion, elect to include notes), or a presentation similar to that required by Rule 3-10 of Regulation S-X (as such rule was in effect on December 31, 2020) promulgated by the SEC, or summarized financial information similar to that specified in Rule 1-02(bb)(1) of Regulation S-X promulgated by the SEC (without any notes thereto unless the Company, in its sole discretion, shall elect to include notes, and which summarized financial information may have such variations from the information specified in such Rule 1-02(bb)(1) as the Company may in its sole discretion deem appropriate, including, without limitation, variations to conform to the nature of its or its parent entity’s business and/or the line items and other information presented in its or its parent entity’s financial statements) for the Company and its Subsidiaries on a consolidated or combined basis, as applicable, in each case for the applicable periods).

(d) Anything in this Indenture to the contrary notwithstanding, the Company shall be deemed to have satisfied its obligation to mail, transmit or otherwise furnish any Financial Report or other information pursuant to Section 4.09(a) or Section 4.09(c) above by (a) filing or furnishing such Financial Report or other information (or another document containing the information that would otherwise have been included in such Financial Report or containing such other information, as applicable) with the SEC for public availability or (b) posting such Financial Report or other information (or another document containing the information that would otherwise have been included in such Financial Report or containing such other information) on a website (which may be a password protected website) hosted by the Company or by a third party, in each case within the applicable time period specified above.

(e) If any Financial Report or other information required by this Section 4.09 (or any other document referred to in Section 4.09(d) above) is not filed, mailed, posted, transmitted or otherwise furnished within the applicable time period specified above and such Financial Report or other information (or other document) is subsequently mailed, filed, posted, transmitted or otherwise furnished, the Company will be deemed to have satisfied its obligations under this Section 4.09 with respect to such Financial Report or other information (or other document), as the case may be, and any Default or Event of Default with respect thereto or resulting therefrom shall be deemed to have been cured and any acceleration of the Notes resulting therefrom shall be deemed to have been rescinded so long as such rescission would not conflict with any applicable judgment or decree of a court of competent jurisdiction.

If delivered to the Trustee, such delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder.

SECTION 4.10. Future Guarantees.

If, on any date (a “Guarantee Date”), the aggregate Guaranteed Principal Amount of any Domestic Subsidiary of the Company (other than a Domestic Subsidiary of the Company that is an Excluded Subsidiary or a Securitization Entity) exceeds $2.5 million, the Company will cause such Domestic Subsidiary to execute and deliver to the Trustee, within 30 days after such Guarantee Date (except as set forth in the proviso below), a supplemental indenture pursuant to which such Domestic Subsidiary will unconditionally guarantee the payment of the Notes, jointly and severally with all other Guarantors (if any) of the Notes; provided that, if a Domestic Subsidiary that would have been required to guarantee the Notes but for the fact that it was an Excluded Subsidiary or a Securitization Entity shall be required to guarantee the Notes because it shall have ceased to be an Excluded Subsidiary or a Securitization Entity, or if a Subsidiary that was a Foreign Subsidiary shall be required to guarantee the Notes because it shall have become a Domestic Subsidiary that is not an Excluded Subsidiary or a Securitization Entity, as the case may be, the supplemental indenture referred to above shall be delivered to the Trustee within 30 days after the date such Domestic Subsidiary shall have ceased to be an Excluded Subsidiary or a Securitization Entity or such Foreign Subsidiary shall have become a Domestic Subsidiary that is not an Excluded Subsidiary or Securitization Entity, as the case may be. Anything in this Indenture to the contrary notwithstanding, no Excluded Subsidiary, Securitization Entity or Foreign Subsidiary shall be required to guarantee the Notes or become a Guarantor.

The obligations of each Guarantor, if any, under its Guarantee of the Notes and under Article 10 of this Indenture will be limited as provided in Section 10.03.

Anything in this Indenture to the contrary notwithstanding, each Guarantor’s Guarantee of the Notes will automatically and permanently terminate and be released, all obligations of such Guarantor under its Guarantee of the Notes and this Indenture will automatically and permanently terminate and such Guarantor will be automatically and permanently released from all of its obligations under its Guarantee of the Notes and this Indenture under the circumstances set forth in Section 10.05.

ARTICLE 5

Merger and Consolidation

SECTION 5.01. Merger, Consolidation and Sale of Assets.

(a)  The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s properties and assets determined on a consolidated basis (other than (i) sales, assignments, transfers, leases, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case in the ordinary course of business and (ii) any Required Asset Sale) to any Person, unless:

(1) either

(A) the Company shall be the surviving or continuing Person; or

(B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Company’s properties and assets (the “Surviving Entity”):

(i)  shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(ii)  shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant in the Notes and this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction and, if applicable, the assumption contemplated by Section 5.01(a)(1)(B)(ii) above (including giving pro forma effect to any Indebtedness and Acquired Indebtedness incurred and any repayment, repurchase, defeasance, redemption or other discharge of Indebtedness by the Company or the Surviving Entity, as the case may be, or any of their respective Subsidiaries in connection with such transaction), the Company or such Surviving Entity, as the case may be: (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction, in each case determined as of the end of the most recent fiscal quarter ending on or prior to the date of such transaction for which financial statements of the Company or the Surviving Entity, as the case may be, are available; or (b) shall be able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.07(b); or (c) shall have a Consolidated Fixed Charge Coverage Ratio that is equal to or greater than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to such transaction (the computations required by clauses (b) and (c) above shall be computed on a pro forma basis giving effect to such transaction as if it had occurred at the beginning of the most recent Four Quarter Period ended on or prior to the date of such transaction for which financial statements of the Company or the Surviving Entity, as the case may be, are available and the other pro forma adjustments set forth in the definition of “Consolidated Fixed Charge Coverage Ratio”). If the transaction involves a Surviving Entity and the Company and the Surviving Entity have different fiscal quarters, then the relevant Four Quarter Period and, for purposes of clause (a) of this paragraph (2), the relevant fiscal quarter, may, at the election of the Company, be based on either the Company’s or the Surviving Entity’s fiscal quarters;

(3) immediately after giving pro forma effect to such transaction (and treating any Indebtedness that becomes an obligation of the Company or the Surviving Entity, as the case may be, or any of its Subsidiaries as a result of such transaction as having been incurred by the Company or the Surviving Entity, as the case may be, or such Subsidiary at the time of such transaction, and any Indebtedness to be repaid, repurchased, defeased, redeemed or otherwise discharged by the Company or the Surviving Entity or any of their respective Subsidiaries in connection with such transaction as having been repaid, repurchased, defeased, redeemed or otherwise discharged at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(4) if the Surviving Entity is not the Company, each Guarantor (unless it is the Surviving Entity, in which case Section 5.01(a)(1)(B) above shall apply) shall have by supplemental indenture confirmed that its Guarantee of the Notes shall apply to such Surviving Entity’s obligations under this Indenture and the Notes; and

(5) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, limitations and exceptions), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture.

(b) Notwithstanding the provisions of Section 5.01(a), any Subsidiary of the Company may merge or consolidate with or into or transfer all or any part of its properties and assets to the Company or the Surviving Entity or any other Subsidiary of the Company or the Surviving Entity and Section 5.01(a) and, except in the case of a merger or consolidation with or into the Company or the Surviving Entity, Section 5.01(f), shall not apply to any such transaction.

(c) For purposes of the foregoing, the sale, assignment, transfer, lease, conveyance or other disposition, in a single transaction or series of related transactions, of all or substantially all of the properties and assets of one or more Subsidiaries of the Company (other than (i) sales, assignments, transfers, leases, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case in the ordinary course of business and (ii) any Required Asset Sale), the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(d) For purposes of clarity, it is understood and agreed that references in this Section 5.01 to sales, assignments, transfers, leases, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets in the ordinary course of business shall include, without limitation, any sales, assignments, transfers, leases, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets (1) that are made (x) to any Securitization Entity for the purpose of enabling such Securitization Entity to securitize the assets so sold, assigned, transferred, leased, conveyed or disposed of or enabling such Securitization Entity to issue Non-Recourse Indebtedness secured by such assets or to enter into any Repurchase Agreements with respect to such assets or (y) to any Person pursuant to a Repurchase Agreement that is otherwise permitted (or not prohibited) by this Indenture, under which such Person is a buyer of Repurchase Agreement Assets, and (2) that the Company in good faith determines to be consistent with past practice of the Company or any of its Subsidiaries or to reflect customary or accepted practice in the businesses, industries or markets in which the Company or any of its Subsidiaries operates or reasonably expects to operate or that reflect reasonable extensions, evolutions or developments of any of the foregoing (including, without limitation, by way of new transactions or structures), and as a result, none of the foregoing shall constitute a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s properties and assets, on a consolidated basis or otherwise, for purposes of the other paragraphs of this Section 5.01.

(e) Upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in accordance with the foregoing in which the Company is not the surviving or continuing entity, as the case may be, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as the “Company” herein and therein, and the Company shall be released from all of its obligations under this Indenture and the Notes; provided that, in the case of a lease of all or substantially all of the properties and assets of the Company, the Company will not be released from its obligation to pay the principal of and premium, if any, and interest on the Notes.

(f) If the Surviving Entity in any transaction described in, and made in compliance with, this Section 5.01 shall be a Guarantor of the Notes, or if a Guarantor shall merge or consolidate with or into the Company or the Surviving Entity, as the case may be, in any transaction described in, and made in compliance with this Section 5.01, such Guarantor’s Guarantee of the Notes will automatically terminate and be released and such Guarantor will automatically be released from all of its obligations under its Guarantee of the Notes and all of its obligations as a Guarantor under this Indenture contemporaneously with such transaction.

ARTICLE 6

Defaults and Remedies

SECTION 6.01. Events of Default. Each of the following events shall be an “Event of Default”:

(1) the failure to pay interest on any of the outstanding Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2) the failure to pay the principal of and premium, if any, on any of the outstanding Notes when such principal becomes due and payable, at maturity or otherwise (including the failure to make a payment to purchase Notes validly tendered and not withdrawn pursuant to a Change of Control Offer);

(3) failure by the Company or any Guarantor to comply with any of its other covenants or agreements contained in this Indenture (other than covenants or agreements a default in whose performance would constitute an Event of Default under clause (1) or (2) above) and such default continues for a period of 60 days after the Company receives written notice (with a copy to the Trustee if given by Holders) specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default when the Company receives the written notice specified in this clause (3) (with a copy to the Trustee if given by Holders) but without any requirement that such default continue for 60 days);

(4) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness for borrowed money (other than Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company and such payment shall not have been made, waived or extended within 30 days after such final stated maturity (giving effect to any applicable grace periods and any extensions thereof) (a “Payment Default”), or the acceleration of the final stated maturity of any Indebtedness for borrowed money (other than Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company and such acceleration shall not have been rescinded, annulled, waived or otherwise cured within 30 days after receipt by the Company or such Subsidiary of the Company of written notice of any such acceleration (an “Acceleration”), if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other Indebtedness for borrowed money (other than Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company as to which a Payment Default or an Acceleration shall have occurred and shall be continuing, aggregates $190.0 million or more at any time;

(5) (a) the Company or a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors;

(v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it; or

(vi) takes any corporate action to authorize or effect any of the foregoing; or

(b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief in an involuntary case against the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

(ii) appoints a Custodian for all or substantially all of the property of the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law; or

(iii) orders the winding up or liquidation of the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

and in the case of each of (i), (ii) and (iii) of this paragraph (b), such order, decree or relief remains unstayed and in effect for 60 days; or

(6) any Guarantee of the Notes by a Guarantor that is a Significant Subsidiary of the Company ceases (or the Guarantees of the Notes by a group of Guarantors that together would constitute a Significant Subsidiary of the Company cease) to be in full force and effect for a period of 30 days, or a Guarantor of the Notes that is a Significant Subsidiary of the Company (or a group of Guarantors of the Notes that together would constitute a Significant Subsidiary of the Company) denies or disaffirms its obligations under its Guarantee (or their obligations under their Guarantees, as the case may be) of the Notes unless such denial or disaffirmation, as applicable, is rescinded, canceled or terminated within 30 days, in each case other than by reason of the release, termination or discharge of any such Guarantees or Guarantors in accordance with the terms of this Indenture or as a result of the discharge of this Indenture pursuant to Section 8.01 or as a result of Legal Defeasance or Covenant Defeasance pursuant to Section 8.02.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

SECTION 6.02. Acceleration.

If an Event of Default with respect to the Notes (other than an Event of Default specified in clause (5) of the first paragraph of Section 6.01 with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest on all the outstanding Notes to be due and payable by notice in writing to the Company and (if the notice is given by Holders) to the Trustee specifying the Event of Default and that it is a “notice of acceleration,” and, upon such a declaration, such principal and accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in clause (5) of the first paragraph of Section 6.01 with respect to the Company occurs and is continuing, then all principal of, and accrued and unpaid interest on, all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

A notice of Default may not be given by the Trustee with respect to any action taken and reported publicly or to Holders more than two years prior to such notice of Default. Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default or acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Company and the Trustee that such Holder is not (or, in the case such Holder is the Depositary or its nominee, that such Holder is being instructed solely by beneficial owners of the Notes that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default (a “Default Direction”) shall be deemed a continuing representation until the Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is Depositary or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner or owners, as the case may be, of interests in the applicable Global Notes in lieu of the Depositary or its nominee and the Depositary shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officers’ Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the running of the cure period with respect to each applicable Default or Event of Default shall be automatically stayed and the full original cure period with respect to each such Default and Event of Default shall be automatically reinstituted and any remedy shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the running of the cure period with respect to each applicable Default or Event of Default shall be automatically stayed and the full original cure period with respect to each such Default and Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that each applicable Default or Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of any such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default described in clause (5) of the first paragraph of Section 6.01 shall not require compliance with the preceding two paragraphs.

The Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture that is accompanied by the required Position Representations, and shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Company, any holder or any other Person in acting in good faith on a Noteholder Direction that is accompanied by the required Position Representations or on an Officers’ Certificate from the Company, in either case, pursuant to which the Trustee refrains from taking any action or stays any remedy in good faith with respect thereto or in reliance thereon.

At any time after any acceleration of the Notes in accordance with the preceding provisions of this Section 6.02, the Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee and the Company may rescind and cancel any such acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, other than nonpayment of principal of or interest on the Notes that have become due solely because of the acceleration, have been cured or waived, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, in each case which have become due otherwise than by such acceleration, at the per annum rate specified in the last paragraph of Section 4.01, has been paid; and (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances in connection with such acceleration and rescission.

In the event of acceleration of the Notes because an Event of Default specified in clause (4) of the first paragraph of Section 6.01 has occurred and is continuing, the acceleration of the Notes shall be automatically rescinded and cancelled if (a) within 60 days after such acceleration of the Notes as a result of such Event of Default, the aggregate principal amount of Indebtedness for borrowed money (other than Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company as to which a Payment Default or an Acceleration shall have occurred and shall be continuing shall be less than $190.0 million, whether as a result of any such Payment Default or Payment Defaults or Acceleration or Accelerations, as the case may be, having been remedied or cured or waived by the holders of the relevant Indebtedness, the relevant Indebtedness having been repaid, redeemed, defeased or otherwise discharged, or otherwise, (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (c) all existing Events of Default, other than nonpayment of the principal of or interest on the Notes that shall have become due solely because of the acceleration, have been cured or waived.

No rescission of acceleration of the Notes pursuant to this Section 6.02 shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. To the fullest extent permitted by applicable law, a delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default, no remedy is exclusive of any other remedy and all available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults.

The Holders of a majority in principal amount of the outstanding Notes may waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), any Default or Event of Default and its consequences except a continuing default in the payment of the principal, premium, if any, or interest on any Notes held by any non-consenting Holder (excluding a default in payment resulting from an acceleration that has been or is being waived or rescinded or that has been cured). Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

Subject to Section 7.02(g), the Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits.

Subject to Section 6.07, a Holder may not pursue any remedy with respect to this Indenture or the Notes or any Guarantees, unless:

(1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made a written request, and such Holder or Holders shall have offered security or indemnity reasonably satisfactory to the Trustee to pursue a remedy; and

(3) the Trustee has failed to comply with such request and has not received from the Holders of at least a majority in aggregate principal amount of the Notes outstanding a direction inconsistent with such request within 60 days after such notice, request and offer of security or indemnity.

SECTION 6.07. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on, the Notes held by such Holder on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of the first paragraph of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and accrued interest remaining unpaid (together with interest on any overdue interest (to the extent permitted by applicable law) at the rate per annum specified in the last paragraph of Section 4.01) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee.

SECTION 6.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relating to the Company, its creditors or its property and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders (it being understood it shall be under no obligation to do so), to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or accept or adopt, on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal. premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest; and

THIRD: to the Company.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. Promptly after any record date or payment date is set pursuant to this Section 6.10, the Trustee shall cause notice of such record date or payment date or both, as the case may be, to be given to the Company and each Holder in the manner set forth in Section 11.02.

SECTION 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE 7

Trustee

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or in the TIA, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations stated therein).

(c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(h) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless a Responsible Officer of the Trustee has received written notice thereof from the Company or any Holder and such notice references the Notes and this Indenture.

SECTION 7.02. Rights of Trustee.

Subject to Section 7.01:

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers; provided, however, that, subject to paragraph (b) of Section 7.01, the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Notes, unless such Holders have offered to the Trustee security and/or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or any statement in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and a Responsible Officer of the Trustee receives written notice of such Default or Event of Default, the Trustee shall mail or otherwise transmit to each Holder notice of the Default or Event of Default within 90 days after written notice of it is received by the Trustee. Except in the case of an Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as its Board of Directors or a committee thereof or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reports by Trustee to Holders.

Within 60 days after May 15 of each year beginning with May 15, 2022, the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA § 313(a), if and to the extent required by TIA § 313(a). The Trustee shall also comply with TIA § 313(b), 313(c) and 313(d).

SECTION 7.07. Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for the Trustee’s services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, except any such expenses as shall have been caused by the Trustee’s own negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and out-of-pocket expenses of the Trustee’s agents, counsel and accountants. The Company shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim of which a Responsible Officer has received notice or of which a Responsible Officer has otherwise become aware for which the Trustee or any Trustee Party (as defined below) may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate and shall cause all Trustee Parties to cooperate in the defense. The Trustee and all Trustee Parties may have one firm of separate counsel selected by the Trustee in connection with the defense of such claim and the Company shall pay the reasonable fees and out-of-pocket expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Company, on the one hand, and the Trustee and any Trustee Parties subject to the claim, on the other hand, in connection with such defense as reasonably determined by the Trustee. The Company need not reimburse any expense or indemnify against any loss, damage, claim, liability or expense caused by or resulting from the willful misconduct or negligence of the Trustee or a Trustee Party. The Company need not pay for any settlement made by the Trustee or any Trustee Party without the Company’s written consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents and successors (collectively, “Trustee Parties”).

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee pursuant to this Indenture, other than money or property held in trust to pay principal of, or premium, if any, or interest on, or other amounts payable to Holders under, the Notes or the Guarantees.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and the discharge or termination of this Indenture. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in clause (5) of the first paragraph of Section 6.01 with respect to the Company, the expenses are intended to constitute expenses of administration under applicable Insolvency Law.

SECTION 7.08. Replacement of Trustee.

The Trustee may resign at any time by giving 30 days prior written notice of such resignation to the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may, upon 30 days prior written notice to the Company and the Trustee, remove the Trustee and may appoint a successor Trustee; provided that so long as no Default or Event of Default has occurred and is continuing, the Company shall have the right to consent to the successor Trustee, such consent not to be unreasonably withheld. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the retiring Trustee pursuant to Section 7.07, all money and property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, whereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall cause to be delivered a notice of its succession to all Holders.

Anything in this Section 7.08 to the contrary notwithstanding but subject to the provisions of Section 7.09, no resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section 7.08 shall become effective until the acceptance of appointment by the successor Trustee pursuant to this Section 7.08.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business to, another corporation or bank, the resulting, surviving or transferee corporation or bank, without any further act shall be the successor Trustee; provided that such corporation or bank shall be otherwise qualified and eligible under this Article 7.

In case at the time such successor or successors (by merger, conversion, transfer of all or substantially all of its corporate trust business or consolidation) to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the same full force and effect as if they had been authenticated by the predecessor Trustee.

SECTION 7.10. Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA § 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition. In addition, if the Trustee is a corporation or bank included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA § 310(a)(2). The Trustee shall comply with TIA § 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a)(1) and 310(a)(5), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Notes.

This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in this Indenture and except for the Trustee’s right to reimbursement of fees and expenses and indemnification as expressly provided for in this Indenture) as to all outstanding Notes, and all of the Guarantees, if any, of the Notes shall be discharged, terminated and released, when:

(1) either

(a) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by giving of a notice of redemption, upon stated maturity or otherwise, will become due and payable within one year (upon stated maturity or otherwise), or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee cash in such amount as will be sufficient, U.S. Government Obligations the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on such Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption;

(2) the Company has paid or caused to be paid all other sums payable by the Company under this Indenture; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations) stating that all conditions precedent under this Section 8.01 relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the foregoing paragraph, the provisions of Sections 8.04, 8.05, 8.06, 8.07 and 11.08 and, if the outstanding Notes have been or are to be called for redemption, Article 3 shall survive until the Notes have been cancelled or are no longer outstanding.

After such delivery or irrevocable deposit, the Trustee upon request shall execute proper instruments acknowledging the discharge of this Indenture and the Company’s obligations under the Notes and this Indenture and, if applicable, the obligations of all Guarantors under the Guarantees and this Indenture, except for those surviving obligations specified above.

SECTION 8.02. Legal Defeasance and Covenant Defeasance.

(a) The Company may, at its option and at any time, elect to have either Section 8.02(b) or (c) be applied to the Notes upon compliance with the conditions set forth in Section 8.03.

(b) Upon the Company’s exercise under Section 8.02(a) of the option under this Section 8.02(b), the Company and the Guarantors, if any, shall be discharged from all of their obligations under the Notes, the Guarantees, if any, and this Indenture (“Legal Defeasance”) on the date that the applicable conditions set forth in Section 8.03 shall have been satisfied, and on or after that date any omission to comply with any such obligations shall no longer constitute a Default or Event of Default. Such Legal Defeasance shall mean that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes (which shall thereafter be deemed to be outstanding only for purposes of the provisions of this Indenture referred to in clauses (1) through (4) below), the Guarantors, if any, shall be released from all of their obligations under this Indenture and their Guarantees of the Notes, and the Company shall be released from all of its other obligations under this Indenture and the Notes, except that the following provisions of this Indenture shall survive:

(1) the rights of Holders to receive, solely from the trust fund described in clause (1) of the first paragraph of Section 8.03, payments in respect of the principal of, and premium, if any, and interest on the Notes when such payments are due;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments on the Notes;

(3) the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4) the provisions of this Section 8.02, Sections 8.04, 8.05, 8.06, 8.07 and 11.08 and, if the outstanding Notes have been or are to be called for redemption, Article 3.

On and after the date of Legal Defeasance, payment of the Notes may not be accelerated because of an Event of Default and, upon such Legal Defeasance, the Guarantees, if any, of the Notes and all obligations of the Guarantors under this Indenture and the Guarantees shall automatically terminate.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.01(c).

(c) Upon the Company’s exercise under Section 8.02(a) of the option under this Section 8.02(c), the Company and the Guarantors, if any, shall be released and discharged from all of their covenants and agreements under Sections 4.06 through 4.10, inclusive, and clauses (2) and (4) of Section 5.01(a) on the date that the applicable conditions set forth in Section 8.03 shall have been satisfied (“Covenant Defeasance”), and on or after that date the foregoing covenants and agreements shall no longer apply, and the Notes shall be deemed not to be outstanding for purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with any such covenants or agreements, but shall continue to be deemed outstanding for all other purposes hereunder, and the Company and the Guarantors, if any, may omit to comply with and shall have no liability in respect of any term, condition, obligation or limitation set forth in any of the Sections, clauses and other provisions set forth above in this Section 8.02(c), whether directly or indirectly, by reason of any reference elsewhere herein to any such Section, clause or other provision or by reason of any reference in any such Section, clause or other provision to any other Section, clause or provision herein or in any other document and such omission to comply with any covenant or agreement set forth in any such Section, clause or other provision shall not constitute a Default or Event of Default under this Indenture. On and after the date that Covenant Defeasance occurs, (x) the Events of Default described in clauses (1) and (2) (solely insofar as such clauses relate to any failure to pay amounts due in connection with a Change of Control Offer), clause (3) (solely insofar as it relates to the covenants and agreements as to which Covenant Defeasance has occurred), clause (4), clause (5) (except with respect to Company) and clause (6) of the first paragraph of Section 6.01 will no longer constitute Events of Default or otherwise apply and (y) the Guarantors, if any, of the Notes shall be automatically released from all of their obligations under their Guarantees of the Notes and this Indenture and such Guarantees will be automatically released, terminated and discharged.

(d) Subject to compliance with Section 8.02(b) or (c), the Trustee, upon request shall execute proper instruments acknowledging such Legal Defeasance or Covenant Defeasance and the release, termination and/or discharge of the instruments, agreements and other provisions referred to in such Section 8.02(b) or (c), as applicable.

SECTION 8.03. Conditions to Legal Defeasance and Covenant Defeasance.

The following shall be the conditions to Legal Defeasance or Covenant Defeasance:

(1) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes cash in U.S. Legal Tender in such amount as will be sufficient, U.S. Government Obligations the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, as confirmed, certified or attested by an Independent Financial Advisor in writing to the Trustee, to pay the principal of, premium, if any, and interest on the Notes on the stated maturity date thereof or any earlier Redemption Date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations) confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations) confirming that the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (1) of this Section 8.03 (other than a Default and Event of Default resulting from borrowing of funds to be applied to make such deposit and any similar or substantially contemporaneous transactions and, in each case, the granting of any Liens in connection therewith);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument that, in the judgment of the Company, is material with respect to the Company and its Subsidiaries taken as a whole (excluding this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations), each stating that all conditions precedent provided for in this Section 8.03 to such Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with; and

(7) the Company shall have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes on the stated maturity date thereof or on the applicable Redemption Date, as the case may be (which instructions may be contained in the Officers’ Certificate referred to in clause (6) of this Section 8.03).

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) of this Section 8.03 with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on their maturity date or any earlier Redemption Date within one year and, in the case of any such redemption, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.04. Application of Trust Money.

The Trustee shall hold in trust the U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article 8 and any principal, interest or other proceeds in respect of such U.S. Government Obligations. It shall apply the deposited money and the proceeds from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Legal Tender and U.S. Government Obligations or proceeds therefrom held by it as provided in Section 8.01 or 8.03 which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge of this Indenture pursuant to Section 8.01 or an equivalent Legal Defeasance or Covenant Defeasance pursuant to Section 8.02, as evidenced by a written confirmation, certification or attestation by an Independent Financial Advisor delivered to the Trustee.

SECTION 8.05. Repayment to the Company.

The Trustee and the Paying Agent shall promptly deliver to the Company upon request any excess U.S. Legal Tender and U.S. Government Obligations and proceeds therefrom held by them at any time and thereupon shall be relieved from all liability with respect to such money, securities and proceeds. Subject to any applicable abandoned property law, any money, U.S. Government Obligations or proceeds therefrom deposited with or received by the Trustee or any Paying Agent, or held by the Company or any of its Subsidiaries, in trust for the payment of the principal, premium, if any, or interest on any Note, remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company or any of its Subsidiaries) shall be discharged from such trust and the Holder of such Note shall thereafter look only to the Company as a general creditor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money, U.S. Government Obligations and proceeds, and all liability of the Company or any of its Subsidiaries as trustee thereof, shall thereupon cease.

SECTION 8.06. Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations (or proceeds therefrom) deposited pursuant to Section 8.01 or 8.03 in accordance with Section 8.04 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.03, as applicable, until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with Section 8.04; provided that if the Company or any Guarantor has made any payment of principal of, or premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company or such Guarantor, as applicable, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 8.07. Indemnity for Government Obligations.

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 8.01 or 8.03 or the principal and interest received on such U.S. Government Obligations.

ARTICLE 9

Amendments

SECTION 9.01. Without Consent of Holders.

From time to time, the Company, the Guarantors, if any, and the Trustee, without the consent of the Holders of the Notes, may modify, amend or supplement the Notes, any Guarantees or other guarantees of the Notes or this Indenture:

(1) to cure any ambiguity or omission; or to correct or supplement any provision contained in this Indenture, any Notes or any Guarantees or other guarantees of the Notes which may be defective or inconsistent with any other provision in this Indenture or any of the Notes or any such Guarantees or other guarantees;

(2) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(3) to provide for the assumption of the Company’s obligations to the Holders of the Notes by a successor to the Company pursuant to the terms of this Indenture;

(4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respect the rights of any Holder of the Notes;

(5) to provide for any Subsidiary of the Company or any other Person to provide a Guarantee or other guarantee of the Notes, to add, novate, confirm or assume a Guarantee or other guarantee of the Notes, to add security to or for the benefit of the Notes or any Guarantee or other guarantee of the Notes, or to confirm and evidence the release, termination or discharge of any Guarantor, Guarantee, other guarantor or other guarantee of the Notes or any Lien with respect to or securing the Notes or any Guarantee or other guarantee thereof, in each case when such release, termination or discharge is provided for under this Indenture, under any Guarantee or other guarantee or under any instrument or agreement creating or evidencing any such Lien, as the case may be;

(6) to conform the provisions of this Indenture, the Notes or any Guarantees of the Notes to the “Description of the Notes” section of the Offering Memorandum;

(7) to comply with any requirement of the SEC in connection with the qualification, if any, of this Indenture under the TIA;

(8) to comply with the rules of any applicable Depositary;

(9) to evidence and provide for the acceptance of appointment under this Indenture of a successor trustee;

(10) to add to the covenants of the Company or any Guarantor or other guarantor of the Notes for the benefit of the Holders of the Notes, to provide that any such additional covenants shall be subject to Covenant Defeasance, to add Events of Default or to surrender any right or power conferred upon the Company or any Guarantor or other guarantor of the Notes pursuant to this Indenture;

(11) to provide for the issuance and delivery of Additional Notes; and

(12) to eliminate the effect of any Accounting Change or the application thereof.

The Company shall not be required to notify Holders of modifications, amendments, or supplements made pursuant to this Section 9.01.

SECTION 9.02.  With Consent of Holders.

(a) Without limitation to the provisions of Section 9.01, modifications, amendments and supplements of the Notes, any Guarantees or other guarantees thereof or this Indenture may be made with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes), and compliance with any provision of the Notes, any Guarantees or other guarantees thereof or this Indenture may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes), except that, without the consent of each Holder of Notes, no amendment, supplement or waiver may:

(1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes, except pursuant to Section 9.02(a)(6);

(3) reduce the principal of or change or have the effect of changing the final stated maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4) make any Notes payable in currency other than that stated in the Notes;

(5) make any change in provisions of this Indenture providing that the right of each Holder to receive payment of principal of, premium, if any, and interest on the Notes on or after the due dates thereof or to bring suit to enforce such payment shall not be impaired without the consent of such Holder, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; or

(6) amend, supplement, waive or modify the Company’s obligation to make an offer to repurchase the Notes pursuant to Section 4.06, or reduce the premium payable upon any such repurchase or change the time at which any Notes may be repurchased pursuant to Section 4.06, whether through an amendment, supplement, waiver or modification of provisions in such covenant or any definitions or other provisions in this Indenture or otherwise, unless such amendment, supplement waiver or modification shall be in effect prior to the occurrence of the applicable Change of Control Triggering Event.

A consent to any modification, amendment, supplement or waiver under this Indenture by any Holder of Notes given in connection with a tender or exchange of such Holder’s Notes will not be rendered invalid by such tender or exchange.

(b) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed modification, amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance of the proposed modification, amendment, supplement or waiver.

(c) After a modification, amendment, supplement, or waiver under Section 9.02(a) becomes effective, the Company shall mail (or otherwise transmit) to the Holders affected thereby at their registered addresses a notice briefly describing the modification, amendment, supplement or waiver. Any failure of the Company to mail (or transmit) such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such modification, amendment, supplement or waiver.

SECTION 9.03.  Compliance with Trust Indenture Act.

Every modification, amendment or supplement to this Indenture or the Notes or the Guarantees that is made at any time after this Indenture is qualified under the TIA shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents and Waivers.

Until an amendment, waiver, modification or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the amendment, waiver, modification or supplement is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or any portion of its Note by notice to the Trustee and the Company received before the date on which such amendment, supplement, modification or waiver becomes effective. An amendment, supplement, modification or waiver becomes effective in accordance with the terms thereof.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described in this Article 9 or required or otherwise permitted to be given or taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to give any consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent or action shall be valid or effective for more than 120 days after such record date.

After an amendment, supplement, modification or waiver becomes effective, it shall be conclusive and binding on every Holder.

SECTION 9.05.  Notation on or Exchange of Notes.

If an amendment, supplement, modification or waiver changes the terms of a Note, the Company may require each Holder of a Note to deliver it to the Trustee. The Company shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Company’s expense. Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity of such amendment, supplement, modification or waiver.

SECTION 9.06. Trustee To Sign Amendments.

The Trustee shall execute any modification, amendment, supplement or waiver authorized pursuant to this Article 9; provided that the Trustee may, but shall not be obligated to, execute any such modification, amendment, supplement or waiver which adversely affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized or permitted pursuant to this Article 9 and, if applicable, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to customary exceptions). Such Opinion of Counsel shall be at the expense of the Company.

ARTICLE 10

Guarantees

SECTION 10.01.  Unconditional Guarantee.

Subject to the provisions of this Article 10 and to the fullest extent permitted by applicable law, each Guarantor hereby, jointly and severally with all other Guarantors (if any), unconditionally and irrevocably guarantees, to each Holder of an outstanding Note authenticated and delivered by the Trustee and to the Trustee and its successors: (a)(x) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal at the rate per annum set forth in the last paragraph of Section 4.01 and (to the fullest extent permitted by applicable law) overdue premium, if any, and interest on the Notes and (z) the due and punctual payment of all other amounts due from the Company to the Holders or the Trustee under this Indenture or the Notes, all in accordance with the terms of this Indenture and the Notes (collectively, the “Guarantee Obligations”); and (b) in case of any extension of time of payment or renewal of any Notes, the due and punctual payment of the Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay, upon written demand by the Trustee, the same immediately.

Each of the Guarantors hereby agrees that (to the fullest extent permitted by applicable law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives (to the fullest extent permitted by applicable law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever (in each case except as required by this Indenture). Each Guarantee is a guarantee of payment and not of collection. Each Guarantor hereby agrees (to the fullest extent permitted by applicable law) that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article 10, the maturity of certain obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantees, notwithstanding (to the fullest extent permitted by applicable law) any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall (to the extent permitted by applicable law) forthwith become due and payable by the Guarantors for the purpose of the Guarantees.

SECTION 10.02.  Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and/or indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to this Indenture and its Guarantee are knowingly made in contemplation of such benefits.

SECTION 10.03.  Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or fraudulent conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, foreign or state law to the extent applicable to any Guarantor or Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee and this Article 10 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from, or payments made by or on behalf of, any other Guarantor in respect of the obligations of such Guarantor under its Guarantee and this Article 10, result in the obligations of such Guarantor under its Guarantee and this Article 10 not constituting a fraudulent conveyance or fraudulent transfer under such laws or any other applicable federal, foreign or state laws. This Section 10.03 shall survive and remain in full force and effect regardless of the termination of any Guarantee pursuant to Section 4.05.

SECTION 10.04. Notation of Guarantee Not Required.

Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof.

The Company shall cause each Domestic Subsidiary that is required to become a Guarantor pursuant to Section 4.10 to execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary will agree to be a Guarantor under this Indenture, all on the terms and subject to the conditions specified in Section 4.10, subject to release of such Guarantor and to the termination of its Guarantee as provided in Section 4.05 and Section 10.05.

SECTION 10.05. Release of a Guarantor; Termination of Guarantees.

(a) A Guarantor’s Guarantee of the Notes will automatically terminate and be released, all other obligations of such Guarantor under this Indenture will automatically terminate and such Guarantor will automatically be released from all of its obligations under its Guarantee of the Notes and this Indenture:

(1) upon the sale or other disposition of Capital Stock of such Guarantor, or any merger or consolidation of such Guarantor with or into any Person, which results in such Guarantor no longer being a Subsidiary of the Company or the sale or disposition of all or substantially all the assets of such Guarantor (other than to the Company or a Domestic Subsidiary of the Company that is not an Excluded Subsidiary or a Securitization Entity) so long as such sale, disposition, merger or consolidation is permitted (or not prohibited) by this Indenture;

(2) upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that such Guarantor is an Excluded Subsidiary, a Securitization Entity or a Foreign Subsidiary (it being understood that the Company may deliver such Officers’ Certificate in respect of any Domestic Subsidiary that is a Guarantor if such Domestic Subsidiary subsequently becomes an Excluded Subsidiary, a Securitization Entity or a Foreign Subsidiary);

(3) upon Legal Defeasance, Covenant Defeasance or discharge of the Notes as provided in Section 8.02 or Section 8.01, as applicable;

(4) if such Guarantor is dissolved or liquidated and such dissolution or liquidation is not an Event of Default (excluding an Event of Default under clause (6) of the first paragraph of Section 6.01);

(5) upon the merger of such Guarantor into, or the consolidation of such Guarantor with, (a) a Subsidiary of the Company if the surviving or resulting entity is an Excluded Subsidiary, Securitization Entity or Foreign Subsidiary or (b) the Company or another Guarantor;

(6) if at any time the outstanding Guaranteed Principal Amount of such Guarantor (provided that, anything herein to the contrary notwithstanding, any Debt Securities that would otherwise be included in calculating such Guaranteed Principal Amount shall be excluded from such calculation if (x) such Guarantor’s guarantee of such Debt Securities will be released, terminated, suspended or discharged, (y) such Debt Securities will be repaid, repurchased, defeased, redeemed or otherwise discharged or otherwise will cease to be outstanding or (z) such Debt Securities will cease to meet the requirements for inclusion under clause (a), (b), (c), or (d) of the definition of “Guaranteed Principal Amount,” in each case contemporaneously with the termination of such Guarantor’s Guarantee of the Notes) shall be less than or equal to $2.5 million, whether as a result of the release, termination, suspension or discharge of such Guarantor’s guarantee of any Debt Securities, the repayment, repurchase, defeasance, redemption or other discharge of any Debt Securities, the release, termination, suspension or discharge of the Company’s guarantee of any Guaranteed Subsidiary Debt Securities, or otherwise;

(7) under the circumstances set forth in Section 5.01(f) or if such Guarantor shall cease to be a Subsidiary of the Company; or

(8) under the circumstances set forth in Section 4.05.

(b) The Trustee shall execute an appropriate instrument prepared by the Company evidencing the release of a Guarantor from, and the termination of, its obligations under its Guarantee and this Indenture upon receipt of a request by the Company or such Guarantor accompanied by an Officers’ Certificate and an Opinion of Counsel (which opinion may include customary assumptions, limitations and exceptions) certifying as to the compliance with the applicable conditions under Section 4.05 or 10.05(a), as applicable; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers’ Certificates of the Company. This Section 10.05 shall survive and remain in full force and effect regardless of the termination of any Guarantee pursuant to Section 4.05.

SECTION 10.06. Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of this Article 10; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

SECTION 10.07. Waiver.

Without in any way limiting the provisions of Section 10.01, each Guarantor hereby waives (to the fullest extent permitted by law) notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Guarantee Obligations, or other notice or formalities to the Company or any Guarantor of any kind whatsoever (except in each case as required by this Indenture).

SECTION 10.08. No Obligation To Take Action Against the Company.

To the fullest extent permitted by applicable law, neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

SECTION 10.09. Default and Enforcement.

If any Guarantor fails to pay following a demand for payment in accordance with Section 10.01 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of such Guarantor and such Guarantor’s obligations hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the amounts owed under its Guarantee and this Article 10.

SECTION 10.10. Amendment, Etc.

Without limitation to the provisions of Article 9, no amendment, modification , supplement or waiver of any provision of this Indenture relating to any Guarantor or its Guarantee or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor.

SECTION 10.11. Costs and Expenses.

Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, reasonable legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under such Guarantor’s Guarantee.

ARTICLE 11

Miscellaneous

SECTION 11.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 11.02. Notices.

Any notices or other communications required or permitted hereunder shall be in writing (which shall not, except as otherwise provided herein, include email, telephone or pdf), and shall be sufficiently given if made by hand delivery, by overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company or a Guarantor:

Starwood Property Trust, Inc.

591 West Putnam Avenue

Greenwich, Connecticut 06830

Attention of: General Counsel

Facsimile: (203) 422-8192

if to the Trustee:

The Bank of New York Mellon

240 Greenwich Street, Floor 7E
New York, New York 10286
Attention of: Corporate Trust Administration
Facsimile: (412) 236-0870

Each of the Company, the Guarantors, if any, and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Guarantors, if any, and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); the next Business Day if by overnight courier service; and where this Indenture expressly permits notice to be given by email, when such notice is transmitted without the sender having been notified by return email that it is undeliverable.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Any notice or communication to a Holder shall be mailed to it by first class mail or other equivalent means or delivered by telecopy, hand delivery or overnight courier service at his address as it appears on the registration books of the Registrar or sent by email or other electronic means (or, in the case of Global Notes, given in accordance with any applicable procedures of the Depositary) and shall be sufficiently given to it if so mailed within the time prescribed or, if telecopied, when receipt is acknowledged, or, in the case of hand delivery, when delivered or, in the case of overnight courier, on the next Business Day or, in the case of email, when transmitted to the applicable email address or, if given in accordance with the applicable procedures of the Depositary, when given.

Failure to send or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or sent in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Guarantees. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials and may be subject to other customary exceptions, limitations and qualifications.

SECTION 11.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture, other than the Officers’ Certificate required by Section 4.03, shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; or satisfied; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials and may be subject to other customary exceptions, limitations and qualifications.

SECTION 11.06. Rules by Trustee, Paying Agent and Registrar.

The Trustee may make reasonable rules for action by or a meeting of Holders. The Trustee, Registrar and the Paying Agent or co-Registrar may make reasonable rules for their functions.

SECTION 11.07. Business Day.

If any Interest Payment Date, Redemption Date, Change of Control Payment Date, maturity date or any other date on which payment on any Notes is due is not a Business Day, the required payment will be postponed and made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Change of Control Payment Date, maturity date or other date, as the case may be, to the date of such payment on the next succeeding Business Day. If a Record Date or other record date is not a Business Day, it shall not be affected.

SECTION 11.08. Governing Law.

THIS INDENTURE, THE NOTES AND ANY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 11.09. No Recourse Against Others.

A director, officer, employee, incorporator, stockholder, partner or member of, or owner of an equity interest in, the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note shall be deemed to have waived and released all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.10. Successors.

All agreements of the Company and the Guarantors in this Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. Multiple Originals.

All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

SECTION 11.12. Table of Contents; Headings.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture (including, without limitation, Appendix A and the Exhibits hereto) and the Notes have been inserted for convenience of reference only, are not intended to be considered a part hereof or thereof and shall not modify or restrict any of the terms or provisions hereof or thereof.

SECTION 11.13. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, accidents, acts of war or terrorism, civil or military disturbances, pandemics or epidemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.14. Severability.

To the fullest extent permitted by applicable law, in case any provision in this Indenture or in the Notes or any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.

SECTION 11.15. USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

SECTION 11.16. No Adverse Interpretation of Other Agreements.

To the fullest extent permitted by applicable law, this Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. To the fullest extent permitted by applicable law, any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.17. Applicable Tax Law.

In order to enable the Trustee to comply with its obligations under applicable tax laws, rules and regulations (including directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”), the Company agrees (i) to provide to the Trustee, following written request from the Trustee delivered to the Company in accordance with Section 11.02 of this Indenture, such information concerning the Holders of the Notes as the Trustee may reasonably request in order to determine whether the Trustee has any tax-related obligations under Applicable Tax Law with respect to the payments made to Holders of the Notes under this Indenture, but only to the extent (a) such information is in the Company’s possession, (b) such information is not subject to any confidentiality or similar agreement or undertaking or otherwise deemed by the Company to be confidential and (c) providing such information to the Trustee does not, in the judgment of the Company, breach or violate or constitute a default under any applicable law, rules or regulations or any instrument or agreement to which the Company or any of its Subsidiaries is a party or by which any of them is bound, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments made to Holders of Notes under this Indenture to the extent necessary to comply with the Trustee’s obligations under Applicable Tax Law. Each Holder of Notes by accepting a Note shall be deemed to have agreed to the foregoing provisions of this Section 11.17 and to provide to the Trustee or the Company such information concerning such Holder as the Trustee or the Company may reasonably request in order to determine whether the Trustee or the Company has any tax-related obligations under Applicable Tax Law with respect to the payments made to such Holder under this Indenture; and such agreement by each Holder is part of the consideration for the issuance of the Notes.

SECTION 11.18. Waiver of Jury Trial.

EACH OF THE COMPANY, EACH GUARANTOR, IF ANY, EACH HOLDER (BY ITS ACCEPTANCE OF NOTES) AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.19. Submission to Jurisdiction.

The parties hereto submit to the non-exclusive jurisdiction of any New York State court or U.S. federal court sitting in the Borough of Manhattan, The City of New York over any legal action or legal proceeding with respect to this Indenture and, to the fullest extent permitted by applicable law, each of the parties hereto waives any objection that it may now or hereafter have to the bringing of any such action or proceeding in any such court or any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 11.20. Electronic Execution.

The words “execution,” signed,” “signature,” and words of like import in this
Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

STARWOOD PROPERTY TRUST, INC.

By	/s/ Andrew J. Sossen
Name: Andrew J. Sossen
Title: Executive Vice President, General Counsel, Chief Operating Officer, Chief Compliance Officer and Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Shannon Matthews
Name: Shannon Matthews
Title: Agent

Transfer Restrictions

ARTICLE 1

DEFINITIONS

Section 1.1     Definitions

Terms used in this Appendix A which are defined in the Indenture dated as of July 14, 2021 between Starwood Property Trust, Inc. and The Bank of New York Mellon, as Trustee (as amended or supplemented from time to time, the “Indenture”), to which Indenture this Appendix A is attached and of which this Appendix A forms a part, shall have the respective meanings set forth in the Indenture. In addition, for the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Certificated Note” means a certificated Initial Note or Additional Note (bearing a Restricted Notes Legend unless such Legend has been removed in accordance with the provisions of this Appendix A) that is registered in the name of a Holder other than the Depositary or its nominee and that does not bear the Global Note Legend.

“Clearstream” means Clearstream Banking, société anonyme, or any successor.

“Distribution Compliance Period” means, with respect to any Regulation S Note, the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S, and (b) the date of original issuance of such Note or any predecessor Note.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of Euroclear systems, or any successor.

“Note Custodian” means the custodian with respect to a Global Note, which shall initially be the Trustee, or any successor thereto.

“Purchase Agreement” means the Purchase Agreement dated October 19, 2020 between the Company and the Initial Purchasers relating to the Initial Notes.

“Registered Additional Notes” means Additional Notes that were originally issued and sold pursuant to an effective registration statement under the Securities Act permitting such Additional Notes to be publicly offered and sold.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Global Note” means any Global Note that bears or is required to bear a Restricted Notes Legend.

“Restricted Notes Legend” means the Rule 144A Legend, the Regulation S Legend or the Certificated Note Restricted Legend, as applicable.

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“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Transfer Restricted Notes” means any Notes that bear or are required to bear a Restricted Notes Legend.

“Unrestricted Global Note” means any Global Note that does not bear or is not required to bear a Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

Section 1.2     Other Definitions

Term	Defined in Section:

“Certificated Note Restricted Legend”	2.2(d)(iv)
“Global Note Legend”	2.2(d)(i)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Regulation S Legend”	2.2(d)(iii)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Legend”	2.2d)(ii)
“Rule 144A Notes”	2.1(a)
“Schedule”	2.1(b)
“U.S. Resale Restriction Termination Date”	2.2(a)

ARTICLE 2

THE NOTES

Section 2.1     Forms of Notes

(a)            Offering and Sale of Initial Notes and Additional Notes. The Initial Notes will be offered and sold by the Company to the Initial Purchasers pursuant to the Purchase Agreement. The Company may offer and sell Additional Notes from time to time, including, without limitation, offers and sales pursuant to one or more purchase agreements or underwriting agreements between the Company and one or more initial purchasers or underwriters. The Initial Notes will be resold, and Additional Notes (other than Registered Additional Notes) may be resold, initially only (i) to QIBs in reliance on Rule 144A (Notes so resold in reliance on Rule 144A, the “Rule 144A Notes”) and (ii) to Persons other than U.S. persons in reliance on Regulation S (Notes so resold in reliance on Regulation S, the “Regulation S Notes”). Initial Notes or any such Additional Notes (other than Registered Additional Notes) may thereafter be transferred only to, among others, QIBs in reliance on Rule 144A and non-U.S. persons in reliance on Regulation S, subject to the restrictions on transfer set forth herein and the other applicable requirements of the Indenture.

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(b)            Global Notes. Unless otherwise provided in an Officers’ Certificate delivered to the Trustee, the Initial Notes and Additional Notes that are initially resold pursuant to Rule 144A shall be issued initially in the form of one or more Global Notes (each a “Rule 144A Global Note”), and Initial Notes and Additional Notes that are initially resold pursuant to Regulation S shall be issued initially in the form of one or more Global Notes (each a “Regulation S Global Note”), in each case bearing the Global Notes Legend and the applicable Restricted Notes Legend. Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Increases or Decreases in Global Note” (or a similar schedule) attached thereto (the “Schedule”). The aggregate principal amount of outstanding Notes represented by a Global Note may be increased or decreased, as applicable, from time to time to reflect transfers, exchanges, redemptions, repurchases and cancellation of Notes represented thereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Note Custodian, at the direction of the Registrar, in accordance with Section 2.2 of this Appendix A and any applicable provisions of the Indenture.

(c)            Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

Prior to the expiration of the Distribution Compliance Period with respect to a Regulation S Global Note, beneficial interests in such Regulation S Global Note may be held only through Clearstream and Euroclear, as Participants in the Depositary, provided, that if DTC is not the Depositary for such Regulation S Global Note during such Distribution Compliance Period, beneficial interests in such Regulation S Global Note shall be held in accordance with the customary procedures of whomsoever shall be the Depositary. After the expiration of the Distribution Compliance Period with respect to a Regulation S Global Note, holders of beneficial interests in such Regulation S Global Note may also hold interests in such Regulation S Global Note through Participants in the Depositary other than Clearstream and Euroclear, provided, that if DTC is not the Depositary for such Regulation S Global Note after such Distribution Compliance Period, beneficial interests in the Regulation S Global Note shall be held in accordance with the customary procedures of whomsoever shall be the Depositary.

(d)            Certificated Notes. Except as provided in Section 2.15 of the Indenture, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes in exchange for their interests in such Global Notes.

Section 2.2     Transfer and Exchange.

(a)            Transfer Restrictions. So long as they are Transfer Restricted Notes, the Initial Notes and any Additional Notes (other than Registered Additional Notes) may not be offered, sold or disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the securities laws of any other applicable jurisdiction.

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Neither a Rule 144A Note nor any interest or participation therein may be offered, sold, assigned, transferred, pledged or otherwise disposed of at any time prior to (x) the date which is six months (assuming the Company satisfies the current public reporting requirements of Rule 144) or one year (if the Company does not) after the later of the date of original issue of such Rule 144A Note (or any predecessor thereto) and the last date on which the Company or any “affiliate” (as defined in Rule 144) of the Company was the owner of such Rule 144A Note (or any predecessor thereto) or any interest or participation in such Rule 144A Note or (y) such later date, if any, as may be required by any subsequent change in applicable law (the “U.S. Resale Restriction Termination Date”), except (a) to the Company or any of its Subsidiaries, (b) pursuant to a registration statement which is effective under the Securities Act, (c) for so long as such Rule 144A Note is eligible for resale pursuant to Rule 144A, to a Person the transferor reasonably believes is a QIB acquiring such Rule 144A Note or such interest or participation for its own account or for the account of another QIB to whom notice is given that the transfer is being made in reliance on Rule 144A in a transaction meeting the requirements of Rule 144A, (d) to a non-U.S. person in an offshore transaction within the meaning of, and in compliance with, Regulation S or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject to, in each of the foregoing cases, any requirement of law that the disposition of such Rule 144A Note or such interest or participation be at all times within the transferor’s control, and to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture (including this Appendix A).

Until the expiration of the Distribution Compliance Period with respect to a Regulation S Note, such Regulation S Note or any interest or participation therein (i) may not be offered, sold, assigned, transferred, pledged or otherwise disposed within the United States (within the meaning of Regulation S) or to, or for the account or benefit of, a U.S. person, except to a Person that the transferor reasonably believes to be a QIB acquiring such Regulation S Note or such interest or participation for its own account or for the account of another QIB to whom notice is given that the transfer is being made in reliance on Rule 144A in a transaction meeting the requirements of Rule 144A and (ii) except as provided in clause (i) above, may not be offered, sold, assigned, transferred, pledged or disposed of except to a non-U.S. person in an offshore transaction within the meaning of, and in compliance with, Regulation S, and in each case such offer, sale, assignment, transfer, pledge or disposition must comply with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture (including this Appendix A). In addition, during such Distribution Compliance Period, beneficial interests in a Regulation S Global Note may only be held through Euroclear or Clearstream or their respective direct or indirect participants.

The remaining provisions of this Section 2.2 are intended to implement the forgoing restrictions. To the extent that any transfer or exchange of Transfer Restricted Notes (including, without limitation, beneficial interests in Restricted Global Notes) is not covered by a specific procedure in the remaining provisions of this Section 2.2, the Company may implement such procedures and impose such conditions to such exchange or transfer (including, without limitation, the delivery of certificates, legal opinions and other documents) as the Company in its sole discretion may deem necessary or appropriate to implement the foregoing restrictions.

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(b)            Transfer and Exchange of Certificated Notes. If Certificated Notes are issued in exchange for beneficial interests in Global Notes pursuant to Section 2.15(b) of the Indenture, such Certificated Notes will be registered in the names, and issued in any authorized denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and, if any such Global Notes are Transfer Restricted Notes, the Certificated Notes issued in exchange for interests therein will bear the Certificated Note Restricted Legend and either the Rule 144A Legend or the Regulation S Legend, as applicable, unless otherwise determined by the Company. If Certificated Notes are issued in exchange for beneficial interests in Global Notes, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable Global Note in an amount equal to the principal amount of the interests being exchanged for Certificated Notes and the Registrar shall instruct the Note Custodian to decrease or reflect on its records a decrease in the principal amount of such Global Note (and to record such decrease by endorsement on the Schedule attached to such Global Note) in a principal amount equal to the principal amount of such interests being exchanged. If Certificated Notes are issued in exchange for beneficial interests in a Restricted Global Note, then, unless the Company shall otherwise advise the Trustee and the Registrar in writing, such interests may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.2 (including the certification and other requirements set forth in this Section 2.2 intended to ensure that such exchanges comply with Rule 144A, Regulation S or another applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

When Certificated Notes are presented to the Registrar or a co-Registrar with a request:

(x) to register the transfer of such Certificated Notes; or

(y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met and if the requirements for such registration of transfer or exchange set forth in this Appendix A and Section 2.07 of the Indenture shall have been satisfied; provided, however, that if a Certificated Note surrendered for transfer or exchange bears a Restricted Notes Legend, the Registrar or co-Registrar shall not register the transfer or exchange of such Certificated Note (including any such transfer or exchange to the Company or a Subsidiary of the Company) unless (A) such transferor shall have delivered to the Registrar or co-Registrar a certificate to the effect set forth in Exhibit F to the Indenture, appropriately completed and signed by such transferor, (B) in the case of any transfer or exchange pursuant to any transaction that is exempt from registration under the Securities Act (other than a transfer to the Company or one of its Subsidiaries or a transaction pursuant to Rule 144A or Regulation S), such transferor shall have also delivered to the Registrar or co-Registrar (i) if such transfer or exchange is being made pursuant to Rule 144, a legal opinion addressed to the Company and the Registrar or co-Registrar, in form and substance satisfactory to the Company, to the effect that such transfer or exchange is being made in reliance on Rule 144, that the Holder may transfer such Certificated Note without registration under the Securities Act pursuant to Rule 144 and that, accordingly, the Restricted Note Legend on such Certificated Note may be removed or (ii) if such transfer or exchange is not being made pursuant to Rule 144, a legal opinion addressed to the Company and the Registrar or co-Registrar, in form and substance satisfactory to the Company, to the effect that such transfer or exchange may be effected without registration under the Securities Act and (C) such transferor shall have also delivered to the Company and the Registrar or co-Registrar, as the case may be, any additional certifications, legal opinions and other information as may be required by the Company to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and applicable state or other securities laws. In the case of any such proposed transfer or exchange that requires the delivery of a legal opinion as provided for above, the Registrar or co-Registrar shall notify the Company of such proposed transfer or exchange in order to provide the Company with an opportunity to review such legal opinion and request such additional certifications, legal opinions and other information the Company may require.

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(c)            Transfer and Exchange of Global Notes. (i) The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depositary, in accordance with the Indenture (including this Appendix A) and the procedures of the Depositary and, if applicable, Clearstream and Euroclear. In the case of any exchange of a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note, and any transfer of a beneficial interest in a Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, in each case being made prior to expiration of the Distribution Compliance Period with respect to such Regulation S Global Note, the beneficial interests in such Regulation S Global Note must be held through an account with a participant in either Euroclear or Clearstream, or both, as the case may be.

(i)            Subject to compliance with the other applicable requirements of this Section 2.2(c), if the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, (A) the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred; and (B) the Registrar shall instruct the Note Custodian to increase or reflect on its records an increase in the principal amount of the Global Note to which such interest is being transferred (and to record such increase by endorsement on the Schedule attached to such Global Note) in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall instruct the Note Custodian, concurrently with such increase, to decrease or reflect on its records a decrease in the principal amount of the Global Note from which such interest is being transferred by a corresponding amount (and to record such decrease by endorsement on the Schedule attached to such Global Note).

(ii)            If the proposed transfer is an exchange of a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note or the transfer of a beneficial interest in a Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, the transferor of such beneficial interest shall deliver to the Registrar prior to any such exchange or transfer (A) a certificate substantially in the form of Exhibit C to the Indenture if such exchange or transfer is to occur prior to the expiration of the Distribution Compliance Period with respect to such Regulation S Global Note or (B) a certificate substantially in the form of Exhibit D to the Indenture if such exchange or transfer is to occur after the expiration of such Distribution Compliance Period, in each case appropriately completed and signed by the transferor.

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(iii)            If the proposed transfer is an exchange of a beneficial interest in a Regulation S Global Note for a beneficial interest in a Rule 144A Global Note or the transfer of a beneficial interest in a Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note and such exchange or transfer is to occur prior to the expiration of the Distribution Compliance Period with respect to such Regulation S Global Note, the transferor of such beneficial interest shall deliver to the Registrar prior to any such exchange or transfer a certificate substantially in the form of Exhibit E to the Indenture, appropriately completed and signed by such transferor.

(iv)            Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such original Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest.

(v)            Notwithstanding any other provisions of this Appendix A, a Global Note may not be transferred except as provided in the first sentence of Section 2.15(b) of the Indenture.

(d)            Legend.

(i)            Each Global Note shall bear the following or a similar legend (or, if DTC is not the Depositary for such Global Note, any other legend that may be required by whosoever shall be the Depositary) (the “Global Notes Legend”) on the face thereof:

“UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

“UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM UNDER THE LIMITED CIRCUMSTANCES PERMITTED BY THE INDENTURE REFERRED TO BELOW, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.”

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(ii)            Each Rule 144A Global Note and any Certificated Notes issued in exchange for interests in a Rule 144A Global Note shall bear the following legend or a legend to substantially the following effect (the “Rule 144A Legend”) on the face thereof unless such legend is removed in accordance with the Indenture (including, without limitation, this Appendix A):

“THIS NOTE (INCLUDING ANY RELATED GUARANTEES) HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION. BY ITS ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS THAT IT AND ANY INVESTOR ACCOUNT FOR WHICH IT IS ACQUIRING THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) (A “QUALIFIED INSTITUTIONAL BUYER”)) TO WHOM NOTICE HAS BEEN GIVEN THAT SUCH TRANSFER IS BEING MADE PURSUANT TO RULE 144A, (2) AGREES TO OFFER, SELL, ASSIGN, TRANSFER, PLEDGE OR OTHERWISE DISPOSE OF THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN, PRIOR TO (X) THE DATE WHICH IS SIX MONTHS (ASSUMING THE COMPANY (AS DEFINED BELOW) SATISFIES THE CURRENT PUBLIC REPORTING REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT) OR ONE YEAR (IF THE COMPANY DOES NOT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE (OR ANY PREDECESSOR HERETO) AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) OR SUCH INTEREST OR PARTICIPATION AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO THE COMPANY OR ANY OF THE COMPANY’S SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING THIS NOTE OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO, IN EACH OF THE FOREGOING CASES, ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS NOTE OR SUCH INTEREST OR PARTICIPATION BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND TO COMPLIANCE WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND WITH THE PROCEDURES SPECIFIED IN THE INDENTURE REFERRED TO BELOW, INCLUDING THE DELIVERY OF ANY CERTIFICATE, OPINION OF COUNSEL OR OTHER INFORMATION THAT MAY BE REQUIRED BY THE INDENTURE OR THE COMPANY. THIS LEGEND MAY ONLY BE REMOVED AT THE INSTRUCTION OF THE COMPANY TO THE TRUSTEE.”

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(iii)            Each Regulation S Global Note and any Certificated Note issued in exchange for interests in a Regulation S Global Note during the applicable Distribution Compliance Period shall bear the following legend or a legend to substantially the following effect (the “Regulation S Legend”) on the face thereof unless such legend is removed in accordance with the Indenture (including, without limitation, this Appendix A):

“THIS NOTE (INCLUDING ANY RELATED GUARANTEES) HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION. PRIOR TO THE EXPIRATION OF THE 40-DAY “DISTRIBUTION COMPLIANCE PERIOD” (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT), THIS NOTE (INCLUDING ANY RELATED GUARANTEES) OR ANY INTEREST OR PARTICIPATION HEREIN (1) MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES (WITHIN THE MEANING OF REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (WITHIN THE MEANING OF REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) ACQUIRING THIS NOTE OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER SUCH QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON SUCH RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT AND (2) EXCEPT AS PROVIDED IN CLAUSE (1) ABOVE, MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR DISPOSED OF EXCEPT TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S, AND IN EACH CASE SUCH OFFER, SALE, ASSIGNMENT, TRANSFER, PLEDGE OR DISPOSITION MUST COMPLY WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND WITH THE PROCEDURES SPECIFIED IN THE INDENTURE REFERRED TO BELOW, INCLUDING THE DELIVERY OF ANY CERTIFICATE, OPINION OF COUNSEL OR OTHER INFORMATION THAT MAY BE REQUIRED BY THE INDENTURE OR THE COMPANY. THIS LEGEND MAY ONLY BE REMOVED AT THE INSTRUCTION OF THE COMPANY TO THE TRUSTEE.”

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(iv)            Except as permitted by this Section 2.2, in addition to bearing the applicable legend set forth in clause (ii) or (iii) above, each Certificated Note will bear the following legend or a legend to substantially the following effect (the “Certificated Note Restricted Legend”) on the face thereof unless such legend is removed in accordance with the Indenture (including, without limitation, this Appendix A):

“IN CONNECTION WITH ANY TRANSFER OR EXCHANGE OF THIS NOTE, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATIONS, LEGAL OPINIONS AND OTHER INFORMATION AS THE INDENTURE REFERRED TO BELOW OR THE COMPANY MAY REQUIRE TO CONFIRM THAT THE TRANSFER OR EXCHANGE COMPLIES WITH THE SECURITIES ACT AND APPLICABLE STATE OR OTHER SECURITIES LAWS.”

(v)            Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Restricted Global Note) pursuant to Rule 144 under the Securities Act:

(A)  in the case of any Transfer Restricted Note that is a Certificated Note, the Registrar shall permit the Holder thereof to transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a Certificated Note that does not bear a Restricted Notes Legend; and

(B)  in the case of any Transfer Restricted Note that is represented by a Restricted Global Note, the Registrar shall permit the owner of a beneficial interest therein to transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, in either case, if the Holder of such Note or the owner of such beneficial interest, as the case may be, complies with the requirements of the second paragraph of Section 2.2(b) of this Appendix A (assuming for that purpose, in the case of the transfer of a beneficial interest in a Restricted Global Note, that such Restricted Global Note were a Certificated Note that bears a Restricted Notes Legend and that such second paragraph applies to a transfer of such beneficial interest, mutatis mutandis), including, without limitation, the delivery of a legal opinion to the effect specified in such paragraph for a transfer pursuant to Rule 144 and a certificate to the effect set forth in Exhibit F to the Indenture, appropriately completed and signed by the transferor.

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(vi)            Registered Additional Notes shall not be required to bear a Restricted Notes Legend.

(e)            Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Certificated Notes or transferred in exchange for interests in an Unrestricted Global Note, or all of the outstanding Notes shall have been redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation as provided in Section 2.12 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, transferred in exchange for an interest in another Global Note or redeemed, repurchased or canceled or if a beneficial interest in another Global Note is transferred in exchange for an interest in such Global Note or if Additional Notes are issued and are to be evidenced by such Global Note, then in each case, the Registrar shall cause the aggregate principal amount of the applicable Global Note or Global Notes to be reduced or increased, as applicable, and shall instruct the Note Custodian to decrease or increase, or reflect on its records a decrease or increase, as the case may be, in the principal amount of such Global Note or Global Notes (and to record such decrease or increase, as the case may be, by endorsement on the Schedule attached to each such Global Note in the applicable principal amount).

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EXHIBIT A

[FORM OF FACE OF NOTE]

[If Global Note, insert Global Note Legend from Appendix A]

[If Certificated Note, insert Certificated Note Legend from Appendix A]1

[If Rule 144A Note, insert Rule 144A Legend from Appendix A]2

[If Regulation S Note, insert Regulation S Legend from Appendix A]3

1 Not required for Notes that do not bear and are not required to bear a Restricted Notes Legend.

2 Not required for Notes that do not bear and are not required to bear a Restricted Notes Legend.

3 Not required for Notes that do not bear and are not required to bear a Restricted Notes Legend.

No.:

Starwood Property Trust, Inc.

3.625% Senior Note due 2026

CUSIP No.:      [●]4

ISIN No.:      [●]5

Starwood Property Trust, Inc., a Maryland corporation, promises to pay to [                        ], or registered assigns, the principal sum [of [ ] Dollars]6 [set forth on the Schedule of Increases or Decreases in Global Note attached hereto (as the same may be revised from time to time)]7 on July 15, 2026.

Interest Payment Dates: January 15 and July 15, commencing on January 15, 2022.

Record Dates: January 1 and July 1.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

4 Rule 144A Note CUSIP: 85571B AU9
Regulation S Note CUSIP: U85656 AF0

5 Rule 144A Note ISIN: US85571BAU98
Regulation S Note ISIN: USU85656AF04

6 Insert for Certificated Notes.

7 Insert for Global Notes. If the Note is to be issued in global form, also include the attachment hereto captioned “SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE”.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized Officers.

STARWOOD PROPERTY TRUST, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 3.625% Senior Notes due 2026 described in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

3.625% Senior Note due 2026

Section 1. Interest

Starwood Property Trust, Inc., a Maryland corporation (the “Company,” which term includes its successors under the Indenture referred to below), promises to pay interest on the principal amount of this Note at a rate of 3.625% per annum until July 15, 2026 or such earlier date on which the principal of this Note shall have been paid or duly provided for. The Company will pay interest semi-annually in arrears on January 15 and July 15 of each year (each an “Interest Payment Date”) or, if any such day is not a Business Day, on the next succeeding Business Day, commencing January 15, 2022. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including July 14, 2021; provided that if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest on this Note shall accrue from such next succeeding Interest Payment Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2. Method of Payment

Interest on the Notes payable on any Interest Payment Date will be paid to the Persons who are the Holders of record of the Notes at the close of business on the Record Date (whether or not a Business Day) immediately preceding such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. Holders must surrender Notes to a Paying Agent to receive payments of principal and premium, if any. The Company will pay the principal of and premium, if any, and interest on the Notes in U.S. Legal Tender. The Company will pay the principal and premium, if any, on, and may pay interest on, any Certificated Notes at the office or agency maintained by the Company for such purpose in the United States of America, upon surrender of such Certificated Notes by the Holders thereof at such office or agency. Interest on any Certificated Notes may also be paid, at the Company’s option, by check mailed to the registered addresses of the Holders entitled thereto or by wire transfer to accounts in the United States of America specified by such Holders. The Company will pay the principal of and premium, if any, and interest on Global Notes registered in the name of the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as Holder of such Global Notes.

Section 3. Paying Agent and Registrar

Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may replace or change any Paying Agent, Registrar or co Registrar so long as there is a Paying Agent and Registrar in the United States of America, and may appoint additional Paying Agents and co-Registrars, in each case without notice to Holders. The Company or any of its Domestic Subsidiaries may act as Registrar, co Registrar or Paying Agent.

Section 4. Indenture

The Company issued the Notes under an Indenture dated as of July 14, 2021 (as amended or supplemented from time to time, the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (together with its successors in such capacity, the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Terms defined in the Indenture and not defined in this Note have the meanings ascribed thereto in the Indenture.

Section 5. Optional Redemption

(a)            Prior to January 15, 2026 (the “Par Call Date”), the Notes may be redeemed in whole or in part at the Company’s option at any time and from time to time at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date).

“Applicable Premium” means, with respect to any Note on any Redemption Date for such Note, the greater of: (1) 1.0% of the principal amount of such Note and (2) the excess, if any, of (a) the present value as of such Redemption Date of (i) the redemption price of such Note on the Par Call Date (such redemption price being 100% of the principal amount of such Note) plus (ii) all required remaining scheduled interest payments due on such Note to, but excluding, the Par Call Date, excluding accrued but unpaid interest to such Redemption Date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the principal amount of such Note. Calculation of the Applicable Premium and the Treasury Rate will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

“Treasury Rate” means, with respect to a Redemption Date for any Note, the average of the yields to maturity for the five most recent business days (or, if such yields are not published for all five such business days, for those business days for which such yields are published) appearing in the most recent Federal Reserve Statistical Release H.15 (or, if such Statistical Release is no longer published, any publicly available source of similar market data selected by the Company in its sole discretion) that is publicly available at least two Business Days prior to the first day on which the Company mails or otherwise transmits the notice of redemption (or, in the case of redemption in connection with Legal Defeasance, Covenant Defeasance or satisfaction and discharge pursuant to Section 8.02 or 8.01 of the Indenture, as applicable, at least two Business Days prior to the deposit of trust funds with the Trustee in accordance with the applicable provisions of the Indenture) of United States Treasury securities with a constant maturity most nearly equal to the period from such Redemption Date to the Par Call Date; provided, however, that if such period is not equal to the constant maturity of the United States Treasury security for which a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if such period is less than one year, the yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(b)            On and after the Par Call Date, the Notes may be redeemed in whole or in part at the Company’s option at any time and from time to time at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date).

(c)            Prior to July 15, 2023, the Company will be entitled at its option on one or more occasions to redeem the Notes in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Notes (including any Additional Notes) originally issued prior to the applicable Redemption Date at a redemption price (expressed as a percentage of the principal amount of the Notes to be redeemed) of 103.625%, plus accrued but unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date), with the Net Cash Proceeds from one or more Qualified Equity Offerings; provided, however, that:

(1)            at least 60% of the aggregate principal amount of Notes (including any Additional Notes) originally issued prior to the applicable Redemption Date remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or any of its Affiliates); and

(2)            each such redemption occurs within 180 days after the date of the closing of the related Qualified Equity Offering.

(d)            Notwithstanding the foregoing provisions of this Section 5, in connection with any tender offer or Change of Control Offer for the Notes, if Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not validly withdraw such Notes in such offer and the Company, or any third party making an offer in lieu of the Company, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice, given not more than 60 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to the price offered to each other Holder of the Notes in such offer (which may be less than par) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(e)            Any redemption of the Notes pursuant to this Section 5 may, in the Company’s sole discretion, be subject to one or more conditions precedent and, in such case, if any such condition is not satisfied as and when required or waived by the Company, the applicable Redemption Date may be delayed by the Company in its sole discretion and the Company in its sole discretion may cancel such redemption and rescind any notice of redemption, all as further provided in the Indenture.

Section 6. Sinking Fund

Except as described in Section 8 below, the Company is not required to make any mandatory redemption, mandatory repurchase or sinking fund payments with respect to the Notes. The Company may at any time and from time to time acquire Notes by means other than a redemption or a repurchase pursuant to Section 8 below, whether by tender offer, open market purchases, negotiated transactions or otherwise.

Section 7. Selection of Notes for Redemption; Notice of Redemption

If less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee pro rata or by lot; provided that, in the case of Notes represented by one or more Global Notes, interests in such Global Notes will be selected for redemption by the Depositary in accordance with its applicable procedures therefor.

Notes shall be redeemed in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof; provided that the remaining principal amount of any Note redeemed in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. Notice of any redemption will be given as provided in the Indenture at least 10 but not more than 60 days before the applicable Redemption Date to each Holder of Notes to be redeemed.

On and after a Redemption Date (or, if the Company has delayed such Redemption Date as provided in the Indenture, on and after the applicable delayed Redemption Date, as the case may be), interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Company has deposited with a Paying Agent (or, if the Company or a Domestic Subsidiary is the Paying Agent, the Company or such Domestic Subsidiary has segregated and holds in trust), on or before such Redemption Date (or delayed Redemption Date, as applicable), funds in an amount sufficient to pay the redemption price of the Notes or portions thereof called for redemption on such Redemption Date (or delayed Redemption Date, as applicable), other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation, and accrued and unpaid interest, if any, thereon to, but excluding, such Redemption Date (or delayed Redemption Date, as applicable) (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date (or delayed Redemption Date, as applicable)), and the only remaining right of the Holders of the Notes or portions thereof called for redemption will be to receive payment of the redemption price and such accrued and unpaid interest, if any, upon surrender of the Notes to be redeemed to the Paying Agent.

Section 8. Repurchase of Notes at the Option of Holders upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right (unless the Company has exercised its right to redeem all of the Notes then outstanding pursuant to Section 5 above by sending (or causing the Trustee to send) a notice of redemption as provided in Article 3 of the Indenture) to require that the Company purchase all or a portion of such Holder’s Notes pursuant to a Change of Control Offer at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the applicable Change of Control Payment Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to the Change of Control Payment Date).

Interest on Notes (or portions thereof) validly tendered and not withdrawn pursuant to a Change of Control Offer will cease to accrue on and after the applicable Change of Control Payment Date (unless the Company shall default in the payment of the Change of Control Purchase Price of the Notes).

Section 9. Guarantees

In the event that one or more Guarantors shall guarantee payment of the Notes as provided in Article 10 of the Indenture, the payment of the principal of, and premium, if any, and interest on, the Notes will be unconditionally and irrevocably guaranteed, jointly and severally, by such Guarantors on the terms, to the extent and subject to the conditions and limitations set forth in the Indenture, including provisions for the release and termination of such Guarantees and the obligations of each Guarantor from its obligations under its Guarantee of the Notes and the Indenture.

Section 10. Denominations; Transfer; Exchange

The Notes are issued in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged for an equal principal amount of Notes of other authorized denominations as requested by the Holder if the Registrar’s or co-Registrar’s requirements and the requirements under the Indenture (including, if applicable, Appendix A of the Indenture) for such transaction are met. The Company, the Registrar, any co-Registrar and the Trustee may also require a Holder to furnish endorsements and transfer documents as any of them may reasonably request in connection with the registration of transfer or exchange of Notes in addition to any documents that are required or may be required as provided in the Indenture (including, without limitation, Appendix A thereto), and the Company, the Registrar, any co-Registrar and the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. The Registrar or any co-Registrar shall not be required to register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the mailing (or, if not mailed, other transmittal) of a notice of redemption of Notes and ending at the close of business on the day of such mailing (or other transmittal), (ii) selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Note being redeemed in part, (iii) between a Record Date and the next succeeding Interest Payment Date, or (iv) tendered for repurchase pursuant to a Change of Control Offer and not validly withdrawn.

Section 11. Persons Deemed Owners

Subject to the provisions of the Indenture and to the fullest extent permitted by applicable law, the Holder of a Note may be treated as the absolute owner thereof for all purposes.

Section 12. Unclaimed Money

Subject to any applicable abandoned property law, if money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company as a general creditor and not to the Trustee or Paying Agent for payment.

Section 13. Discharge, Legal Defeasance and Covenant Defeasance; Covenant Termination

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be. Subject to certain conditions, certain of the Company’s covenants and obligations under the Indenture may be permanently terminated. Upon any such termination, any Guarantees of the Notes, and the obligations of any Guarantors under the Indenture and their Guarantees, will also be terminated.

Section 14. Amendment, Waiver, Deemed Consents, Releases

The Indenture, the Notes and any Guarantees or any other guarantees thereof may be modified, amended or supplemented as provided in the Indenture, and compliance with any provision of the Indenture, the Notes or the Guarantees or any other guarantees thereof may be waived, as provided in the Indenture. Any modification, amendment, supplement or waiver shall be conclusive and binding on all present and future Holders of Notes, whether or not notation of such modification, amendment, supplement or waiver is made upon the Notes.

Section 15. Defaults and Remedies

If an Event of Default (other than an Event of Default resulting from certain events of bankruptcy or insolvency relating to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest on all of the outstanding Notes to be due and payable by notice in writing to the Company as provided in the Indenture. If an Event of Default resulting from certain events of bankruptcy or insolvency relating to the Company occurs and is continuing, then all principal of, and accrued and unpaid interest on, all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and cancel any such acceleration and its consequences on the terms and subject to the conditions provided in the Indenture, and an acceleration of the Notes may, under certain limited circumstances provided for in the Indenture, also be automatically rescinded and cancelled.

Section 16. Individual Rights of Trustee

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 of the Indenture.

Section 17. No Recourse Against Others

A director, officer, employee, incorporator, stockholder, partner or member of, or owner of an equity interest in, the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note shall be deemed to have waived and released all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

Section 18. Successors

Subject to certain exceptions set forth in the Indenture, when a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

Section 19. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Note.

Section 20. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

Section 21.      Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

Section 22.      CUSIP and ISIN Numbers.

The Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices to Holders as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

___________________________________________________________

Date: ________________ Your Signature(s):_______________________

___________________________________________________________
Sign exactly as your name(s) appear(s) on the face of this Note.

Signature Guarantee:__________________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[    ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 (Change of Control Triggering Event) of the Indenture, check this box: 0

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 of the Indenture, state the principal amount of this Note you elect to have purchased (if no amount is specified below it means you are electing to have this Note purchased by the Company in its entirety):

$ __________________*

Date: __________________ Your Signature(s): __________________
(Sign exactly as your name(s) appear(s) on the face of this Note)

Signature Guarantee:________________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

*Must be $2,000 or an integral multiple of $1,000 in excess thereof; provided that the unpurchased portion of a Note must be a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of                       among [GUARANTOR] (the “New Guarantor”), a subsidiary of Starwood Property Trust, Inc. [or name of its successor], a Maryland corporation (the “Company”), [the Guarantors (the “Existing Guarantors”) under the Indenture referred to below as of the date hereto,] and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of July 14, 2021 (as amended or supplemented from time to time, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 3.625% Senior Notes due 2026 (the “Notes”);

WHEREAS Section 4.10 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee the payment of the Notes on the terms and conditions set forth in the Indenture; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee[, the Existing Guarantors] and the Company are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company[, the Existing Guarantors] and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Agreement to Guarantee. The New Guarantor hereby agrees to be a Guarantor under the Indenture and, jointly and severally with all other Guarantors (if any), to unconditionally guarantee the due and punctual payment of the Guarantee Obligations (as defined in the Indenture) on the terms and subject to the conditions and limitations set forth in Article 10 of the Indenture and to be bound by (and the New Guarantor shall be entitled to the benefits of) all other provisions of the Indenture applicable to a Guarantor, including, without limitation, provisions of the Indenture providing for the release and termination of the New Guarantor’s obligations under its Guarantee of the Notes and the Indenture.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture and shall not be responsible for the recitals contained herein, all which recitals are made solely by the other parties hereto.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

6. Effect of Headings. The Section headings herein are for convenience only, are not intended to be considered a part hereof, shall not modify or restrict any of the terms or provisions hereof and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

STARWOOD PROPERTY TRUST, INC.

By:
Name:
Title:

[NEW GUARANTOR]

By:
Name:
Title:

[NAMES OF EXISTING GUARANTORS]

[By:	]
[Name: ]
[Title: ]

THE BANK OF NEW YORK MELLON, as trustee

By:
Name:
Title:

EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

The Bank of New York Mellon
240 Greenwich Street, Floor 7E
New York, New York 10286
Attention: Corporate Trust Administration

Re: Starwood Property Trust, Inc.
$[   ] 3.625% Notes due 2026 (the “Notes”)

Reference is hereby made to the Indenture dated as of July 14, 2021 between Starwood Property Trust, Inc. (the “Company”) and The Bank of New York Mellon, as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[ ] aggregate principal amount of Notes represented by a beneficial interest in a Rule 144A Global Note (CUSIP No. 85571BAU9 / ISIN No. US85571BAU98) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”).  The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Regulation S Global Note (CUSIP No. U85656AF0 / ISIN No. USU85656AF04) to be held by [[Euroclear] [Clearstream] through DTC.

In connection with such request and in respect of such Notes, the Transferor hereby certifies that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor hereby represents, covenants or agrees as follows:

(1) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S);

(2) either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (i) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (ii) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S;

(3) no directed selling efforts (as defined in Regulation S) have been or will be made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable;

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(4) if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Notes covered by this Certificate, then the requirements of Rule 904(b)(1) of Regulation S have been satisfied;

(5) the transfer or exchange, as applicable, is not being made to a U.S. Person or for the account or benefit of a U.S. Person;

(6) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(7) upon completion of the transfer or exchange, as applicable, the beneficial interest being exchanged or transferred as described above will be held with DTC through Euroclear or Clearstream or both.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE FOR THE TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

The Bank of New York Mellon
240 Greenwich Street, Floor 7E
New York, New York 10286
Attention: Corporate Trust Administration

Re: Starwood Property Trust, Inc.
$[    ] 3.625% Notes due 2026 (the “Notes”)

Reference is hereby made to the Indenture dated as of July 14, 2021 between Starwood Property Trust, Inc. (the “Company”) and The Bank of New York Mellon, as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[ ] aggregate principal amount of Notes represented by a beneficial interest in a Rule 144A Global Note (CUSIP No. 85571BAU9 / ISIN No. US85571BAU98) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”).  The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Regulation S Global Note (CUSIP No. U85656AF0 / ISIN No. USU85656AF04) to be held by [[Euroclear] [Clearstream] through] DTC.

In connection with such request and in respect of such Notes, the Transferor hereby certifies that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with either (1) Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), or (2) Rule 144 under the Securities Act, and accordingly the Transferor hereby represents, covenants or agrees as follows:

(1) with respect to transfers and exchanges made in reliance on Regulation S (including any such transfers and exchanges made after the U.S. Resale Restriction Termination Date):

(A)            the offer of such Notes was not made to a Person in the United States (as defined in Regulation S);

(B)             either: (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through (i) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (ii) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S;

D-1

(C)             no directed selling efforts (as defined in Regulation S) have been or will be made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; and

(D)             the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(2) with respect to transfers and exchanges made after the U.S. Resale Restriction Termination Date: such Notes are being transferred in a transaction permitted by, and in compliance with, Rule 144 under the Securities Act and the Transferor is contemporaneously delivering the legal opinion required pursuant to Sections 2.2(b) and 2.2(d)(v) of Appendix A to the Indenture in connection with such transfer or exchange, as applicable.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF TRANSFER CERTIFICATE
FOR TRANSFER OR EXCHANGE FROM REGULATION S GLOBAL NOTE
TO RULE 144A GLOBAL NOTE PRIOR TO THE
EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

The Bank of New York Mellon
240 Greenwich Street, Floor 7E
New York, New York 10286
Attention: Corporate Trust Administration

Re: Starwood Property Trust, Inc.
$[     ] 3.625% Notes due 2026 (the “Notes”)

Reference is hereby made to the Indenture dated as of July 14, 2021 between Starwood Property Trust, Inc. (the “Company”) and The Bank of New York Mellon, as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[  ] aggregate principal amount of Notes represented by a beneficial interest in a Regulation S Global Note (CUSIP No. U85656AF0 / ISIN No. USU85656AF04) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”).  The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Rule 144A Global Note (CUSIP No. 85571BAU9 / ISIN No. US85571BAU98) to be held by through DTC.

In connection with such request, and in respect of such Notes, the Transferor hereby certifies that such transfer or exchange, as applicable, is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is acquiring such Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A to whom notice has been given that such transfer or exchange, as applicable, is being made pursuant to Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.  The Transferor does further certify that it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer or exchange, as applicable.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

E-1

[TRANSFEROR]

By:
Name:
Title:

Dated:

E-2

EXHIBIT F

FORM OF TRANSFER CERTIFICATE FOR OTHER TRANSFERS AND EXCHANGES

The Bank of New York Mellon
240 Greenwich Street, Floor 7E
New York, New York 10286
Attention: Corporate Trust Administration

Re: Starwood Property Trust, Inc.
$[       ] 3.625% Notes due 2026 (the “Notes”)

Reference is hereby made to the Indenture dated as of July 14, 2021 between Starwood Property Trust, Inc. (the “Company”) and The Bank of New York Mellon, as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[     ] aggregate principal amount of Notes represented by [a Certificated Note, with serial no. [      ], held by[TRANSFEROR] (the “Transferor”)][a beneficial interest in a Rule 144A Global Note (CUSIP No. 85571BAU9 / ISIN No. US85571BAU98) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”)][a beneficial interest in a Regulation S Global Note (CUSIP No. U85656AF0 / ISIN No. USU85656AF04) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”)].  The Transferor has requested a transfer or an exchange of the foregoing principal amount of [such Note to [TRANSFEREE][its beneficial interest for an interest in an Unrestricted Global Note (CUSIP No. [____________] / ISIN No. [____________]) to be held through DTC].

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture (including Appendix A thereto), and accordingly the Transferor does hereby represents, covenants or agrees as follows:

CHECK ONE BOX BELOW

(1)	☐	such Notes are being transferred to the Company or a Subsidiary of the Company; or

(2)	☐	such Notes are being transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	such Notes are being transferred or exchanged, as applicable, pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act, to a transferee that the Transferor reasonably believes is acquiring such Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A to whom notice has been given that such transfer is being made pursuant to Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The Transferor does further certify that it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer; or

F-1

(4)	☐	[Regulation S Transfers prior to the expiration of the Distribution Compliance Period] such Notes are being transferred or exchanged, as applicable, pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S (“Regulation S”) under the Securities Act, and (i) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S); (ii) either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (x) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (y) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S; (iii) no directed selling efforts (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; (iv) if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Notes covered by this Certificate, then the requirements of Rule 904(b)(1) of Regulation S have been satisfied; (v) the transfer or exchange, as applicable, is not being made to a U.S. Person or for the account or benefit of a U.S. Person; (vi) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (vii) if such Notes are being transferred or exchanged, as applicable, for interests in a Regulation S Global Note, upon completion of the transfer or exchange, the beneficial interest being exchanged or transferred as described above will be held with DTC through Euroclear or Clearstream or both; or

(5)	☐	[Regulation S Transfers after the expiration of the Distribution Compliance Period] such Notes are being transferred or exchanged, as applicable, pursuant to and in accordance with Regulation S, and (i) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S); (ii) either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (x) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (y) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S; (iii) no directed selling efforts (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; and (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(6)	☐	such Notes are being transferred or exchanged, as applicable, pursuant to Rule 144 under the Securities Act of 1933 or another available exemption from registration under the Securities Act of 1933 and the Transferor is contemporaneously delivering the legal opinion required pursuant to Section 2.2(b) and/or Section 2.2(d)(v) of Appendix A to the Indenture in connection with such transfer.

F-2

Unless one of the boxes is checked, the Registrar or co-Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (6) is checked, the Transferor shall be required to deliver to the Registrar or co-Registrar the legal opinion referred to in Section 2.2(b) of Appendix A to the Indenture; and provided, further, that in any such case the Transferor may be required to deliver such additional certifications, legal opinions and other information as may be required by the Company to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and applicable state or other securities laws.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

By:
Name:
Title:

Dated:

F-3